Exhibit 4.4.11
CHESAPEAKE FUNDING LLC,
as Issuer,
PHH VEHICLE MANAGEMENT SERVICES, LLC,
as Administrator,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
CERTAIN NON-CONDUIT PURCHASERS,
CERTAIN CP CONDUIT PURCHASER GROUPS,
FUNDING AGENTS FOR THE CP CONDUIT PURCHASER GROUPS,
CERTAIN CLASS B NOTE PURCHASERS
and
THE BANK OF NEW YORK MELLON,
as Indenture Trustee
SERIES 2010-1 INDENTURE SUPPLEMENT
dated as of June 1, 2010
to
AMENDED AND RESTATED BASE INDENTURE
dated as of December 17, 2008

i

Page

SECTION 12.17. Limited Recourse	105

SECTION 12.18. Waiver of Setoff	105

SECTION 12.19. Conflict of Instructions	105

SECTION 12.20. JPMorgan Chase Conflict Waiver	105

SECTION 12.21. Confidential Information.	106

SCHEDULES
Schedule I:	List of Purchaser Groups
Schedule II:	List of Class B Note Purchasers

EXHIBITS
Exhibit A:	Form of Class A Investor Note
Exhibit B:	Form of Class B Investor Note
Exhibit C:	Increase Notice
Exhibit D:	Form of Lease Rate Cap
Exhibit E:	Monthly Settlement Statement
Exhibit F:	Form of Agreed Upon Procedures — Lease Data File
Exhibit G:	Form of Agreement Upon Procedures — Characteristics of Leases
Exhibit H:	UCC Certificate
Exhibit I:	Form of Transfer Supplement
Exhibit J:	Form of Purchaser Group Supplement
Exhibit K:	Form of Class B Note Transfer Supplement

          SERIES 2010-1 INDENTURE SUPPLEMENT, dated as of June 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, this “Indenture Supplement”) among CHESAPEAKE FUNDING LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”), PHH VEHICLE MANAGEMENT SERVICES, LLC (“VMS”), as administrator (in such capacity, the “Administrator”), the NON-CONDUIT PURCHASERS from time to time parties hereto, the CP CONDUIT PURCHASER GROUPS from time to time parties hereto, the FUNDING AGENTS for the CP Conduit Purchaser Groups from time to time parties hereto, JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the Purchaser Groups (the “Administrative Agent”), the several purchasers of the Class B Investor Notes listed on Schedule II and their respective permitted successors and assigns pursuant to Section 12.10(g) (the “Class B Note Purchasers”; each, individually, a “Class B Note Purchaser”) and THE BANK OF NEW YORK MELLON, in its capacity as Indenture Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Indenture Trustee”), to the Amended and Restated Base Indenture, dated as of December 17, 2008, between the Issuer and the Indenture Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes, the “Base Indenture”).
PRELIMINARY STATEMENT
          WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Investor Notes.
          NOW, THEREFORE, the parties hereto agree as follows:
DESIGNATION
          There is hereby created a Series of Investor Notes issued pursuant to the Base Indenture and this Indenture Supplement and such Series of Investor Notes shall be designated generally as Floating Rate Asset Backed Investor Notes, Series 2010-1.
          The Series 2010-1 Investor Notes shall be issued in two classes: the first of which shall be designated as Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A, and referred to herein as the Class A Investor Notes, and the second of which shall be designated as the Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B, and referred to herein as the Class B Investor Notes. The Class A Investor Notes and the Class B Investor Notes are referred to herein collectively as the “Series 2010-1 Investor Notes.”
          The proceeds from the initial sale of the Series 2010-1 Investor Notes and from any Increase (as defined herein) shall be deposited in the Series 2010-1 Collection Subaccount and shall be used by the Issuer to fund the Loans to Holdings under the Loan Agreement and the prepayment of the Invested Amounts of other Series of Investor Notes.

I-1

ARTICLE 1
DEFINITIONS
          (a) All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Indenture Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2010-1 Investor Notes and not to any other Series of Investor Notes issued by the Issuer.
          (b) The following words and phrases shall have the following meanings with respect to the Series 2010-1 Investor Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:
     “Acquiring APA Bank” is defined in Section 12.10(c).
     “Acquiring Class B Note Purchaser” is defined in Section 12.10(g).
     “Acquiring Purchaser Group” is defined in Section 12.10(e).
     “Adjusted LIBO Rate” means, with respect to each day during each Eurodollar Period pertaining to a portion of the Purchaser Group Invested Amount with respect to any CP Conduit Purchaser Group allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for such Eurodollar Period multiplied by the Statutory Reserve Rate.
     “Administrative Agent” is defined in the preamble hereto.
     “Affected Party” means any Non-Conduit Purchaser, any CP Conduit Purchaser and any Program Support Provider with respect to any CP Conduit Purchaser.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for a period of thirty days at 11:00 A.M., London time, on such day (or, if no such rate is shown for such day, such rate shown for the immediately preceding day for which such rate is shown) multiplied by the Statutory Reserve Rate plus 1%. Any change in the Alternate Base Rate due to a change in any such rate shall be effective from and including the effective day of such change in rate.
     “Amortization Event” is defined in Article 4.

     “APA Bank” means, with respect to a CP Conduit Purchaser, each bank set forth opposite the name of such CP Conduit Purchaser on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Indenture Supplement and any assignee thereof, to the extent such assignee has assumed all or a portion of the Commitment of an APA Bank pursuant to a Transfer Supplement entered into in accordance with Section 12.10(c).
     “APA Bank Funded Amount” means, with respect to any CP Conduit Purchaser Group for any day, the excess, if any, of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group over the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group for such day.
     “APA Bank Participants” is defined in Section 12.10(d).
     “APA Bank Percentage” means, with respect to any APA Bank, the percentage set forth opposite the name of such APA Bank on Schedule I or in the Transfer Supplement or the Purchaser Group Supplement pursuant to which such APA Bank became a party to this Indenture Supplement.
     “Applicable Law” means all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.
     “Applicable Margin” is defined in the Fee Letter.
     “Article 7 Costs” means any amounts due pursuant to Article 7.
     “Asset Purchase Agreement” means, with respect to any CP Conduit Purchaser, the asset purchase agreement, liquidity agreement or other agreement among such CP Conduit Purchaser, the Funding Agent with respect to such CP Conduit Purchaser and the APA Bank(s) with respect to such CP Conduit Purchaser, as amended, modified or supplemented from time to time.
     “Available APA Bank Funding Amount” means, with respect to any CP Conduit Purchaser Group for any Business Day, the sum of (i) the portion of such CP Conduit Purchaser Group’s Commitment Percentage of the Class A Initial Invested Amount not to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2010-1 Initial Funding Date, (ii) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group not allocated to a Eurodollar Tranche on such Business Day, (iii) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day and (iv) the portion of the Purchaser Group Increase Amount with respect to such CP Conduit Purchaser Group for such Business Day not to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper; provided, however, that the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group shall not include any portion thereof accruing interest at the sole discretion of the CP Conduit Purchaser in such CP Conduit Purchaser Group at a rate per annum equal to the LIBO Rate with respect to such day plus the Program Fee Rate with respect to such CP Conduit Purchaser Group.
     “Available CP Funding Amount” means, with respect to any CP Conduit Purchaser Group for any Business Day, the sum of (i) the portion of such CP Conduit Purchaser Group’s Commitment Percentage of the Class A Initial Invested Amount to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper if such Business Day is the Series 2010-1 Initial Funding Date, (ii) the portion of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group allocated to any CP Tranche, the CP Rate Period in respect of which expires on such Business Day and (iii) the portion of the Purchaser Group Increase Amount with respect to such CP Conduit Purchaser Group for such Business Day to be funded by such CP Conduit Purchaser Group by issuing Commercial Paper.
     “Benefitted Purchaser Group” is defined in Section 12.12(a).
     “Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “Calculation Agent” means The Bank of New York Mellon, in its capacity as calculation agent with respect to the Class B Note Rates.
     “Capital Lease” means as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with generally accepted accounting principles as in effect on the date hereof, is or should be accounted for as a capital lease on the balance sheet of that Person.
     “Car” means an automobile or a Light-Duty Truck.
     “Change in Control” means either (a) any of VMS, Holdings or the Issuer ceases to be a wholly-owned Subsidiary of PHH or (b)(i) the acquisition by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on January 1, 2006), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of PHH on a fully diluted basis at any time or (ii) if at any time, individuals who on January 1, 2006 constituted the Board of Directors of PHH (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of PHH, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on January 1, 2006 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of PHH then in office.
     “Charge-Off Ratio” means, for any specified Settlement Date, twelve times the quotient, expressed as a percentage, of (a) Aggregate Net Lease Losses for the preceding Monthly Period, divided by (b) the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.

     “Class A Additional Interest” is defined in Section 5A.3(c).
     “Class A Contingent Monthly Funding Costs” means, with respect to:
     (a) any CP Conduit Purchaser Group, the sum of:
     (i) with respect to any Series 2010-1 Interest Period, the excess, if any, of (A) the amount calculated for such Series 2010-1 Interest Period pursuant to clause (a)(i) of the definition of Class A Monthly Funding Costs with respect to such CP Conduit Purchaser Group over (B) an amount equal to the sum of the product for each day during such Series 2010-1 Interest Period of (I) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on such day and (II) a rate per annum equal to the sum of (x) the ABS CP Index on such day and (y) 1.00% divided by (III) 360; and
     (ii) with respect to any Series 2010-1 Interest Period, the excess, if any, of (i) the amount calculated for such Series 2010-1 Interest Period pursuant to clause (a)(ii) of the definition of Class A Monthly Funding Costs or the proviso at the end of said definition with respect to such CP Conduit Purchaser Group over (ii) an amount equal to the sum of the product for each day during such Series 2010-1 Interest Period of (A) the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group on such day and (B) a rate per annum equal to the sum of (x) One-Month LIBOR for such Series 2010-1 Interest Period and (y) the Applicable Margin on such day divided by (C) 360; and
     (b) any Non-Conduit Purchaser Group, with respect to any Series 2010-1 Interest Period, the excess, if any, of the amount calculated for such Series 2010-1 Interest Period pursuant to clause (b) of the definition of Class A Monthly Funding Costs or the proviso at the end of said definition with respect to such Non-Conduit Purchaser Group over (ii) an amount equal to the sum of the product for each day during such Series 2010-1 Interest Period of (A) the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group on such day and (B) a rate per annum equal to the sum of (x) One-Month LIBOR for such Series 2010-1 Interest Period and (y) the Applicable Margin on such day divided by (C) 360.
     “Class A Contingent Monthly Funding Costs Shortfall” is defined in Section 5A.3(c).
     “Class A Contingent Monthly Interest Payment” is defined in Section 5A.4(c)(xiii).
     “Class A Initial Invested Amount” is defined in Section 2.3(a).

     “Class A Invested Amount” means, on any date of determination, the sum of the Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date.
     “Class A Investor Noteholder” means the Person in whose name a Class A Investor Note is registered in the Note Register.
     “Class A Investor Notes” means any one of the Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     “Class A Maximum Invested Amount” means, on any date of determination, the sum of the Class A Maximum Purchaser Group Invested Amounts with respect to each of the Purchaser Groups on such date. The Class A Maximum Invested Amount shall be reduced by the Class A Maximum Purchaser Group Invested Amount of each Non-Extending Purchaser Group on the Scheduled Expiry Date with respect to such Purchaser Group.
     “Class A Maximum Purchaser Group Invested Amount” means, with respect to (a) any CP Conduit Purchaser Group, the amount set forth opposite the name of the CP Conduit Purchaser included in such CP Conduit Purchaser Group on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser Group became a party to this Indenture Supplement or (b) any Non-Conduit Purchaser Group, the amount set forth opposite the name of such Non-Conduit Purchaser Group on Schedule I or in the Purchaser Group Supplement pursuant to which such Non-Conduit Purchaser Group became a party to this Indenture Supplement, in each case, as such amount may be increased or reduced from time to time as provided in Section 2.6. The Class A Maximum Purchaser Group Invested Amount with respect to each Non-Extending Purchaser Group shall be reduced to zero on the Scheduled Expiry Date with respect to such Purchaser Group.
     “Class A Monthly Funding Costs” means, with respect to each Series 2010-1 Interest Period and:
     (a) any CP Conduit Purchaser Group, the sum of:
     (i) for each day during such Series 2010-1 Interest Period, (A) with respect to a Match Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser on such day or (B) with respect to a Pooled Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP

Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser;
plus
     (ii) for each day during such Series 2010-1 Interest Period, the sum of:
     (A) the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to the Floating Tranche with respect to such CP Conduit Purchaser Group on such day times (II) the Alternate Base Rate (or, in the sole discretion of the CP Conduit Purchaser in such CP Conduit Purchaser Group, at a rate per annum equal to the LIBO Rate with respect to such day plus the Program Fee Rate with respect to such CP Conduit Purchaser Group in effect on such day), divided by (III) 365 (or 366, as the case may be) (or, in the case of interest accruing at the LIBO Rate at the option of the CP Conduit Purchaser, 360) ;
     plus
     (B) the product of (I) the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to Eurodollar Tranches with respect to such CP Conduit Purchaser Group on such day times (B) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the Applicable Margin in effect on such day divided by (C) 360;
     plus
     (iii) for each day during such Series 2010-1 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group on such day times (B) the Program Fee Rate with respect to such CP Conduit Purchaser Group in effect on such day, divided by (C) 360; or
     (b) any Non-Conduit Purchaser Group, the sum for each day during such Series 2010-1 Interest Period of the product of (i) the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group on such day times (ii) the sum of (A) the LIBO Rate with respect to such day and (B) the Program Fee Rate with respect to such Non-Conduit Purchaser Group in effect on such day, divided by (C) 360; provided, however, that if any Change in Law shall make it unlawful for any Non-Conduit Purchaser Group to fund its Purchaser Group Invested Amount at the LIBO Rate and such Non-Conduit Purchaser Group shall have notified the Administrative Agent in writing thereof (and not subsequently notified the Administrative Agent such circumstances no longer exist), the amount for each day with respect to such Non-Conduit Purchaser Group will be calculated using the Alternate Base Rate on such day in clause (ii) hereof (rather than the sum of the LIBO Rate and the Program Fee Rate);
provided, however, that, after the occurrence and during the continuance of an Amortization Event, the amount for each day with respect to each Purchaser Group shall equal the product of (x) the Purchaser Group Invested Amount with respect to such Purchaser Group on such day times (y) the sum of (A) Alternate Base Rate on such day and (B) 4.05% divided by (z) 365 (or 366, as the case may be).
     “Class A Monthly Funding Costs Shortfall” means a Class A Senior Monthly Funding Costs Shortfall or a Class A Contingent Monthly Funding Costs Shortfall.
     “Class A Monthly Interest” is defined in Section 5A.3(a).
     “Class A Note Rate” means for any Series 2010-1 Interest Period, the interest rate equal to the product of (a) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Funding Costs with respect to each Purchaser Group for such Series 2010-1 Interest Period and the denominator of which is equal to the average daily Class A Invested Amount during such Series 2010-1 Interest Period and (b) a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Series 2010-1 Interest Period; provided, however, that the Class A Note Rate will in no event be higher than the maximum rate permitted by applicable law.
     “Class A Participants” means APA Bank Participants and Non-Conduit Purchaser Participants.
     “Class A Senior Monthly Funding Costs” means, with respect to each Series 2010-1 Interest Period and any Purchaser Group, the excess of (a) the Class A Monthly Funding Costs over (b) the Class A Contingent Monthly Funding Costs, in each case, with respect to such Series 2010-1 Interest Period and such Purchaser Group.
     “Class A Senior Monthly Funding Costs Shortfall” is defined in Section 5A.3(c).
     “Class A Senior Monthly Interest Payment” is defined in Section 5A.4(c)(iv).
     “Class B Additional Interest” is defined in Section 5A.3(c).
     “Class B Contingent Monthly Interest” means, with respect to any Series 2010-1 Interest Period, an amount equal to the excess, if any, of (a) Class B Monthly Interest with respect to such Series 2010-1 Interest Period over (b) an amount equal to the product of (i) the sum of (A) One-Month LIBOR for such Series 2010-1 Interest Period and (B) 2.00%, (ii) the Class B Invested Amount on the first day of such Series 2010-1 Interest Period, after giving effect to any principal payments made on such date, or, in the case of the initial Series 2010-1 Interest Period, the Class B Initial Invested Amount, and (iii) a fraction, the numerator of which is the number of days in such Series 2010-1 Interest Period and the denominator of which is 360.

     “Class B Contingent Monthly Interest Payment” is defined in Section 5A.3(c).
     “Class B Contingent Monthly Interest Shortfall” is defined in Section 5A.3(c).
     “Class B Initial Invested Amount” means the aggregate initial principal amount of the Class B Investor Notes, which is $32,967,033.
     “Class B Invested Amount” means, as of any date of determination, an amount equal to (a) the Class B Initial Invested Amount minus (b) the amount of principal payments made to Class B Investor Noteholders on or prior to such date.
     “Class B Investor Noteholder” means the Person in whose name a Class B Investor Note is registered in the Note Register.
     “Class B Investor Notes” means any one of the Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit B.
     “Class B Monthly Interest” means, with respect to any Series 2010-1 Interest Period, an amount equal to the product of (i) the Class B Note Rate for such Series 2010-1 Interest Period, (ii) the Class B Invested Amount on the first day of such Series 2010-1 Interest Period, after giving effect to any principal payments made on such date, or, in the case of the initial Series 2010-1 Interest Period, the Class B Initial Invested Amount, and (iii) a fraction, the numerator of which is the number of days in such Series 2010-1 Interest Period and the denominator of which is 360 (or, if the Class B Note Rate for such Series 2010-1 Interest Period is based on the Alternate Base Rate, 365 (or 366, as the case may be)).
     “Class B Monthly Interest Shortfall” means a Class B Senior Monthly Interest Shortfall or a Class B Contingent Monthly Interest Shortfall.
     “Class B Note Margin” means 2.00% per annum, as such amount may be increased or decreased in accordance with Section 12.7.
     “Class B Note Purchase Commitment” means, with respect to any Class B Note Purchaser, the amount set forth opposite the name of such Class B Note Purchaser on Schedule II.
     “Class B Note Purchaser” is defined in the preamble hereto.
     “Class B Note Rate” means, with respect to (a) the initial Series 2010-1 Interest Period, 2.35% per annum and (b) each Series 2010-1 Interest Period thereafter, a rate per annum equal to One-Month LIBOR for such Series 2010-1 Interest Period plus the Class B Note Margin; provided, however that, after the occurrence and during the continuance of an Amortization Event, the Class B Note Rate for each Series 2010-1 Interest Period (or portion thereof) will equal the sum of (i) the Alternate Base Rate on each day during such Series 2010-1 Interest Period (or portion thereof) and (ii) 4.05%.

     “Class B Participants” is defined in Section 12.10(g).
     “Class B Senior Monthly Interest” means, with respect to each Series 2010-1 Interest Period, the excess of (a) Class B Monthly Interest over (b) Class B Contingent Monthly Interest, in each case, with respect to such Series 2010-1 Interest Period.
     “Class B Senior Monthly Interest Payment” is defined in Section 5A.3(c).
     “Class B Senior Monthly Interest Shortfall” is defined in Section 5A.3(c).
     “Commercial Paper” means, with respect to any CP Conduit Purchaser, the promissory notes issued by, or for the benefit of, such CP Conduit Purchaser in the commercial paper market.
     “Commitment” means, with respect to (a) the APA Banks included in any CP Conduit Purchaser Group, the obligation of such APA Banks to purchase a Class A Investor Note on the Series 2010-1 Initial Funding Date and, thereafter, to maintain and, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group, in each case, in an amount up to the Class A Maximum Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group or (b) any Non-Conduit Purchaser Group, the obligation of the Related Non-Conduit Purchaser to purchase a Class A Investor Note on the Series 2010-1 Initial Funding Date and, thereafter, to maintain and, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group, in each case, in an amount up to the Class A Maximum Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group.
     “Commitment Fee” is defined in Section 2.7(e).
     “Commitment Fee Payment” is defined in Section 5A.4(c)(v).
     “Commitment Fee Rate” is defined in the Fee Letter.
     “Commitment Percentage” means, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which such Purchaser Group’s Class A Maximum Purchaser Group Invested Amount bears to the Class A Maximum Invested Amount on such date.
     “Conduit Assignee” means, with respect to any CP Conduit Purchaser, any commercial paper conduit administered by the Funding Agent with respect to such CP Conduit Purchaser and designated by such Funding Agent to accept an assignment from such CP Conduit Purchaser of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser pursuant to Section 12.10(b).
     “Consolidated Net Worth” means, at any date of determination, all amounts which would be included on a balance sheet of PHH and the Consolidated Subsidiaries under stockholders’ equity as of such date in accordance with generally accepted accounting principles as in effect on the date hereof.

     “Consolidated Subsidiaries” means all Subsidiaries that are required to be consolidated with PHH for financial reporting purposes in accordance with in accordance with generally accepted accounting principles as in effect on the date hereof.
     “CP Conduit Funded Amount” means, with respect to any CP Conduit Purchaser Group for any day, the portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group funded by such CP Conduit Purchaser Group by issuing Commercial Paper on such day.
     “CP Conduit Purchaser” means each commercial paper conduit listed on Schedule I or party to a Purchaser Group Supplement pursuant to which such commercial paper conduit became a party to this Indenture Supplement.
     “CP Conduit Purchaser Group” means, collectively, a CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser.
     “CP Rate Period” means, with respect to any CP Tranche, a period of days not to exceed 270 days commencing on a Business Day selected in accordance with Section 2.7(b); provided that (x) if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day and (y) during the Series 2010-1 Amortization Period, each CP Rate Period shall end on or prior to the next succeeding Payment Date.
     “CP Tranche” means, with respect to a Match Funding CP Conduit Purchaser, a portion of the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser for which the Class A Monthly Funding Costs with respect to such Match Funding CP Conduit Purchaser is calculated by reference to a particular Discount and a particular CP Rate Period.
     “Daily Principal Utilization Amount” means, for any Business Day, the sum of the following amounts to be withdrawn from the Series 2010-1 Principal Collection Subaccount pursuant to Section 5A.2(g) on such Business Day: (i) the amount of any Decrease to be applied to reduce the Class A Invested Amount pursuant to Section 2.5, (ii) the amount that the Issuer has elected to apply to reduce the principal amount of any Outstanding Series of Investor Notes (other than the Series 2010-1 Investor Notes) and (iii) the portion of the Loan to be made to Holdings on such Business Day pursuant to the Loan Agreement to be financed with the proceeds of the Series 2010-1 Investor Notes.
     “Decrease” is defined in Section 2.5(a).
     “Defaulting Purchaser Group” means (a) any CP Conduit Purchaser Group that includes an APA Bank that, as determined by the Administrative Agent, has (i) failed to fund any portion of an Increase Amount hereunder within three (3) Business Days of the date required to be funded by it hereunder, (ii) notified the Issuer or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder, (iii) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this

Indenture Supplement relating to its obligations to fund prospective Increase Amounts hereunder, (iv) otherwise failed to pay over to the Administrative Agent, its related Funding Agent or any Person included in the same CP Conduit Purchaser Group any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (v) (A) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or (B) has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or a receiver, conservator, trustee or custodian has been appointed for such parent company or (b) any Non-Conduit Purchaser Group the Non-Conduit Purchaser of which, as determined by the Administrative Agent, has (i) failed to fund any portion of an Increase Amount hereunder within three (3) Business Days of the date required to be funded by it hereunder, (ii) notified the Issuer or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder, (iii) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Indenture Supplement relating to its obligations to fund prospective Increase Amounts hereunder, (iv) otherwise failed to pay over to the Administrative Agent any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (v) (A) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or (B) has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or a receiver, conservator, trustee or custodian has been appointed for such parent company.
     “Deficiency” is defined in Section 5A.4(b).
     “Delinquency Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the immediately preceding Monthly Period divided by (b) the sum of (i) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period and (ii) the aggregate amount billed with respect to all Leases and all Fleet Receivables during the immediately preceding Monthly Period.
     “Discount” means, (a) with respect to any Match Funding CP Conduit Purchaser, the interest or discount component of the Commercial Paper issued by such Match Funding CP Conduit Purchaser to fund or maintain the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser, including an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain the CP Conduit Funded Amount with respect to such CP Conduit Purchaser that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest or discount component of maturing Commercial Paper issued to fund or maintain such CP Conduit Funded Amount, to the extent that such CP Conduit Purchaser has not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper, and including the portion of such interest or discount component constituting dealer or placement agent commissions and (b) with respect to any Pooled Funding CP Conduit Purchaser, the amount of interest or discount to accrue on or in respect of the Commercial Paper issued by such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent).
     “Effective Date” is defined in Section 9.1.
     “Eligible Assignee” means a financial institution having short-term debt ratings of at least A-1 from Standard & Poor’s and P-1 from Moody’s.
     “Equipment” means any Vehicle that is not a Car, a Forklift, a Heavy-Duty Truck, a Medium-Duty Truck, a Truck Body or a Trailer.
     “Eurodollar Period” means, with respect to any Eurodollar Tranche and any CP Conduit Purchaser Group:
     (a) initially, the period commencing on the Series 2010-1 Initial Funding Date, the Increase Date or a conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such CP Conduit Purchaser Group and which in no event will be less than 7 days); and
          (b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Funding Agent with respect to such CP Conduit Purchaser Group and which in no event will be less than 7 days);
provided that all Eurodollar Periods must end on the next Payment Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:
     (i) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day; and
     (ii) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.
     “Eurodollar Tranche” means, with respect to any CP Conduit Purchaser Group, a portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group allocated to a particular Eurodollar Period and an Adjusted LIBO Rate determined by reference thereto.
     “Excess Alternative Vehicle Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is not a Car allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is not a Car subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 31.50% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess Equipment Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is Equipment allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is Equipment subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 5.00% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess Forklift Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Forklift allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Forklift subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 2.00% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess Heavy-Duty Truck Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Heavy-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Heavy-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 7.50% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess High Lease Balance Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases having a Lease Balance in excess of $1,000,000 allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date over (b) an amount equal to 0.50% of the Aggregate Lease Balance as of such Settlement Date.
     “Excess Longer-Term Lease Amount” means, on any Settlement Date, an amount equal to the greater of (a) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 20.00% of the Aggregate Lease Balance as of such Settlement Date and (b) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 7.50% of the Aggregate Lease Balance as of such Settlement Date.
     “Excess Medium-Duty Truck Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Medium-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus

     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Medium-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 15.00% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess State Obligor Risk Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases the Obligor of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality thereof allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date over (b) an amount equal to 3.00% of the Aggregate Lease Balance as of such Settlement Date.
     “Excess Trailer Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Trailer allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Trailer subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
over (b) an amount equal to 3.00% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess Truck Amount” means, on any Settlement Date, an amount equal to the greater of (a) the sum of (i) the Excess Heavy-Duty Truck Amount on such Settlement Date and (ii) the Excess Medium-Duty Truck Amount on such Settlement Date and (b) an amount equal to the excess, if any, of (x) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Medium-Duty Truck or a Heavy-Duty Truck allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Medium-Duty Truck or a Heavy-Duty Truck subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;

over (y) an amount equal to 21.50% of the Aggregate Unit Balance as of such Settlement Date.
     “Excess Truck Body Amount” means, on any Settlement Date, an amount equal to the excess, if any, of (a) the sum of
     (i) the aggregate Lease Balance of all Eligible Leases the related Leased Vehicle of which is a Truck Body allocated to the Lease SUBI as of the last day of the Monthly Period immediately preceding such Settlement Date plus
     (ii) an amount equal to the aggregate for each Unit Vehicle which is a Truck Body subject to a Closed-End Lease allocated to the Lease SUBI as of the last day of such Monthly Period of the lesser of (A) the Stated Residual Value of such Unit Vehicle and (B) the Net Book Value of such Unit Vehicle as of the last day of such Monthly Period;
     over (b) an amount equal to 2.00% of the Aggregate Unit Balance as of such Settlement Date.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank, any Funding Agent, any Program Support Provider, any Class B Note Purchaser or any other recipient of any payment to be made by or on account of any obligation of the Issuer hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by any other Governmental Authority, in each case, as a result of a present or former connection between the United States of America or the jurisdiction of such Governmental Authority imposing such tax, as the case may be, and the Administrative Agent, such Non-Conduit Purchaser, such CP Conduit Purchaser, such APA Bank, such Funding Agent, such Program Support Provider, such Class B Note Purchaser or any other such recipient (except a connection arising solely from the Administrative Agent’s, such Non-Conduit Purchaser’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s, such Class B Note Purchaser’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2010-1 Investor Notes) and (b) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Issuer is located (except any such branch profits or similar tax imposed as a result of a connection with the United States of America or other jurisdiction as a result of a connection arising solely from the Administrative Agent’s, such Non-Conduit Purchaser’s, such CP Conduit Purchaser’s, such APA Bank’s, such Program Support Provider’s, such Class B Note Purchaser’s or such recipient’s having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 2010-1 Investor Notes).
     “Expiry Date” means, with respect to any Purchaser Group, the earlier of (a) the Scheduled Expiry Date with respect to such Purchaser Group and (b) the date on which an Amortization Event shall have been declared or automatically occurred.

     “Extending Purchaser Group” means a Purchaser Group other than a Non-Extending Purchaser Group.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the Fee Letter dated the date hereof executed by and between the Issuer, the Administrator, the Administrative Agent, the Funding Agent with respect to each CP Conduit Purchaser Group and each Non-Conduit Purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Final Maturity Date” means the Payment Date that occurs in the 125th month after the month in which the Series 2010-1 Amortization Period shall have commenced.
     “Finance Charge Rate” means the actual or implicit finance charge rate, exclusive of any management or administrative fee.
     “Financial Assets” is defined in Section 5A.13(b)(i).
     “Floating Tranche” means, with respect to any CP Conduit Purchaser Group, the portion of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group not allocated to a Eurodollar Tranche.
     “Forklift” means a high-lift, self-loading mobile vehicle, equipped with load carriage and forks, for transporting and tiering loads.
     “Funding Agent” means, with respect to each CP Conduit Purchaser and its CP Conduit Purchaser Group, the agent bank set forth opposite the name of such CP Conduit Purchaser on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Indenture Supplement.
     “Gross Vehicle Weight” means the maximum manufacturer recommended weight that the axles of a Truck or Tractor can carry including the weight of the Truck or Tractor.
     “Guaranty” means, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); provided that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with generally accepted accounting principles as in effect on the date hereof) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term “Guaranty” shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).
     “Heavy-Duty Truck” means a Truck or Tractor having a Gross Vehicle Weight of over 33,000 pounds.
     “Increase Amount” is defined in Section 2.3(a).
     “Increase Date” is defined in Section 2.3(a).
     “Increased Costs” means, for each Payment Date, the sum of (1) any Article 7 Costs due and payable on such Payment Date, (2) any other unpaid Program Costs due and payable on such Payment Date, (3) any amounts due and payable pursuant to Section 2.8 on such Payment Date and (4) the Increased Costs Carry Forward Amount for the preceding Payment Date.
     “Increased Costs Carry Forward Amount” means, for each Payment Date, the excess, if any, of (a) Increased Costs for such Payment Date over (b) the aggregate amount deposited in the Series 2010-1 Distribution Account on account of the Increased Costs for such Payment Date pursuant to Sections 5A.4(c)(xvii).
     “Increases” is defined in Section 2.3(a).
     “Indebtedness” means (i) all indebtedness, obligations and other liabilities of PHH and the Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of PHH and the Subsidiaries, other than (w) accounts payable, accrued expenses and derivatives transactions entered into in the ordinary course of business pursuant to hedging programs,

(x) advances from clients obtained in the ordinary course of the relocation management services business of PHH and the Subsidiaries, (y) current and deferred income taxes and other similar liabilities and (z) minority interest, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i) (but excluding reinsurance obligations of Atrium Insurance Corporation), the maximum aggregate amount of all liabilities of PHH or any of the Subsidiaries under any Guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than PHH or one of the Subsidiaries and (iii) all other obligations or liabilities of PHH or any of the Subsidiaries in relation to the discharge of the obligations of any Person other than PHH or one of the Subsidiaries.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indenture Supplement” has the meaning set forth in the preamble.
     “JPMorgan Chase” means JPMorgan Chase Bank, N.A., and its successors and assigns.
     “Lease Rate Cap Costs” means, for each Payment Date, any amounts owed by the Issuer to the Series 2010-1 Investor Noteholders pursuant to Section 5A.12(e) on such Payment Date.
     “Lease Rate Cap Event” means the failure on the part of the Issuer to have the Lease Rate Caps that it is required to have in accordance with Section 5A.12.
     “LIBO Rate” means, (a) with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for a period equal to such Eurodollar Period at 11:00 A.M., London time, on the second London Business Day prior to the commencement of such Eurodollar Period or (b) with respect to each day during a Series 2010-1 Interest Period, the rate per annum shown on the display designated as “LIBOR01” on the Reuters Money 3000 Service for a period equal to such Series 2010-1 Interest Period as of 11:00 A.M., London time, on such day, or if such day is not a London Business Day, on the immediately preceding London Business Day; provided that in the event no such rate is shown, the LIBO Rate shall be determined by reference to such other comparable available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent; provided further that in the event no such service is available, the LIBO Rate shall be a rate per annum at which dollar deposits are offered by the principal office of JPMorgan Chase in London, England to prime banks in the London interbank market at 11:00 A.M., London time, on the second London Business Day prior to the commencement of such Eurodollar Period for delivery on the first day of such Eurodollar Period and for a period equal to such Eurodollar Period.

     “LIBOR Determination Date” means, with respect to any Series 2010-1 Interest Period, the second London Business Day preceding the first day of such Series 2010-1 Interest Period.
     “Light-Duty Truck” means a Truck having a Gross Vehicle Weight of under 16,001 pounds.
     “London Business Day” means any day on which dealings in deposits in Dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.
     “Management Fee Yield” means, with respect to any Unit Lease for any Settlement Date, the product of (a) the percentage equivalent of a fraction, the numerator of which is equal to the fixed monthly management or administrative fee payable in respect of such Unit Lease, and the denominator of which is the Lease Balance of such Lease as of the last day of the immediately preceding Monthly Period and (b) 12.
     “Match Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is identified on Schedule I or in the Purchaser Group Supplement pursuant to which such CP Conduit Purchaser became a party to this Indenture Supplement as a Match Funding CP Conduit Purchaser and each CP Conduit Purchaser that, after the Series 2010-1 Closing Date, notifies the Issuer and the Administrative Agent in accordance with Section 2.7(d) in writing that it is funding its CP Conduit Funded Amount with Commercial Paper issued by it, or for its benefit, in specified CP Tranches selected in accordance with Sections 2.7(b) and (c) and that, in each case, has not subsequently notified the Issuer and the Administrative Agent in writing that the Issuer will no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser.
     “Medium-Duty Truck” means a Truck or Tractor having a Gross Vehicle Weight of between 16,001 pounds and 33,000 pounds.
     “Monthly Principal Payment” is defined in Section 5A.6.
     “New York UCC” is defined in Section 5A.13(b)(i).
     “Non-Conduit Purchaser” mean each financial institution or other entity (other than a commercial paper conduit) listed on Schedule I or party to a Purchaser Group Supplement pursuant to which such financial institution or entity became a party to this Indenture Supplement.
     “Non- Conduit Purchaser Group” means a Non-Conduit Purchaser.
     “Non-Conduit Purchaser Participants” is defined in Section 12.10(f).
     “Non-Extending Purchaser Group” means any Purchaser Group who shall not have agreed to an extension of its Scheduled Expiry Date pursuant to Section 2.6(b).

     “One-Month LIBOR” means, for each Series 2010-1 Interest Period thereafter, the rate per annum determined on the related LIBOR Determination Date by the Calculation Agent to be the rate for Dollar deposits having a maturity equal to one month that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 A.M., London time, on such LIBOR Determination Date; provided, however, that if such rate does not appear on the Bloomberg Screen BTMM Page, One-Month LIBOR will mean, for such Series 2010-1 Interest Period, the rate per annum equal to the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by the Reference Banks to the Calculation Agent as the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month; provided, further, that if fewer than two quotations are provided as requested by the Reference Banks, “One-Month LIBOR” for such Series 2010-1 Interest Period will mean the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by major banks in New York, New York selected by the Calculation Agent, at approximately 10:00 A.M., New York City time, on the first day of such Series 2010-1 Interest Period for loans in Dollars to leading European banks for a period equal to one month; provided, finally, that if no such quotes are provided, “One-Month LIBOR” for such Series 2010-1 Interest Period will mean One-Month LIBOR as in effect with respect to the preceding Series 2010-1 Interest Period.
     “Optional Termination Date” is defined in Section 2.5(b).
     “Optional Termination Notice” is defined in Section 2.5(b).
     “Other Taxes” means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.
     “Outstanding” means, with respect to the Series 2010-1 Investor Notes, the Series 2010-1 Invested Amount shall not have been reduced to zero and all accrued interest and other amounts owing on the Series 2010-1 Investor Notes and to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers, the APA Banks, the Non-Conduit Purchasers and the Class B Note Purchasers hereunder shall not have been paid in full.
     “Overconcentration Amount” means, on any Settlement Date, an amount equal to the greatest of (a) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligor having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI is a party as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 4.75% of the Aggregate Lease Balance as of such Settlement Date; provided, however that if the long-term debt obligations of such Obligor are not rated at least “Baa3” by Moody’s and at least “BBB-” by Standard & Poor’s as of such Settlement Date, the amount in this clause (ii) shall equal 3.75% of the Aggregate Lease Balance as of such Settlement Date, (b) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the two largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI are a party as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 8.50% of the Aggregate Lease Balance as of such Settlement Date; provided, however that if the long-term debt obligations of the Obligor having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI are not rated at least “Baa3” by Moody’s and at least “BBB-” by Standard & Poor’s as of such Settlement Date, the amount in this clause (ii) shall equal 7.50% of the Aggregate Lease Balance as of such Settlement Date, (c) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the four largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI are a party as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 17.50% of the Aggregate Lease Balance as of such Settlement Date, (d) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI are a party as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 18.75% of the Aggregate Lease Balance as of such Settlement Date and (e) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI are a party as of the last day of the Monthly Period immediately preceding such Settlement Date over (ii) an amount equal to 30.00% of the Aggregate Lease Balance as of such Settlement Date.
     “Paid-In Advance Loss Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the excess, if any, of (i) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period over (ii) all Paid-In Advance Proceeds received by the Servicer during the preceding Monthly Period for all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during such Monthly Period and all prior Monthly Periods divided by (b) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.
     “Paydown Period” means any period from and including the Expiry Date with respect to any Purchaser Group to but excluding the earlier of (a) the date on which the Purchaser Group Invested Amount with respect to such Purchaser Group shall have been reduced to zero and (b) the commencement of the Series 2010-1 Amortization Period.
     “Payment Date” means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing July 7, 2010.
     “PHH Credit Agreement” means the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among PHH, PHH Vehicle Management Services Inc., the lenders referred to therein, Citicorp USA, Inc. as syndication agent, The Bank of Nova Scotia and Wachovia Bank, National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, as amended, restated, modified, supplemented or waived from time to time in accordance with its terms and as renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Pooled Funding CP Conduit Purchaser” means each CP Conduit Purchaser that is not a Match Funding CP Conduit Purchaser.
     “Prepayment Date” is defined in Article 5.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Principal Overpayment Amount” means, for each Settlement Date, the excess, if any, of (a) the aggregate amount withdrawn from the Series 2010-1 General Collection Subaccount and deposited in the Series 2010-1 Principal Collection Subaccount pursuant to Section 5A.2(f) during the immediately preceding Monthly Period over (b) the Series 2010-1 Principal Payment Amount for such Settlement Date.
     “Program Fee Rate” is defined in the Fee Letter.
     “Program Costs” shall mean the sum of (i) all expenses, indemnities and other amounts due and payable to the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Funding Agents, the Program Support Providers and the APA Banks under the Indenture or this Indenture Supplement (including, without limitation, any Article 7 Costs) and (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Issuer (other than fees and expenses payable on or in connection with the closing of the issuance of Series 2010-1 or any other Series) and (B) a fraction, the numerator of which is the sum of the Class A Maximum Invested Amount and the Class B Invested Amount and the denominator of which is the sum of (x) the aggregate commitment amounts on such Business Day (in respect of any variable funding notes of any other Outstanding Series), (y) the sum of the Class A Maximum Invested Amount and the Class B Invested Amount plus (z) the aggregate Invested Amounts of all other Outstanding Series (other than variable funding notes).
     “Program Support Provider” means, with respect to any CP Conduit Purchaser, (i) the APA Bank with respect to such CP Conduit Purchaser, (ii) any other or additional Person now or hereafter providing liquidity or extending credit, or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, such CP Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such CP Conduit Purchaser’s securitization program, (iii) any agent, administrator or manager of such CP Conduit Purchaser or (iv) any bank holding company in respect of any of the foregoing.

     “Pro Rata Share” means, with respect to any Purchaser Group, on any date, the ratio, expressed as a percentage, which the Purchaser Group Invested Amount with respect to such Purchaser Group bears to the Class A Invested Amount on such date.
     “Purchase Percentage” means, with respect to any Class B Note Purchaser, the ratio, expressed as a percentage, which such Class B Note Purchaser’s Class B Note Purchase Commitment bears to the Class B Initial Invested Amount.
     “Purchaser Group” means a CP Conduit Purchaser Group or a Non-Conduit Purchaser Group.
     “Purchaser Group Increase Amount” means, with respect to any Purchaser Group, for any Business Day, such Purchaser Group’s Commitment Percentage of the Increase Amount, if any, on such Business Day.
     “Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2010-1 Initial Funding Date, such Purchaser Group’s Commitment Percentage of the Class A Initial Invested Amount and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) such Purchaser Group’s Commitment Percentage of any Increase Amount made pursuant to Section 2.3 on such day minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 5A.7 on such date.
     “Purchaser Group Supplement” is defined in Section 12.10(e).
     “Rating Agencies” means, with respect to the Series 2010-1 Investor Notes, Standard & Poor’s and Moody’s and any other nationally recognized rating agency from which a rating for the Commercial Paper with respect to any CP Conduit Purchaser was requested by such CP Conduit Purchaser.
     “Rating Agency Condition” means, with respect to any action specified herein as requiring satisfaction of the Rating Agency Condition, that (i) each Rating Agency shall have been given ten (10) days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Administrative Agent, each CP Conduit Purchaser and the Funding Agent with respect to such CP Conduit Purchaser in writing that such action will not result in a reduction or withdrawal of the then current rating of the Commercial Paper with respect to such CP Conduit Purchaser and (ii) Moody’s shall have been given ten (10) days’ (or such shorter period as shall be acceptable to Moody’s) prior notice thereof and that Moody’s shall have notified the Issuer, the Indenture Trustee and the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Series 2010-1 Investor Notes.
     “Record Date” means, with respect to each Payment Date, the immediately preceding Business Day.

     “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.
     “Related Non-Conduit Purchaser” means, with respect to any Non-Conduit Purchaser Group, the Non-Conduit Purchaser that is such Non-Conduit Purchaser Group.
     “Related Purchaser Group” means, with respect to (a) any Funding Agent, the CP Conduit Purchaser identified next to such Funding Agent on Schedule I and each APA Bank identified on Schedule I next to such CP Conduit Purchaser or the CP Conduit Purchaser and APA Bank(s) parties to the Purchaser Group Supplement pursuant to which such Funding Agent became a party to this Indenture Supplement, (b) any CP Conduit Purchaser, the CP Conduit Purchaser Group of which such CP Conduit Purchaser is a member and (c) any Non-Conduit Purchaser, the Non-Conduit Purchaser Group that is such Non-Conduit Purchaser.
     “Remaining Lease Term” means, with respect to any Series 2010-1 Yield Shortfall Lease for any Settlement Date, the remaining number of months over which the Capitalized Cost of the related Leased Vehicle is being depreciated thereunder as of the last day of the immediately preceding Monthly Period.
     “Replacement Class B Note Purchaser” is defined in Section 2.10(b).
     “Replacement Purchaser Group” is defined in Section 2.10(a).
     “Residual Value Loss Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the sum of the Residual Value Losses for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period minus all Termination Proceeds included in clauses (i) and (ii) of the definition thereof for the preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods divided by (b) the sum of the Stated Residual Values for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period.
     “Scheduled Expiry Date” shall mean, with respect to any Purchaser Group, the later of (a) May 31, 2011 and (b) the last day of any extension of the Commitment of the APA Bank(s) or the Non-Conduit Purchaser included in such Purchaser Group made in accordance with Section 2.6(b).
     “Securities Intermediary” is defined in Section 5A.13(a).
     “Series 2006-2 Indenture Supplement” means the Amended and Restated Series 2006-2 Indenture Supplement dated as of December 1, 2006, as amended, among the Issuer, VMS, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the CP conduit purchasers, APA banks and funding agents named therein, and the Indenture Trustee.

     “Series 2006-2 Investor Notes” means the Series 2006-2 Floating Rate Asset Backed Variable Funding Investor Notes issued by the Issuer pursuant to the Base Indenture as supplemented by the Series 2006-2 Indenture Supplement.
     “Series 2010-1” means Series 2010-1, the Principal Terms of which are set forth in this Indenture Supplement.
     “Series 2010-1 Administrator Fee” is defined in Section 6.2.
     “Series 2010-1 Allocated Adjusted Aggregate Unit Balance” means, as of any date of determination, the product of (a) the Adjusted Aggregate Unit Balance and (b) the percentage equivalent of a fraction the numerator of which is the Series 2010-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 2010-1 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Investor Notes as of such date, including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended.
     “Series 2010-1 Allocated Asset Amount Deficiency” means, as of any date of determination, the amount, if any, by which the Series 2010-1 Allocated Adjusted Aggregate Unit Balance is less than the Series 2010-1 Required Asset Amount as of such date.
     “Series 2010-1 Amortization Period” means the period commencing on the Business Day following the earliest to occur of (i) the date on which the Expiry Date with respect to each Purchaser Group shall have occurred, (ii) the Optional Termination Date and (iii) the Prepayment Date and ending on the date when the Series 2010-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the Series 2010-1 Investor Notes and to the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Funding Agents, the APA Banks and the Class B Note Purchasers shall have been paid in full.
     “Series 2010-1 Basic Servicing Fee” is defined in Section 6.1.
     “Series 2010-1 Basis Spread” means, with respect to any Unit Lease, 1.00%.
     “Series 2010-1 Closing Date” means June 1, 2010.
     “Series 2010-1 Collateral” means the Collateral, the Series 2010-1 Reserve Account, the Series 2010-1 Yield Supplement Account and the Series 2010-1 Distribution Account.
     “Series 2010-1 Collection Subaccount” is defined in Section 5A.1(a).
     “Series 2010-1 Daily Principal Allocation” is defined in Section 5A.2(b).
     “Series 2010-1 Designated Account” is defined in Section 5A.13(a).

     “Series 2010-1 Distribution Account” is defined in Section 5A.11(a).
     “Series 2010-1 Eligible Counterparty” means a financial institution which has, or has all of its obligations under its interest rate cap maintained pursuant to Section 5A.12 guaranteed by a Person that has (i) a short-term senior unsecured debt, deposit, claims paying or credit rating of at least “A-1” by Standard & Poor’s, or if such financial institution does not have a short-term senior unsecured debt rating by Standard &Poor’s, a long-term senior, unsecured debt or credit rating of at least “A+” by Standard & Poor’s and (ii) a short-term senior unsecured debt, deposit, claims paying or credit rating of “P-1” and a long-term senior unsecured debt or credit rating of at least “A2” by Moody’s, or if such financial institution does not have a short-term senior unsecured debt rating by Moody’s, a long-term senior unsecured debt or credit rating of at least “A1” by Moody’s.
     “Series 2010-1 Gain on Sale Account Percentage” means 10.00%.
     “Series 2010-1 Initial Funding Date” is defined in Section 2.1(a).
     “Series 2010-1 Initial Invested Amount” means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.
     “Series 2010-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2010-1 Interest Period shall commence on and include the Series 2010-1 Initial Funding Date and end on and include July 6, 2010.
     “Series 2010-1 Invested Amount” means, on any date of determination, the sum of the Class A Invested Amount and the Class B Invested Amount on such date.
     “Series 2010-1 Invested Percentage” means, with respect to any Business Day (i) during the Series 2010-1 Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2010-1 Allocated Adjusted Aggregate Unit Balance as of the end of the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine invested percentages for allocations for all Series of Investor Notes (and all classes of such Series of Investor Notes), including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended, as of the end of such immediately preceding Business Day or (ii) during the Series 2010-1 Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2010-1 Allocated Adjusted Aggregate Unit Balance as of the end of the Series 2010-1 Revolving Period, and the denominator of which is the sum of the numerators used to determine invested percentages for allocations for all Series of Investor Notes (and all classes of such Series of Investor Notes), including all Series of Investor Notes that have been paid in full but as to which the Amortization Period shall have not ended, as of the end of the immediately preceding Business Day.

     “Series 2010-1 Investor Noteholder” means, collectively, the Class A Investor Noteholders and the Class B Investor Noteholders.
     “Series 2010-1 Investor Notes” means, collectively, the Class A Investor Notes and the Class B Investor Notes.
     “Series 2010-1 Liquid Credit Enhancement Deficiency” means, on any date of determination, the amount by which the Series 2010-1 Reserve Account Amount is less than the Series 2010-1 Required Reserve Account Amount.
     “Series 2010-1 Majority in Interest” means (a) Purchaser Groups having Commitment Percentages aggregating 66 2/3% or more (excluding therefrom the Commitment Percentage of any Defaulting Purchaser Group and calculating the Commitment Percentage of each other Purchaser Group by excluding from the Class A Maximum Invested Amount the Class A Maximum Purchaser Group Invested Amount of each Defaulting Purchaser Group) and (b) Class B Note Purchasers holding more than 50% of the Class B Invested Amount (excluding any Class B Investor Notes held by the Issuer or any Affiliate of the Issuer).
     “Series 2010-1 Minimum Yield Rate” means, with respect to any Unit Lease for any Settlement Date, a rate per annum equal to the sum of (i) the Series 2010-1 Weighted Average Cost of Funds for such Settlement Date, (ii) .245% and (iii) the Series 2010-1 Basis Spread with respect to such Unit Lease.
     “Series 2010-1 Monthly Interest” means, with respect to any Series 2010-1 Interest Period, the sum of (i) Class A Monthly Funding Costs and (ii) Class B Monthly Interest.
     “Series 2010-1 Monthly Residual Value Gain” means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and (b) the Monthly Residual Value Gain for such Settlement Date.
     “Series 2010-1 Monthly Servicer Advance Reimbursement Amount” means, for each Payment Date, an amount equal to the product of (a) the Monthly Servicer Advance Reimbursement Amount for such Payment Date and (b) the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period.
     “Series 2010-1 Note Rate” means (i) the Class A Note Rate or (ii) the Class B Note Rate, as the context may require.
     “Series 2010-1 Note Termination Date” means the date on which the Series 2010-1 Invested Amount shall have been reduced to zero, all accrued and unpaid interest on the Series 2010-1 Notes shall have been paid in full and all other amounts due and payable to the Purchaser Groups and the Class B Note Purchasers hereunder shall have been paid in full.

     “Series 2010-1 Prepayment Amount” means, the sum of (a) the following amounts with respect to each Purchaser Group:
     (i) the Purchaser Group Invested Amount with respect to such Purchaser Group, plus
     (ii) in the case of a CP Conduit Purchaser Group, the sum of (A) the sum of (I)(x) if the CP Conduit Purchaser in such CP Conduit Purchaser Group is a Match Funding CP Conduit Purchaser, the sum of (1) all accrued and unpaid Discount on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from the issuance date(s) thereof to but excluding the Prepayment Date and (2) the aggregate Discount to accrue on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Funded Amount with respect to such Match Funding CP Conduit Purchaser from and including the Prepayment Date to and excluding the maturity date of each CP Tranche with respect to such Match Funding CP Conduit Purchaser or (y) if the CP Conduit Purchaser in such CP Conduit Purchaser Group is a Pooled Funding CP Conduit Purchaser, the sum of (1) the aggregate amount of Discount on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser as of the Prepayment Date and (2) the aggregate amount of Discount to accrue on or in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Funded Amount with respect to such Pooled Funding CP Conduit Purchaser from and including the Prepayment Date to and excluding the maturity dates of such Commercial Paper and (II) the sum of the product for each day during the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date of (x) the CP Funded Amount with respect to such CP Conduit Purchaser Group on such day times (y) the Program Fee Rate in effect on such day, divided by (z) 360; plus
     (B) all accrued and unpaid interest on the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group, calculated at the Alternate Base Rate (or, in the sole discretion of the CP Conduit Purchaser in such CP Conduit Purchaser Group, at a rate per annum equal to the LIBO Rate with respect to such day plus the Program Fee Rate with respect to such CP Conduit Purchaser Group in effect on such day) or the applicable Adjusted LIBO Rate plus the then Applicable Margin for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date,

     or
     (iii) in the case of a Non-Conduit Purchaser Group, all accrued and unpaid interest on the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group, calculated at the LIBO Rate plus the Program Fee Rate with respect to such Non-Conduit Purchaser Group in effect on each day for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date, plus
     (iv) the Commitment Fee payable to such Purchaser Group calculated for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date, plus
     (v) all Article 7 Costs then due and payable to such Purchaser Group, plus
     (vi) without duplication, any other Program Costs then due and payable to such Purchaser Group, and any other amounts then due and payable to such Purchaser Group pursuant to this Indenture Supplement; and
     (b) the sum of the Class B Invested Amount plus all accrued and unpaid interest payable to the Class B Investor Noteholders to and excluding the Prepayment Date.
     “Series 2010-1 Principal Collection Subaccount” is defined in Section 5A.1(a).
     “Series 2010-1 Principal Payment Amount” means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and (b) the Principal Payment Amount for such Settlement Date.
     “Series 2010-1 Required Asset Amount” means, as of any date of determination, the sum of the Series 2010-1 Invested Amount and the Series 2010-1 Required Overcollateralization Amount as of such date.
     “Series 2010-1 Required Enhancement Amount” means, on any date of determination, an amount equal to the sum of (a) (i) during the Series 2010-1 Revolving Period, the Series 2010-1 Required Percentage of the Series 2010-1 Invested Amount on such date or (ii) during the Series 2010-1 Amortization Period, the Series 2010-1 Required Percentage of the Series 2010-1 Invested Amount on the last day of the Series 2010-1 Revolving Period plus (b) the sum of:
     (i) if the Three-Month Average Residual Value Loss Ratio with respect to the most recent Settlement Date exceeded 12.50%, an amount equal to the product of (a) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding such Settlement Date and (b) 90% of the amount by which the Aggregate Residual Value Amount exceeded the Excess Residual Value Amount, in each case, as of that date; plus
     (ii) the greater of
     (A) the sum of:
     (1) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Equipment Amount on such Settlement Date;
     (2) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Forklift Amount on such Settlement Date;
     (3) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Truck Amount on such Settlement Date;
     (4) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Trailer Amount on such Settlement Date; and
     (5) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Truck Body Amount on such Settlement Date; or
     (B) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding such Settlement Date and (y) the Excess Alternative Vehicle Amount on such Settlement Date; plus
     (iii) the sum of:
     (A) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Overconcentration Amount on such Settlement Date;
     (B) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess Longer-Term Lease Amount on such Settlement Date;
     (C) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess High Lease Balance Amount on such Settlement Date; and
     (D) an amount equal to the product of (x) the Series 2010-1 Invested Percentage as of the last day of the Monthly Period immediately preceding the most recent Settlement Date and (y) the Excess State Obligor Risk Amount on such Settlement Date;
; provided, however, that, after the declaration or occurrence of an Amortization Event, the Series 2010-1 Required Enhancement Amount shall equal the Series 2010-1 Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.
     “Series 2010-1 Required Investor Noteholders” means (a) so long as the Class A Investor Notes are Outstanding, Purchaser Groups having Commitment Percentages aggregating 66 2/3% or more (excluding therefrom the Commitment Percentage of any Defaulting Purchaser Group and calculating the Commitment Percentage of each other Purchaser Group by excluding from the Class A Maximum Invested Amount the Class A Maximum Purchaser Group Invested Amount of each Defaulting Purchaser Group) and (b) so long as the Class B Investor Notes are Outstanding and no Class A Investor Notes are Outstanding, Class B Note Purchasers holding more than 50% of the Class B Invested Amount (excluding any Class B Investor Notes held by the Issuer or any Affiliate of the Issuer).
     “Series 2010-1 Required Overcollateralization Amount” means, on any date of determination during an Accrual Period, the amount, if any, by which the Series 2010-1 Required Enhancement Amount exceeds the sum of (a) the Series 2010-1 Reserve Account Amount and (b) the amount on deposit in the Series 2010-1 Principal Collection Subaccount on such date (excluding any amounts deposited therein pursuant to Section 5A.2(f) during the Monthly Period commencing after the first day of such Accrual Period).
     “Series 2010-1 Required Percentage” means, on any date of determination, 6.38% unless for the most recent Settlement Date any one of the following was true:
     (a) the Three Month Average Charge-Off Ratio exceeded 0.50%,
     (b) the Three Month Average Paid-In Advance Loss Ratio exceeded 1.00%, or
     (c) the Three Month Average Delinquency Ratio exceeded 4.50%, in which case, the Series 2010-1 Required Percentage on such date will equal 7.38%.

     “Series 2010-1 Required Reserve Account Amount” means, on any date of determination, an amount equal to the lesser of $25,493,432 and (b) the Series 2010-1 Invested Amount.
     “Series 2010-1 Required Yield Supplement Amount” means, as of any Settlement Date, the excess, if any, of (a) the Series 2010-1 Yield Shortfall Amount for such Settlement Date over (b) 70% of the product of (x) the Series 2010-1 Invested Percentage on such Settlement Date and (y) the excess of (1) the Class X 1999-1B Invested Amount for the current Monthly Period (after giving effect to any increase thereof on such Settlement Date) over (2) the sum, with respect to each Obligor of Eligible Receivables as of the close of business on the first day of such Monthly Period, of the amount, if any, by which the amount owing by such Obligor in respect of such Eligible Receivables as of such date exceeds an amount equal to 5% of the Class X 1999-1B Invested Amount; provided, however that upon the occurrence of a Receivables Purchase Termination Event, the Series 2010-1 Required Yield Supplement Amount will equal the Series 2010-1 Yield Shortfall Amount for such Settlement Date.
     “Series 2010-1 Reserve Account” is defined in Section 5A.9(a).
     “Series 2010-1 Reserve Account Amount” means, on any date of determination, the amount on deposit in the Series 2010-1 Reserve Account and available for withdrawal therefrom.
     “Series 2010-1 Reserve Account Surplus” means, on any date of determination, the amount, if any, by which the Series 2010-1 Reserve Account Amount exceeds the Series 2010-1 Required Reserve Account Amount.
     “Series 2010-1 Revolving Period” means the period from and including the Effective Date to but excluding the commencement of the Series 2010-1 Amortization Period.
     “Series 2010-1 Servicing Fee” is defined in Section 6.1.
     “Series 2010-1 Servicing Fee Percentage” is defined in Section 6.1.
     “Series 2010-1 Settlement Collection Subaccount” is defined in Section 5A.1(a).
     “Series 2010-1 Subaccounts” is defined in Section 5A.1(a).
     “Series 2010-1 Supplemental Servicing Fee” is defined in Section 6.1.
     “Series 2010-1 Weighted Average Cost of Funds” means, for any Settlement Date, the product of (a) the quotient of the sum of (i) the sum of the Class A Monthly Funding Costs with respect to each Purchaser Group for the Series 2010-1 Interest Period ending on such Settlement Date and (ii) the aggregate amount of interest payable on the Class B Investor Notes on such Settlement Date, divided by the average daily Series 2010-1 Invested Amount during such Series 2010-1 Interest Period and (b) a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Series 2010-1 Interest Period.
     “Series 2010-1 Yield Shortfall” means, with respect to any Series 2010-1 Yield Shortfall Lease for any Settlement Date, the quotient of (a) the excess of (i) the Series 2010-1 Minimum Yield Rate with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date over (ii) the Finance Charge Rate applicable to such Series 2010-1 Yield Shortfall Lease on the Determination Date preceding such Settlement Date divided by (b) 12.
     “Series 2010-1 Yield Shortfall Amount” means, for any Settlement Date, the sum of the product with respect to each Series 2010-1 Yield Shortfall Lease of (a) the Series 2010-1 Invested Percentage on such Settlement Date and (b) the excess of (i) the Series 2010-1 Yield Shortfall Lease Break Even Amount with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date over (ii) the product of (A) the fixed monthly management or administrative fee payable in respect of such Series 2010-1 Yield Shortfall Lease and (B) the Series 2010-1 Yield Shortfall Lease Remaining Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date.
     “Series 2010-1 Yield Shortfall Lease” means, as of any Settlement Date, each Unit Lease that is a Floating Rate Lease whose Finance Charge Rate plus the Management Fee Yield with respect to such Unit Lease for such Settlement Date is less than the Series 2010-1 Minimum Yield Rate for such Settlement Date.
     “Series 2010-1 Yield Shortfall Lease Average Balance” means, with respect to any Series 2010-1 Yield Shortfall Lease for any Settlement Date, the excess of (a) the Lease Balance of such Series 2010-1 Yield Shortfall Lease as of the last day of the immediately preceding Monthly Period over (b) the product of (i) the quotient of (A) the Lease Balance of such Series 2010-1 Yield Shortfall Lease as of the last day of the immediately preceding Monthly Period divided by (B) the Remaining Lease Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date, (ii) the Series 2010-1 Yield Shortfall Lease Remaining Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date minus 1 and (iii) 50%.
     “Series 2010-1 Yield Shortfall Lease Break Even Amount” means, with respect to any Series 2010-1 Yield Shortfall Lease for any Settlement Date, the product of (a) the Series 2010-1 Yield Shortfall Lease Remaining Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date, (b) the Series 2010-1 Yield Shortfall with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date and (c) the Series 2010-1 Yield Shortfall Lease Average Balance with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date.
     “Series 2010-1 Yield Shortfall Lease Remaining Term” means, with respect to any Series 2010-1 Yield Shortfall Lease for any Settlement Date, the excess (rounded up to the next integer) of (a) the Remaining Lease Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date over (b) the quotient of (i) the product of (A) the fixed monthly management or administrative fee payable in respect of such Series

2010-1 Yield Shortfall Lease and (B) the Remaining Lease Term with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date divided by (ii) the product of (A) the Lease Balance of such Series 2010-1 Yield Shortfall Lease as of the last day of the immediately preceding Monthly Period and (B) the Series 2010-1 Yield Shortfall with respect to such Series 2010-1 Yield Shortfall Lease for such Settlement Date.
     “Series 2010-1 Yield Supplement Account” is defined in Section 5A.10(a).
     “Series 2010-1 Yield Supplement Account Amount” means, on any date of determination, the amount on deposit in the Series 2010-1 Yield Supplement Account and available for withdrawal therefrom.
     “Series 2010-1 Yield Supplement Account Surplus” means, on any date of determination, the amount, if any, by which the Series 2010-1 Yield Supplement Account Amount exceeds the Series 2010-1 Required Yield Supplement Amount.
     “Series 2010-1 Yield Supplement Deficiency” means, on any date of determination, the amount, if any, by which the Series 2010-1 Required Yield Supplement Amount exceeds the Series 2010-1 Yield Supplement Account Amount.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal (rounded up to the nearest 1/100th of 1%) established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under such Regulation D or comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the reserve percentage.
     “Subsidiary” means with respect to PHH, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by PHH or one or more subsidiaries of PHH or by PHH and one or more subsidiaries of PHH.
     “Tangible Net Worth” means, at any date of determination, Consolidated Net Worth minus the aggregate book value of all intangible assets of PHH and the Consolidated Subsidiaries as of such date in accordance with generally accepted accounting principles as in effect on the date hereof.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     “Three Month Average Charge-Off Ratio” means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
     “Three Month Average Delinquency Ratio” means, with respect to any Settlement Date, the average of the Delinquency Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
     “Three Month Average Paid-In Advance Loss Ratio” means, with respect to any Settlement Date, the average of the Paid-In Advance Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
     “Three Month Average Residual Value Loss Ratio” means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.”
     “Total Cash Available” means, for any Settlement Date, the excess, if any, of (a) the sum of (i) the aggregate amount of Collections allocated to the Series 2010-1 General Collection Subaccount pursuant to Section 5A.2(a) during the immediately preceding Monthly Period, (ii) an amount equal to the product of the average daily Series 2010-1 Invested Percentage during such Monthly Period and the amount of the Unit Repurchase Payments paid by the Servicer on such Settlement Date, (iii) an amount equal to the product of the average daily Series 2010-1 Invested Percentage during such Monthly Period and the amount of the Monthly Servicer Advance made by the Servicer on such Settlement Date, (iv) an amount equal to the product of the average daily Series 2010-1 Invested Percentage during such Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on the Transfer Date immediately preceding such Settlement Date and (v) the investment income on amounts on deposit in the Series 2010-1 Principal Collection Subaccount and the Series 2010-1 General Collection Subaccount transferred to the Series 2010-1 Settlement Collection Subaccount on such Settlement Date pursuant to Section 5A.1(b) over (b) the aggregate amount withdrawn from the Series 2010-1 General Collection Subaccount and deposited in the Series 2010-1 Principal Collection Subaccount pursuant to Section 5A.2(f) during the immediately preceding Monthly Period.
     “Tractor” means a vehicle designed to pull a Trailer by means of a fifth wheel mounted over its rear axle.
     “Trailer” means a truck trailer supported at the rear by its own wheels and at the front by a fifth wheel mounted to a Tractor.
     “Transfer Supplement” is defined in Section 12.10(c).
     “Truck” means a vehicle that carries cargo in a body mounted to its chassis rather than in a Trailer towed by the vehicle.

     “Truck Body” means the outer shell of a motor vehicle that is mounted to a cab chassis and that covers that chassis from the back of the cab to the end of the body. A Vehicle shall not be a Truck Body if it also includes the cab.

ARTICLE 2
PURCHASE AND SALE OF SERIES 2010-1 INVESTOR NOTES;
INCREASES AND DECREASES OF CLASS A INVESTED AMOUNT
          SECTION 2.1. Purchases of the Series 2010-1 Investor Notes
          (a) Initial Purchase of Class A Investor Notes. Subject to the terms and conditions of this Indenture Supplement, including delivery of notice in accordance with Section 2.3, (i) each Non-Conduit Purchaser shall purchase, and each CP Conduit Purchaser may, in its sole discretion, purchase, a Class A Investor Note in an amount equal to all or a portion of its Commitment Percentage of the Class A Initial Invested Amount on any Business Day during the period from the Effective Date to and including the Expiry Date with respect to its Related Purchaser Group (the “Series 2010-1 Initial Funding Date”), and if such CP Conduit Purchaser shall have notified the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser that it has elected not to fund a Class A Investor Note in an amount equal to its Commitment Percentage of the Class A Initial Invested Amount on the Series 2010-1 Initial Funding Date, each APA Bank with respect to such CP Conduit Purchaser shall fund on the Series 2010-1 Initial Funding Date its APA Bank Percentage of that portion of such Class A Investor Note not to be funded by such CP Conduit Purchaser and (ii) thereafter, (A) each Non-Conduit Purchaser shall maintain its Class A Investor Note, subject to increase or decrease during the period from the Effective Date to and including the Expiry Date with respect to its Related Purchaser Group, in accordance with the provisions of this Indenture Supplement, (B) if a CP Conduit Purchaser shall have purchased a Class A Investor Note on the Series 2010-1 Initial Funding Date, such CP Conduit Purchaser may, in its sole discretion, maintain its Class A Investor Note, subject to increase or decrease during the period from the Effective Date to and including the Expiry Date with respect to its Related Purchaser Group, in accordance with the provisions of this Indenture Supplement and (C) each APA Bank shall maintain the Class A Investor Note with respect to its Related Purchaser Group, subject to increase or decrease during the period from the Effective Date to and including the Expiry Date with respect to such Purchaser Group, in accordance with the provisions of this Indenture Supplement. Payments by the Non-Conduit Purchasers, the CP Conduit Purchasers and/or the APA Banks with respect to the CP Conduit Purchasers shall be made on the Series 2010-1 Initial Funding Date in accordance with Section 2.3(e).
          (b) Initial Purchase of Class B Investor Notes. Subject to the terms and conditions of this Indenture Supplement, including delivery of notice in accordance with Section 2.3, on the Series 2010-1 Initial Funding Date, each Class B Note Purchaser shall purchase a Class B Investor Note in an amount equal to its Purchase Percentage of the Class B Initial Invested Amount. Payments by each Class B Note Purchaser shall be made in immediately available funds on the Series 2010-1 Initial Funding Date to the Indenture Trustee for deposit into the Series 2010-1 Collection Subaccount.
          (c) Class A Maximum Purchaser Group Invested Amounts. Notwithstanding anything to the contrary contained in this Indenture Supplement, at no time shall the Purchaser

Group Invested Amount with respect to any Purchaser Group exceed the Class A Maximum Purchaser Group Invested Amount with respect to such Purchaser Group at such time.
          (d) Forms of Series 2010-1 Investor Notes. The Class A Investor Notes shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A. The Class B Investor Notes shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit B.
          SECTION 2.2. Delivery.
          (a) On the Series 2010-1 Initial Funding Date, the Issuer shall sign and shall direct the Indenture Trustee in writing pursuant to Section 2.2(b)(i) of the Base Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall so authenticate a Class A Investor Note (i) in the case of a CP Conduit Purchaser Group, in the name of the Funding Agent with respect to such CP Conduit Purchaser Group in an amount equal to the Class A Maximum Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group and deliver such Class A Investor Note to such Funding Agent in accordance with such written directions or (ii) in the case of a Non-Conduit Purchaser Group, in the name of the Related Non-Conduit Purchaser in an amount equal to the Class A Maximum Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group and deliver such Class A Investor Note to or at the direction of such Related Non-Conduit Purchaser in accordance with such written directions.
          (b) On the Series 2010-1 Initial Funding Date, the Issuer shall sign and shall direct the Indenture Trustee in writing pursuant to Section 2.4 of the Base Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall so authenticate a Class B Investor Note in the name of each Class B Note Purchaser or its nominee in an amount equal to the Class B Note Purchase Commitment with respect to such Class B Note Purchaser and deliver such Class B Investor Note to such Class B Note Purchaser in accordance with such written directions.
          (c) The Indenture Trustee shall indicate in the Note Register the Purchaser Group Invested Amount outstanding with respect to each Purchaser Group, the outstanding principal amount of each Class B Investor Note Outstanding and the Series 2010-1 Invested Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Purchaser Group Invested Amounts, the outstanding Class B Invested Amount and outstanding Series 2010-1 Invested Amount from time to time.
          SECTION 2.3. Procedure for Initial Issuance of Series 2010-1 Investor Notes and for Increasing the Class A Invested Amount.
          (a) Subject to Section 2.3(c), (i) on the Series 2010-1 Initial Funding Date, each Non-Conduit Purchaser shall purchase, and each CP Conduit Purchaser may agree, in its sole discretion, to purchase, and the APA Banks with respect to such CP Conduit Purchaser shall purchase, a Class A Investor Note in accordance with Section 2.1 and (ii) on any Business Day during the period from the Effective Date to and including the Expiry Date with respect to a Purchaser Group, in the case of a Non-Conduit Purchaser Group, the Related Non-Conduit

Purchaser hereby agrees, or, in the case of a CP Conduit Purchaser Group, the CP Conduit Purchaser in such CP Conduit Purchaser Group may agree, in its sole discretion, and the APA Banks in such CP Conduit Purchaser Group hereby agree, that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to the Commitment Percentage of such Purchaser Group of the Increase Amount (an “Increase”), upon the request of the Issuer (each date on which an increase in the Class A Invested Amount occurs hereunder being herein referred to as the “Increase Date” applicable to such Increase); provided, however, that the Issuer shall have given the Administrative Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt), by telecopy (receipt confirmed), substantially in the form of Exhibit C, of such request no later than 9:30 A.M., New York City time, on the Business Day prior to the Series 2010-1 Initial Funding Date or such Increase Date, as the case may be; provided, further, that if the proposed amount of any Increase (the “Increase Amount”) will be $200,000,000 or more, the Issuer shall have given the Administrative Agent written notice thereof no later than 9:30 A.M., New York City time, on the second Business Day prior to the proposed Increase Date. Such notice shall state (x) the Series 2010-1 Initial Funding Date or the Increase Date, as the case may be, and (y) the initial invested amount (the “Class A Initial Invested Amount”) or the proposed Increase Amount, as the case may be.
          (b) If a CP Conduit Purchaser elects not to fund the full amount of the Commitment Percentage of its Related Purchaser Group of the Class A Initial Invested Amount or a requested Increase, such CP Conduit Purchaser shall notify the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser, and each APA Bank in such Related Purchaser Group shall fund its APA Bank Percentage of the portion of the Commitment Percentage of such Related Purchaser Group of the Class A Initial Invested Amount or such Increase, as the case may be, not funded by such CP Conduit Purchaser.
          (c) No Purchaser Group shall be required to make the initial purchase of a Class A Investor Note on the Series 2010-1 Initial Funding Date or to increase its Purchaser Group Invested Amount on any Increase Date hereunder unless:
     (i) the Class A Initial Invested Amount or Increase Amount is equal to $10,000,000 or an integral multiple of $500,000 in excess thereof;
     (ii) after giving effect to the initial purchase amount or Increase Amount, the Purchaser Group Invested Amount with respect to such Purchaser Group would not exceed the Class A Maximum Purchaser Group Invested Amount with respect to such Purchaser;
     (iii) after giving effect to the initial purchase amount or Increase Amount, no Series 2010-1 Allocated Asset Amount Deficiency, Series 2010-1 Liquid Credit Enhancement Deficiency or Series 2010-1 Yield Supplement Deficiency would have occurred and be continuing;
     (iv) no Amortization Event or Potential Amortization Event shall have occurred and be continuing;

     (v) all of the representations and warranties made by each of the Issuer, SPV, Holdings, the Origination Trust and the Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Series 2010-1 Initial Funding Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date);
     (vi) all conditions precedent set forth in Section 11.2 of the Loan Agreement to the funding of the Loan, if any, being funded on the Series 2010-1 Initial Funding Date or such Increase Date, as the case may be, shall have been satisfied; and
     (vii) in the case of the Series 2010-1 Initial Funding Date, after giving effect to the application of the proceeds of the initial purchase of the Series 2010-1 Investor Notes, the Series 2006-2 Invested Amount (as such term is defined in the Series 2006-2 Indenture Supplement) shall have been reduced to zero.
The Issuer’s acceptance of funds in connection with (x) the initial purchase of Class A Investor Notes on the Series 2010-1 Initial Funding Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Issuer to the Purchaser Groups as of the Series 2010-1 Initial Funding Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.3(c) have been satisfied.
          (d) If there is a Principal Overpayment Amount for any Settlement Date, the Issuer shall request an Increase in accordance with Section 2.3(a) in an amount equal to such Principal Overpayment Amount effective on such Settlement Date. Notwithstanding the provisions of Section 2.3(c), each Purchaser Group shall be required to fund its Commitment Percentage of such an Increase even if the Issuer is unable to satisfy the conditions set forth in clause (i), (iii), (iv) or (vi) of Section 2.3(c).
          (e) Upon receipt of any notice required by Section 2.3(a) from the Issuer, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group, no later than 1:00 P.M., New York City time, on the day received. After receipt by any Funding Agent with respect to a Purchaser of such notice from the Administrative Agent, such Funding Agent shall, except as otherwise provided in Section 2.3(d), so long as the conditions set forth in Sections 2.3(a) and (c) are satisfied, promptly provide telephonic notice to the related CP Conduit Purchaser and the related APA Banks, of the Increase Date and of such CP Conduit Purchaser Group’s Commitment Percentage of the Class A Initial Invested Amount or the Increase Amount. If such CP Conduit Purchaser elects to fund all or a portion of the Commitment Percentage of such CP Conduit Purchaser Group of the Class A Initial Invested Amount or the Increase Amount, as the case may be, such CP Conduit Purchaser shall pay in immediately available funds such Commitment Percentage (or any portion thereof) of the Class A Initial Invested Amount on the Series 2010-1 Initial Funding Date or the amount of such Increase on the related Increase Date, as the case may be, to the Funding Agent with respect to such CP Conduit Purchaser Group for remittance to the Indenture Trustee for deposit into the Series 2010-1 Collection Subaccount. If such CP Conduit Purchaser does not fund the full amount of the Commitment Percentage of such CP Conduit Purchaser Group of the Class A Initial Invested Amount or the Increase Amount, as the case may be, and the related APA Banks are required to fund the portion thereof not funded by the CP Conduit Purchaser, each such APA Bank shall pay in immediately available funds its APA Bank Percentage of such portion on the Series 2010-1 Initial Funding Date or the related Increase Date, as the case may be, to the Funding Agent with respect to such CP Conduit Purchaser Group for remittance to the Administrative Agent. Each Funding Agent shall transfer the funds received by it from the CP Conduit Purchaser and/or APA Banks in its Related Purchaser Group to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Funding Agents. Each Non-Conduit Purchaser shall pay in immediately available funds the Commitment Percentage of such Non-Conduit Purchaser of the Class A Initial Invested Amount on the Series 2010-1 Initial Funding Date or the amount of such Increase on the related Increase Date, as the case may be, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Non-Conduit Purchasers. The Administrative Agent shall transfer the funds received by it from the Funding Agents and the Non-Conduit Purchasers to the Indenture Trustee in like funds for deposit into the Series 2010-1 Collection Subaccount.
          (f) Subject to this Section 2.3(f), on the Series 2010-1 Initial Funding Date, each Class B Note Purchaser shall purchase a Class B Investor Note in accordance with Section 2.1. No Class B Note Purchaser shall be required to make the purchase of a Class B Investor Note on the Series 2010-1 Initial Funding Date unless:
     (i) after giving effect to such purchase amount, no Series 2010-1 Allocated Asset Amount Deficiency, Series 2010-1 Liquid Credit Enhancement Deficiency or Series 2010-1 Yield Supplement Deficiency would have occurred and be continuing;
     (ii) no Amortization Event or Potential Amortization Event shall have occurred and be continuing;
     (iii) all of the representations and warranties made by each of the Issuer, SPV, Holdings, the Origination Trust and the Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Series 2010-1 Initial Funding Date, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date); and
     (iv) all conditions precedent set forth in Section 11.2 of the Loan Agreement to the funding of the Loan, if any, being funded on the Series 2010-1 Initial Funding Date shall have been satisfied.
The Issuer’s acceptance of funds in connection with the purchase of Class B Investor Notes on the Series 2010-1 Initial Funding Date shall constitute a representation and warranty by the Issuer to the Class B Note Purchasers as of the Series 2010-1 Initial Funding Date (except to the extent such representations and warranties are expressly made as of another date) that all of the conditions contained in this Section 2.3(f) have been satisfied.
          SECTION 2.4. Sales by CP Conduit Purchasers of Class A Investor Notes to APA Banks. Notwithstanding any limitation to the contrary contained herein, each CP Conduit Purchaser may, in its own discretion, at any time, sell or assign all or any portion of its interest in its Class A Investor Note to any Conduit Assignee or to the APA Bank with respect to such CP Conduit Purchaser pursuant to, and subject to the terms and conditions of, the Asset Purchase Agreement with respect to such CP Conduit Purchaser.
          SECTION 2.5. Procedure for Decreasing the Class A Invested Amount; Optional Termination.
          (a) On any Business Day during the Series 2010-1 Revolving Period, upon the written request of the Issuer or the Administrator on behalf of the Issuer, the Class A Invested Amount may be reduced (a “Decrease”) by the Indenture Trustee’s withdrawing from the Series 2010-1 Principal Collection Subaccount, depositing into the Series 2010-1 Distribution Account and distributing to the Administrative Agent funds on deposit in the Series 2010-1 Principal Collection Subaccount on such day in accordance with Section 5A.7(c) in an amount not to exceed the amount of such funds on deposit on such day; provided that the Administrator shall have given the Administrative Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 9:30 A.M., New York City time, on the second Business Day prior to such Decrease, in the case of any such Decrease in an amount less than $200,000,000, and prior to 9:30 A.M., New York City time, on a Business Day that is at least five days prior to such Decrease, in the case of any such Decrease in an amount of $200,000,000 or more; provided, further, that any such Decrease shall be in an amount equal to $10,000,000 and integral multiples of $500,000 in excess thereof. Upon each Decrease, the Indenture Trustee shall indicate in the Note Register such Decrease. Upon receipt of any notice required by Section 2.5(a) from the Issuer, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group, no later than 1:00 P.M., New York City time, on the day received.
          (b) On any Business Day, the Issuer shall have the right to deliver an irrevocable written notice (an “Optional Termination Notice”) to the Administrative Agent, the Indenture Trustee, the Administrator and the Rating Agencies in which the Issuer declares that the Commitments shall terminate on the date (the “Optional Termination Date”) set forth in such notice (which date, in any event, shall be a Payment Date not less than twenty Business Days from the date on which such notice is delivered). Upon receipt of any Optional Termination Notice from the Issuer, the Administrative Agent shall promptly notify each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group thereof. From and after the Optional Termination Date, the Series 2010-1 Amortization Period shall commence for all purposes under this Indenture Supplement and the other Transaction Documents.
          (c) If there are funds on deposit in the Series 2010-1 Principal Collection Subaccount on any Business Day on which the Purchaser Group Invested Amount with respect to any Non-Extending Purchaser Group shall not have been reduced to zero and the Issuer would be permitted under the terms of Section 2.5(a) to effect a Decrease with such funds, the Issuer shall request such a Decrease in accordance with Section 2.5(a) on the earliest possible date.
          SECTION 2.6. Increases and Reductions of the Commitments; Extensions of the Commitments
          (a) The Issuer may from time to time request that any Purchaser Group agree to increase its Class A Maximum Purchaser Group Invested Amount. An increase in any Class A Maximum Purchaser Group Invested Amount shall be effective hereunder if such Purchaser Group shall have agreed to such increase in its Class A Maximum Purchaser Group Invested Amount.
          (b) If the Issuer desires to extend the Scheduled Expiry Date with respect to the Purchaser Groups, the Issuer shall notify the Class B Note Purchasers and the Administrative Agent at least sixty (60) days prior to such Scheduled Expiry Date of its desire to extend the Scheduled Expiry Date with respect to the Purchaser Groups, whereupon the Administrative Agent shall notify each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group of the Issuer’s desire to so extend the Scheduled Expiry Date. Each Non-Conduit Purchaser and each Funding Agent, on behalf of its CP Conduit Purchaser Group, shall notify the Administrative Agent and the Issuer in writing of whether its Related Purchaser Group agrees to an extension of the Scheduled Expiry Date with respect to such Purchaser Group; provided that failure by a Non-Conduit Purchaser or a Funding Agent to respond to such request shall not be construed as a consent by such Purchaser Group to such extension. The decision to extend or not extend shall be made by each Purchaser Group in its sole discretion. In the event that any Purchaser Group desires to extend its Scheduled Expiry Date for an amount that is less than its Class A Maximum Purchaser Group Invested Amount prior to the Issuer’s request for an extension, the Issuer, in its sole discretion, may accept such extension; provided, however, that such Purchaser Group (x) shall be deemed to be a Non-Extending Purchaser Group for purposes of Section 5A.7(c) having a Purchaser Group Invested Amount equal to the excess of its Purchaser Group Invested Amount over the Class A Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date and (y) shall be deemed to be an Extending Purchaser Group with a Class A Maximum Purchaser Group Invested Amount equal to the portion of its Class A Maximum Purchaser Group Invested Amount that will be available after the extension of its Scheduled Expiry Date. The Issuer shall not extend the Scheduled Expiry Date with respect to any Purchaser Group without the prior written consent of each Class B Note Purchaser. The Administrator shall provide written notice to the Rating Agencies of any extension of the Scheduled Expiry Date with respect to the Purchaser Groups.
          (c) On any Business Day during the Series 2010-1 Revolving Period, the Issuer may, upon two (2) Business Days’ prior written notice to the Administrative Agent (effective upon receipt) (with copies to the Administrator and the Indenture Trustee) reduce the Class A Maximum Invested Amount in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Class A Invested Amount on such date, the Purchaser Group Invested Amount with respect to any Purchaser Group would exceed the Class A Maximum Purchaser Group Invested Amount with respect to such Purchaser Group then in effect. Any reduction in the Class A Maximum Invested Amount shall be made on a pro rata basis to the Class A Maximum Purchaser Group Invested Amounts with respect to the Purchaser Groups, based on the Class A Maximum Purchaser Group Invested Amount with respect to each Purchaser Group; provided, that, if at any time there exists a Defaulting Purchaser Group, the Issuer may, by written notice to the Administrative Agent (who shall forward such notice to the Funding Agents), elect to allocate such reduction of the Class A Maximum Invested Amount, first, to reduce the Class A Maximum Purchaser Group Invested Amount of the Defaulting Purchaser Group to (but not below) the Purchaser Group Invested Amount with respect to such Defaulting Purchaser Group and, second, to reduce the Class A Maximum Purchaser Group Invested Amounts of the remaining Purchaser Groups as described above.
          SECTION 2.7. Interest; Fees.
          (a) Interest shall be payable on the Series 2010-1 Investor Notes on each Payment Date pursuant to Sections 5A.5(a) and (e).
          (b) On any Business Day, the Issuer may, subject to Section 2.7(c), elect to allocate all or any portion of the Available CP Funding Amount with respect to any Match Funding CP Conduit Purchaser, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such Match Funding CP Conduit Purchaser irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 11:00 A.M., New York City time, one Business Day prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche to which a portion of the Available CP Funding Amount with respect to the CP Conduit Purchaser Group of which such Match Funding CP Conduit Purchaser is a member is to be allocated and (iii) the portion of such Available CP Funding Amount being allocated to each such CP Tranche. On any Business Day, the Issuer may, subject to Section 2.7(c), elect to allocate all or any portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser Group irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by such Funding Agent prior to 1:00 P.M., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available APA Bank Funding Amount with respect to such CP Conduit Purchaser Group is to be allocated and (iii) the portion of such Available APA Bank Funding Amount being allocated to each such Eurodollar Tranche. Upon receipt of any such notice, the Funding Agent with respect to a CP Conduit Purchaser Group shall notify the CP Conduit Purchaser and the APA Banks in such CP Conduit Purchaser Group of the contents of such notice promptly upon receipt thereof.
          (c) Notwithstanding anything to the contrary contained in this Section 2.7, (i) (A) each Match Funding CP Conduit Purchaser shall approve the length of each CP Rate Period and the portion of the Available CP Funding Amount with respect to such Match Funding CP

Conduit Purchaser allocated to such CP Rate Period, (B) such Match Funding CP Conduit Purchaser may select, in its sole discretion, any new CP Rate Period if (x) the Issuer does not provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent with respect to such Match Funding CP Conduit Purchaser, on behalf of such Match Funding CP Conduit Purchaser, determines, in its sole discretion, that the CP Rate Period requested by the Issuer is unavailable or for any reason commercially undesirable and (C) the portion of the Available CP Funding Amount with respect to such Match Funding CP Conduit Purchaser allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) (A) the portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group allocable to each Eurodollar Tranche must be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, (B) no more than 10 Eurodollar Tranches with respect to such CP Conduit Purchaser Group shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, the Issuer may not elect to allocate any portion of the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group to a Eurodollar Tranche and (D) during the Series 2010-1 Amortization Period, the Issuer may not select any Eurodollar Period that does not end on or prior to the next succeeding Payment Date.
          (d) On any Business Day, a Match Funding CP Conduit Purchaser may elect that the Issuer no longer be permitted to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving the Issuer and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Issuer and the Administrative Agent at least one Business Day prior to such Business Day. On any Business Day, a Pooled Funding CP Conduit Purchaser may elect thereafter to allow the Issuer to select CP Tranches in accordance with Sections 2.7(b) and (c) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser by giving the Issuer and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Issuer and the Administrative Agent at least one Business Day prior to such Business Day. Any CP Conduit Purchaser making an election to change the manner in which its funding costs in respect of its Class A Investor Note are allocated in accordance with this Section 2.7(d) will be both a Match Funding CP Conduit Purchaser and a Pooled Funding CP Conduit Purchaser during the period that its Class A Investor Note is funded on both a “pooled” and “match funded” basis and its Class A Monthly Funding Costs during that period will be calculated accordingly.
          (e) The Indenture Trustee (acting at the written direction of the Administrator upon which the Indenture Trustee may conclusively rely) shall distribute pursuant to Section 5A.5(b), from amounts deposited in the Series 2010-1 Distribution Account pursuant to Section 5A.4(c), to the Administrative Agent, for the account of each Purchaser Group, on each Payment Date, a commitment fee (the “Commitment Fee”) in an amount equal to the sum for each day during the period from and including the preceding Payment Date (or, in the case of the initial Payment Date, the Series 2010-1 Closing Date) to and including the earlier of the Expiry Date with respect to such Purchaser Group and the day preceding such Payment Date of the product of (i) the Commitment Fee Rate times (ii) (A) in the case of a CP Conduit Purchaser Group, 102% of the excess, if any, of the Class A Maximum Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group over the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group on such day or (B) in the case of a Non-Conduit Purchaser

Group, the excess, if any, of the Class A Maximum Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group over the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser Group on such day divided by (iii) 360; provided, however, that no Defaulting Purchaser Group shall be entitled to receive any Commitment Fee.
          (f) Calculations of per annum rates under this Indenture Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the Prime Rate) day year. Calculations of Commitment Fees shall be made on the basis of a 360-day year. Each determination of the Adjusted LIBO Rate or LIBO Rate by the Administrative Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error. Each determination of One-Month LIBOR by the Calculation Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.
          SECTION 2.8. Indemnification by the Issuer and the Administrator
          (a) The Issuer agrees to indemnify and hold harmless the Indenture Trustee, the Administrative Agent, each Funding Agent, each Purchaser Group, each Class B Note Purchaser and each of their respective officers, directors, agents and employees (each, a “Company indemnified person”) from and against any loss, liability, expense, damage or injury suffered or sustained by (a “Claim”) such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Issuer pursuant to the Indenture or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Issuer (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Issuer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) includes any Excluded Taxes; provided that any payments made by the Issuer pursuant to this Section 2.8 shall be made solely from funds available therefor pursuant to Section 5A.5(d), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment.
          (b) The Administrator agrees to indemnify and hold harmless the Indenture Trustee, the Administrative Agent, each Funding Agent, each Purchaser Group, each Class B Note Purchaser and each of their respective officers, directors, agents and employees (each, a “Administrator indemnified person”) from and against any Claim by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Administrator pursuant to the Indenture or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Administrator (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Administrator to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Administrator indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) include any Excluded Taxes.
          SECTION 2.9. Funding Agents
          (a) The Funding Agent with respect to each CP Conduit Purchaser Group is hereby authorized to record on each Business Day the CP Funded Amount with respect to such CP Conduit Purchaser Group and the aggregate amount of Discount accruing with respect thereto on such Business Day and the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group and the amount of interest accruing with respect thereto on such Business Day and, based on such recordations, to determine the Class A Monthly Funding Costs with respect to each Series 2010-1 Interest Period and such CP Conduit Purchaser Group. Any such recordation by a Funding Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. Furthermore, the Funding Agent with respect to each CP Conduit Purchaser Group will maintain records sufficient to identify the percentage interest of the related CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser Group holding an interest in the Class A Investor Note registered in the name of such Funding Agent and any amounts owing thereunder.
          (b) Upon receipt of funds from the Administrative Agent on each Payment Date and the date of any Decrease, each Funding Agent shall pay such funds to the related CP Conduit Purchaser and/or the related APA Banks owed such funds in accordance with the recordations maintained by it in accordance with Section 2.9(a) and the Asset Purchase Agreement with respect to such CP Conduit Purchaser. If a Funding Agent shall have paid to any CP Conduit Purchaser or APA Bank any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such CP Conduit Purchaser or APA Bank was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such CP Conduit Purchaser or APA Bank.
          SECTION 2.10. Replacement
          (a) The Issuer shall be permitted to replace with a replacement purchaser group (a “Replacement Purchaser Group”) any Purchaser Group that (i) requests reimbursement for amounts owing pursuant to Section 7.2 or 7.3 or (ii), to the extent permitted by law, is a Defaulting Purchaser Group; provided that (A) no Amortization Event shall have occurred and be continuing at the time of such replacement (unless such Amortization Event would be cured after giving effect to such replacement), (B) after giving effect to such replacement, such Purchaser Group shall have been paid in full the Purchaser Group Invested Amount with respect to such Purchaser Group and all accrued and unpaid interest thereon by the Replacement Purchaser Group and all other amounts (including all Article 7 Costs ) owed to it and to all Class

A Participants with respect to such Purchaser Group pursuant to this Indenture Supplement, (C) any Replacement Purchaser Group, if not an existing Purchaser Group, shall have been consented to by the Administrative Agent (which consent shall not be unreasonably withheld) and (D) until such time as such replacement shall be consummated, the Issuer shall pay to such Purchaser Group all Article 7 Costs. Each member of an affected Purchaser Group hereby agrees to enter into a Purchaser Group Supplement with a Replacement Purchaser Group with respect to the entire amount of such Purchaser Group’s Class A Maximum Purchaser Group Invested Amount and Purchaser Group Invested Amount in accordance with and subject to the restrictions contained in Section 12.10(e), and take all other actions reasonably necessary, at the expense of the Issuer, to permit a Replacement Purchaser Group to succeed to its rights and obligations hereunder. If any member of a Defaulting Purchaser Group fails to enter into a Purchaser Group Supplement with a Replacement Purchaser Group in accordance with Section 12.10(e) within five (5) Business Days of the date on which such Purchaser Group Supplement shall have been executed and delivered to such member by such Replacement Purchaser Group, then such member shall be deemed to have executed and delivered such Purchaser Group Supplement without any action on the part of such member.
          (b) The Issuer shall be permitted to replace with a replacement purchaser (a “Replacement Class B Note Purchaser”) any Class B Note Purchaser that (i) requests reimbursement for amounts owing pursuant to Section 7.3, (ii) fails to give its consent for any amendment or waiver requiring the consent of the Series 2010-1 Majority in Interest for which Purchaser Groups having Commitment Percentages aggregating 66 2/3% or more (excluding therefrom the Commitment Percentage of any Defaulting Purchaser Group and calculating the Commitment Percentage of each other Purchaser Group by excluding from the Class A Maximum Invested Amount the Class A Maximum Purchaser Group Invested Amount of each Defaulting Purchaser Group) have consented or (iii) fails to consent to the extension of the Scheduled Expiry Date with respect to any Purchaser Group; provided that (A) no Amortization Event shall have occurred and be continuing at the time of such replacement (unless such Amortization Event would be cured after giving effect to such replacement), (B) after giving effect to such replacement, such Class B Note Purchaser shall have been paid in full the portion of the Class B Invested Amount payable to it and all accrued and unpaid interest thereon by the Replacement Class B Note Purchaser and all other amounts (including all Article 7 Costs ) owed to it and to all Class B Participants with respect to such Class B Note Purchaser pursuant to this Indenture Supplement and (C) until such time as such replacement shall be consummated, the Issuer shall pay to such Class B Note Purchaser all Article 7 Costs. Each affected Class B Note Purchaser hereby agrees to enter into a Class B Note Transfer Supplement with a Replacement Class B Note Purchaser with respect to the entire amount of such Class B Note Purchaser’s portion of the Class B Invested Amount in accordance with and subject to the restrictions contained in Section 12.10(g) and take all actions reasonably necessary, at the expense of the Issuer, to permit a Replacement Class B Note Purchaser to succeed to its rights and obligations hereunder.
          SECTION 2.11. Defaulting Purchaser Groups
          (a) Notwithstanding any provision of this Indenture Supplement to the contrary, if at any time a Purchaser Group becomes a Defaulting Purchaser Group, then the following provisions shall apply:

     (i) no Commitment Fee shall accrue (or be payable) on the Class A Maximum Purchaser Group Invested Amount of such Defaulting Purchaser Group; and
     (ii) the Commitment Percentage of such Defaulting Purchaser Group shall not be included in determining whether the Series 2010-1 Required Investor Noteholders or all Non-Conduit Purchasers, CP Conduit Purchasers and APA Banks have taken or may take any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Non-Conduit Purchasers, CP Conduit Purchasers and APA Banks which affects such Defaulting Purchaser Group differently than other affected Purchaser Groups shall require the consent of such Defaulting Purchaser Group.
For the avoidance of doubt, no provision of this Section 2.11 shall be deemed to relieve any Defaulting Purchaser Group of its commitment hereunder and the Issuer may pursue all rights and remedies available to it under the law in connection with the event(s) which resulted in such Purchaser Group becoming a Defaulting Purchaser Group.
ARTICLE 3
ARTICLE 5 OF THE BASE INDENTURE
          Sections 5.1 through 5.4 of the Base Indenture and each other Section of Article 5 of the Indenture relating to another Series shall read in their entirety as provided in the Base Indenture or any applicable Indenture Supplement. Article 5 of the Base Indenture (except for Sections 5.1 through 5.4 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 2010-1 Investor Notes:
          Section 5A.1 Establishment of Series 2010-1 Subaccounts.
          (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2010-1 Investor Noteholders (i) a subaccount of the Collection Account (the “Series 2010-1 Collection Subaccount”); and (ii) three subaccounts of the Series 2010-1 Collection Subaccount: (1) the Series 2010-1 General Collection Subaccount, (2) the Series 2010-1 Principal Collection Subaccount and (3) the Series 2010-1 Settlement Collection Subaccount (respectively, the “Series 2010-1 General Collection Subaccount,” the “Series 2010-1 Principal Collection Subaccount” and the “Series 2010-1 Settlement Collection Subaccount”); the accounts established pursuant to this Section 5A.1(a), collectively, the “Series 2010-1 Subaccounts”), each Series 2010-1 Subaccount to bear a designation indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Investor Noteholders. The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Series 2010-1 Subaccounts and the proceeds thereof for the benefit of the Series 2010-1 Investor Noteholders.
          (b) So long as no Amortization Event has occurred, the Issuer shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 2010-1 Subaccounts at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that funds on deposit in a Series 2010-1 Subaccounts may be invested together with funds held in other subaccounts of the Collection Account. Amounts on deposit and available for investment in the Series 2010-1 General Collection Subaccount and the Series 2010-1 Principal Collection Subaccount shall be invested by the Indenture Trustee at the written direction of the Issuer, so long as no Amortization Event has occurred, in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next Business Day. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2010-1 Principal Collection Subaccount and the Series 2010-1 General Collection Subaccount shall be deposited in the Series 2010-1 Settlement Collection Subaccount. The Issuer shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written direction as provided hereunder, all funds on deposit in the Collection Account shall remain uninvested.
          (c) After the occurrence of an Amortization Event, so long as the Class A Investor Notes are Outstanding, the Administrative Agent shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 2010-1 Subaccounts from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise). If no Class A Investor Notes are Outstanding after the occurrence of an Amortization Event, the Issuer shall instruct the institution maintaining the Collection Account in writing to invest amounts on deposit in the Series 2010-1 Subaccounts at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise). Amounts on deposit and available for investment in the Series 2010-1 Subaccounts shall be invested by the Indenture Trustee at the written direction of the Administrative Agent or the Issuer, as the case may be, in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof on or prior to the Business Day immediately preceding the next Payment Date. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2010-1 General Collection Subaccount and the Series 2010-1 Principal Collection Subaccount shall be deposited in the Series 2010-1 Settlement Collection Subaccount. Neither the Administrative Agent nor the Issuer shall direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written direction as provided hereunder, all funds on deposit shall remain uninvested.
          Section 5A.2 Allocations with Respect to the Series 2010-1 Investor Notes.
          (a) Prior to 1:00 P.M., New York City time, on each Deposit Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2010-1 Investor Noteholders and deposit in the Series 2010-1 General Collection Subaccount an amount equal to the product of the Series 2010-1 Invested Percentage on such Deposit Date and the Collections deposited into the Collection Account on such Deposit Date.
          (b) The Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2010-1 Investor Noteholders and deposit in the Series 2010-1 General Collection

Subaccount the following amounts on each Business Day (the “Series 2010-1 Daily Principal Allocation”):
     (i) the proceeds from the initial sale of the Series 2010-1 Investor Notes or any Increase; and
     (ii) any amounts allocated to another Series of Investor Notes that the Issuer or the Administrator, on behalf of the Issuer, has elected to apply to reduce the Series 2010-1 Invested Amount.
          (c) On each Determination Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2010-1 Investor Noteholders and deposit in the Series 2010-1 Settlement Collection Subaccount on the immediately succeeding Transfer Date amounts withdrawn from the Gain on Sale Account, in an amount equal to the product of the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on such Transfer Date.
          (d) On each Determination Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 2010-1 Investor Noteholders and deposit in the Series 2010-1 Settlement Collection Subaccount on the immediately succeeding Settlement Date the following amounts:
     (i) any Unit Repurchase Payments made by the Servicer, in an amount equal to the product of the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and the amount of such Unit Repurchase Payments;
     (ii) the Monthly Servicer Advance made by the Servicer, in an amount equal to the product of the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and the amount of such Monthly Servicer Advance; and
     (iii) payments made under the Lease Rate Caps maintained by the Issuer pursuant to Section 5A.12, in an amount equal to the product of the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and the amount of such payments.
          (e) On each Business Day, the Administrator will direct the Indenture Trustee in writing to allocate, prior to 1:00 P.M., New York City time, the Series 2010-1 Daily Principal Allocation deposited in the Series 2010-1 General Collection Subaccount in the following priority:
     (i) if such Business Day is a Settlement Date, allocate to the Series 2010-1 Settlement Collection Subaccount, an amount equal to the lesser of (A) the proceeds from any Increase on such Settlement Date and (B) the Principal Overpayment Amount for such Settlement Date; and

     (ii) allocate any remaining portion of any Increase and any amounts allocated to another Series of Investor Notes that the Issuer or the Administrator, on behalf of the Issuer, has elected to apply to reduce the Series 2010-1 Invested Amount to the Series 2010-1 Principal Collection Subaccount.
          (f) If, on any Business Day during the Series 2010-1 Revolving Period, other than during any Paydown Period, the sum of (i) the Series 2010-1 Daily Principal Allocation and (ii) the amount on deposit in the Series 2010-1 Principal Collection Subaccount on such Business Day is less than the Daily Principal Utilization Amount for such Business Day, the Administrator will direct the Indenture Trustee in writing, prior to 1:00 P.M., New York City time, to withdraw an amount equal to such deficit from the Series 2010-1 General Collection Subaccount and deposit it into the Series 2010-1 Principal Collection Subaccount.
          (g) The Administrator may direct the Indenture Trustee in writing by 1:00 P.M., New York City time, on any Business Day during the Series 2010-1 Revolving Period to withdraw amounts on deposit in the Series 2010-1 Principal Collection Subaccount for any of the following purposes:
     (i) if such Business Day is a Borrowing Date, to fund all or a portion of the Loan being made to Holdings on such Borrowing Date pursuant to the Loan Agreement;
     (ii) if the Administrator shall have given the Administrative Agent written notice of a Decrease in accordance with Section 2.5(a), to reduce the Class A Invested Amount in accordance with Section 2.5; or
     (iii) to reduce the Invested Amount of any other Series of Investor Notes;
provided, however that during any Paydown Period the Administrator may withdraw amounts on deposit in the Series 2010-1 Principal Collection Subaccount pursuant to this Section 5A.2(g) only to reduce the Purchaser Group Invested Amounts of the Non-Extending Purchaser Group or Non-Extending Purchaser Groups pursuant to Sections 2.5(a) and 5A.7(c).
          Section 5A.3. Determination of Interest
          (a) On each Determination Date, the Administrator shall determine the Class A Note Rate for the Series 2010-1 Interest Rate Period ending on the next succeeding Payment Date, based on the information provided by the Non-Conduit Purchasers and the Funding Agents pursuant to this Section 5A.3(a), and the amount of interest payable on such next succeeding Payment Date on the Class A Investor Notes (“Class A Monthly Interest”). Class A Monthly Interest for each Series 2010-1 Interest Period will equal the product of (i) the Class A Note Rate for such Series 2010-1 Interest Period, (ii) the average daily Class A Invested Amount during such Series 2010-1 Interest Period and (iii) the actual number of days elapsed in such Series 2010-1 Interest Period divided by 360. On each Determination Date, each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group shall provide written notice to the Administrator of the Class A Monthly Funding Costs with respect to its

Related Purchaser Group with respect to the portion of the current Series 2010-1 Interest Period ending on such Determination Date (or, in the case of the Series 2010-1 Interest Period immediately preceding the Series 2010-1 Note Termination Date, an estimate of the Class A Monthly Funding Costs with respect to such Purchaser Group for such Series 2010-1 Interest Period). For the purposes of determining Class A Monthly Interest for each Series 2010-1 Interest Period (other than the Series 2010-1 Interest Period immediately preceding the Series 2010-1 Note Termination Date), the Administrator may make a reasonable estimation of the portion of the Class A Monthly Funding Costs with respect to each Purchaser Group to accrue during the portion of such Series 2010-1 Interest Period succeeding such Determination Date, based on its reasonable expectations of the Purchaser Group Invested Amount with respect to such Purchaser Group during such period, the Discount on the Commercial Paper, if any, issued by, or for the benefit of, such Purchaser Group to fund such Purchaser Group Invested Amount during such period or the LIBO Rates, the Adjusted LIBO Rates or the Alternate Base Rate applicable to such Purchaser Group Invested Amount during such period. If the actual amount of the portion of the Class A Monthly Funding Costs with respect to any Purchaser Group accruing during the portion of any Series 2010-1 Interest Period succeeding the Determination Date in such Series 2010-1 Interest Period is less than or greater than the amount thereof estimated by the Administrator on such Determination Date, the Administrator will reduce or increase the Class A Monthly Funding Costs with respect to such Purchaser Group with respect to the next succeeding Series 2010-1 Interest Period accordingly. The Administrator shall determine Class A Monthly Interest for the Series 2010-1 Interest Period immediately preceding the Series 2010-1 Note Termination Date on the Determination Date immediately preceding the last day of such Series 2010-1 Interest Period based on the information provided by the Non-Conduit Purchasers and the Funding Agents. If a Non-Conduit Purchaser or a Funding Agent with respect to any CP Conduit Purchaser Group determines that the actual Class A Monthly Funding Costs with respect to its Related Purchaser Group for the Series 2010-1 Interest Period immediately preceding the Series 2010-1 Note Termination Date will be more or less than the estimate thereof provided to the Administrator and informs the Administrator of such variance prior to the Payment Date for such Series 2010-1 Interest Period, the Administrator will amend the Monthly Settlement Statement relating thereto to reflect that variance and provide the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser and each Funding Agent with an amended Monthly Settlement Statement on or prior to such Payment Date.
          (b) The Bank of New York Mellon is hereby appointed Calculation Agent for the purpose of determining the Class B Note Rate for each Series 2010-1 Interest Period. On each LIBOR Determination Date, the Calculation Agent shall determine the Class B Note Rate for the next succeeding Series 2010-1 Interest Period and deliver notice of such Class B Note Rate to the Indenture Trustee. On each LIBOR Determination Date, the Calculation Agent shall deliver to the Administrator notice of the Class B Note Rate for the next succeeding Series 2010-1 Interest Period. The rights, protections, immunities and indemnities afforded the Indenture Trustee pursuant to the Base Indenture shall be afforded to the Calculation Agent hereunder.
          (c) On each Determination Date, the Administrator shall determine:
     (i) the sum of the Class A Senior Monthly Funding Costs and the sum of the Class A Contingent Monthly Funding Costs for each Purchaser Group for the Series 2010-1 Interest Period ending on the next succeeding Payment Date;

     (ii) the excess, if any (the “Class A Senior Monthly Funding Costs Shortfall”), of (A) the sum of (x) the Class A Senior Monthly Funding Costs for each Purchaser Group for such Series 2010-1 Interest Period and (y) the amount of any unpaid Class A Senior Monthly Funding Costs Shortfall, as of the preceding Payment Date (together with any Class A Additional Interest on such Class A Senior Monthly Funding Costs Shortfall), over (B) the amount which will be available to be distributed to the Class A Investor Noteholders on such Payment Date in respect thereof pursuant to Section 5A.4(c)(iv);
     (iii) the excess, if any (the “Class A Contingent Monthly Funding Costs Shortfall”), of (A) the sum of (x) the Class A Contingent Monthly Funding Costs for each Purchaser Group for such Series 2010-1 Interest Period and (y) the amount of any unpaid Class A Contingent Monthly Funding Costs Shortfall, as of the preceding Payment Date (together with any Class A Additional Interest on such Class A Contingent Monthly Funding Costs Shortfall), over (B) the amount which will be available to be distributed to the Class A Investor Noteholders on such Payment Date in respect thereof pursuant to Section 5A.4(c)(xiii);
     (iv) Class B Contingent Monthly Interest and Class B Senior Monthly Interest for such Series 2010-1 Interest Period;
     (v) the excess, if any (the “Class B Senior Monthly Interest Shortfall”), of (A) the sum of (x) Class B Senior Monthly Interest for such Series 2010-1 Interest Period and (y) the Class B Senior Monthly Interest Shortfall, if any, as of the preceding Payment Date (together with Class B Additional Interest on such Class B Senior Monthly Interest Shortfall) (such sum, the “Class B Senior Monthly Interest Payment”), over (B) the amount which will be available to be distributed to the Class B Investor Noteholders on such Payment Date in respect thereof pursuant to Section 5A.4(c)(vi); and
     (vi) the excess, if any (the “Class B Contingent Monthly Interest Shortfall”), of (A) the sum of (x) the Class B Contingent Monthly Interest for such Series 2010-1 Interest Period and (y) the amount of any unpaid Class B Contingent Monthly Interest Shortfall as of the preceding Payment Date (together with Class B Additional Interest on such Class B Contingent Monthly Interest Shortfall) ) (such sum, the “Class B Contingent Monthly Interest Payment”), over (B) the amount which will be available to be distributed to the Class B Investor Noteholders on such Payment Date in respect thereof pursuant to Section 5A.4(c)(xiv).
If the Class A Senior Monthly Funding Costs Shortfall or the Class A Contingent Monthly Funding Costs Shortfall with respect to any Payment Date is greater than zero, an additional amount (“Class A Additional Interest”) equal to the product of (A) the number of days until such Class A Monthly Funding Costs Shortfall shall be repaid divided by 365 (or 366, as the case may be), (B) the Alternate Base Rate plus 4.05% and (C) such Class A Monthly Funding Costs Shortfall (or the portion thereof which has not been paid to the Class A Investor Noteholders) shall be payable as provided herein on each Payment Date following such Payment Date, to but excluding the Payment Date on which such Class A Monthly Funding Costs Shortfall is paid to the Class A Investor Noteholders. If the Class B Senior Monthly Interest Shortfall or the Class B Contingent Monthly Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount (“Class B Additional Interest”) equal to the product of (A) the number of days until such Class B Interest Shortfall shall be repaid divided by 365 (or 366, as the case may be), (B) the Alternate Base Rate plus 4.05% and (C) such Class B Monthly Interest Shortfall (or the portion thereof which has not been paid to the Class B Investor Noteholders) shall be payable as provided herein on each Payment Date following such Payment Date, to but excluding the Payment Date on which such Class B Monthly Interest Shortfall is paid to the Class B Investor Noteholders.
          Section 5A.4. Monthly Application of Collections.
          (a) On each Settlement Date, the Administrator shall direct the Indenture Trustee in writing to withdraw from the Series 2010-1 General Collection Subaccount and allocate to the Series 2010-1 Settlement Collection Subaccount an amount equal to Total Cash Available for such Settlement Date (less an amount equal to the investment income from the Series 2010-1 General Collection Subaccount and the Series 2010-1 Principal Collection Subaccount transferred to the Series 2010-1 Settlement Collection Subaccount pursuant to Section 5A.1(b)).
          (b) If the Administrator determines that the aggregate amount distributable from the Series 2010-1 Settlement Collection Subaccount pursuant to paragraphs (i) through (x) of Section 5A.4(c) on any Payment Date exceeds the sum of the Total Cash Available for such Payment Date and the amount to be deposited in the Series 2010-1 Settlement Collection Subaccount pursuant to Section 5A.2(e)(i) on such Payment Date (the “Deficiency”), the Administrator shall notify the Indenture Trustee thereof in writing at or before 10:00 A.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, in accordance with such notice, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2010-1 Reserve Account and deposit in the Series 2010-1 Settlement Collection Subaccount an amount equal to the least of (x) such Deficiency, (y) the product of the average daily Series 2010-1 Invested Percentage during the immediately preceding Monthly Period and Aggregate Net Lease Losses for such Monthly Period and (z) the Series 2010-1 Reserve Account Amount and, to the extent that such amount is less than the Deficiency, withdraw from the Series 2010-1 Yield Supplement Account and deposit in the Series 2010-1 Settlement Collection Subaccount an amount equal to the lesser of the amount of such insufficiency and the Series 2010-1 Yield Supplement Account Amount. If the Deficiency with respect to any Payment Date exceeds the amounts to be withdrawn from the Series 2010-1 Reserve Account and the Series 2010-1 Yield Supplement Account pursuant to the immediately preceding sentence, the Administrator shall instruct the Indenture Trustee in writing at or before 10:00 A.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2010-1 Reserve Account and deposit in the Series 2010-1 Settlement Collection Subaccount an amount equal to the lesser of (x) the remaining portion of the Deficiency and (y) the Series 2010-1 Reserve Account Amount (after giving effect to the withdrawal described in the immediately preceding sentence). Notwithstanding the foregoing, if the Administrator determines that the aggregate amount distributable from the Series 2010-1 Settlement Collection Subaccount pursuant to paragraphs (i) through (xvii) of Section 5A.4(c) on the Final Maturity Date or on the Payment Date on which the Series 2010-1 Invested Amount will be reduced to zero exceeds the sum of the Total Cash Available for such Payment Date and the amount to be deposited in the Series 2010-1 Settlement Collection Subaccount pursuant to Section 5A.2(e)(i) on such Payment Date, the Administrator shall notify the Indenture Trustee thereof in writing at or before 10:00 A.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, in accordance with such notice, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2010-1 Reserve Account and deposit in the Series 2010-1 Settlement Collection Subaccount an amount equal to the lesser of (x) such deficiency and (y) the Series 2010-1 Reserve Account Amount and, to the extent that such amount is less than such deficiency, withdraw from the Series 2010-1 Yield Supplement Account and deposit in the Series 2010-1 Settlement Collection Subaccount an amount equal to the lesser of the amount of such insufficiency and the Series 2010-1 Yield Supplement Account Amount.
          (c) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall apply the following amounts allocated to, or deposited in, the Series 2010-1 Settlement Collection Subaccount on such Payment Date in the following order of priority:
     (i) to the Gain On Sale Account, an amount equal to the Series 2010-1 Monthly Residual Value Gain, if any, for such Payment Date;
     (ii) to the Servicer, an amount equal to the Series 2010-1 Monthly Servicer Advance Reimbursement Amount for such Payment Date;
     (iii) if VMS is not the Servicer, to the Servicer, an amount equal to the Series 2010-1 Basic Servicing Fee for the preceding Monthly Period plus, on the first Payment Date following the transfer of the servicing from VMS to a successor Servicer pursuant to Section 9.1 of the Series 1999-1 SUBI Servicing Supplement, to the extent not reimbursed by VMS, the reasonable costs and expenses of the successor Servicer incurred in connection with the transfer of the servicing, in an amount up to $250,000;
     (iv) to the Series 2010-1 Distribution Account, an amount equal to the sum of the Class A Senior Monthly Funding Costs for each Purchaser Group for the Series 2010-1 Interest Period ending on such Payment Date plus the amount of any unpaid Class A Senior Monthly Funding Costs Shortfall, as of the preceding Payment Date, together with any Class A Additional Interest on such Class A Senior Monthly Funding Costs Shortfall (such amount, the “Class A Senior Monthly Interest Payment”);
     (v) to the Series 2010-1 Distribution Account, an amount equal to the Commitment Fee payable on such Payment Date plus the amount of any unpaid Commitment Fee payable on any prior Payment Date (such amount, the “Commitment Fee Payment”);
     (vi) to the Series 2010-1 Distribution Account, an amount equal to the Class B Senior Monthly Interest Payment for such Payment Date;

     (vii) if VMS is the Servicer, to the Servicer, an amount equal to the Series 2010-1 Basic Servicing Fee for the preceding Monthly Period;
     (viii) to the Back-up Servicer, an amount equal to the lesser of (x) $10,761 and (y) the amount then payable to the Back-up Servicer pursuant to the Back-up Servicing Agreement;
     (ix) to the Administrator, an amount equal to the Series 2010-1 Administrator Fee for the preceding Monthly Period;
     (x) (A) on any Payment Date during the Series 2010-1 Revolving Period, to the Series 2010-1 Principal Collection Subaccount, an amount equal to the greater of (I) the Series 2010-1 Allocated Asset Amount Deficiency, if any, on such Payment Date and (II) if such Payment Date is during a Paydown Period, the lesser of the Series 2010-1 Principal Payment Amount for such Payment Date and the aggregate Purchaser Group Invested Amounts with respect to the Non-Extending Purchaser Groups on such Payment Date and (B) on any Payment Date during the period from and including the first day of the Series 2010-1 Amortization Period to and including the Series 2010-1 Note Termination Date, to the Series 2010-1 Principal Collection Subaccount, an amount equal to the lesser of the Series 2010-1 Principal Payment Amount for such Payment Date and the Series 2010-1 Invested Amount on such Payment Date;
     (xi) to the Series 2010-1 Reserve Account, to the extent that a Series 2010-1 Liquid Credit Enhancement Deficiency exists or, on any Payment Date immediately succeeding a Monthly Period falling in the Series 2010-1 Amortization Period, to the extent that a Series 2010-1 Allocated Asset Amount Deficiency exists, an amount equal to the greater of such deficiencies;
     (xii) to the Series 2010-1 Yield Supplement Account, to the extent that a Series 2010-1 Yield Supplement Deficiency exists (or, will exist after giving effect to any reduction in the Class X 1999-1B Invested Amount on such Payment Date), an amount equal to such deficiency;
     (xiii) to the Series 2010-1 Distribution Account, an amount equal to the sum of the Class A Contingent Monthly Funding Costs for each Purchaser Group for the Series 2010-1 Interest Period ending on such Payment Date plus the amount of any unpaid Class A Contingent Monthly Funding Costs Shortfall, as of the preceding Payment Date, together with any Class A Additional Interest on such Class A Contingent Monthly Funding Costs Shortfall (such amount, the “Class A Contingent Monthly Interest Payment”);
     (xiv) to the Series 2010-1 Distribution Account, an amount equal to the Class B Contingent Monthly Interest Payment for such Payment Date;
     (xv) to the Series 2010-1 Distribution Account, an amount equal to the Lease Rate Cap Costs for such Payment Date;

     (xvi) if VMS is not the Servicer, to the Servicer, an amount equal to any Series 2010-1 Supplemental Servicing Fee for the preceding Monthly Period and any unpaid Series 2010-1 Supplemental Servicing Fee for any prior Monthly Period;
     (xvii) to the Series 2010-1 Distribution Account, an amount equal to the Increased Costs for such Payment Date; and
     (xviii) to the Issuer, an amount equal to the balance remaining in the Series 2010-1 Settlement Collection Subaccount.
          Section 5A.5 Payment of Interest, Fees and Expenses.
          (a) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2010-1 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Administrative Agent, for the account of the Class A Investor Noteholders, from the Series 2010-1 Distribution Account the Class A Senior Monthly Interest Payment to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of such amount pursuant to Section 5A.4(c)(iv) and the Class A Contingent Monthly Interest Payment to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of such amount pursuant to Section 5A.4(c)(xiii). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of the Class A Senior Monthly Interest Payment and the Class A Contingent Monthly Interest Payment, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser Group an amount equal to the Class A Monthly Funding Costs with respect to its Related Purchaser Group with respect to the immediately succeeding Series 2010-1 Interest Period plus the amount of any unpaid Class A Monthly Funding Costs Shortfall payable to such Purchaser Group as of the preceding Payment Date, together with any Class A Additional Interest thereon. If the amount deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(iv) is less than the Class A Senior Monthly Interest Payment on such Payment Date, the Administrative Agent shall pay the amount available to pay such Class A Senior Monthly Interest Payment to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchaser Groups, on a pro rata basis, based on the Class A Senior Monthly Funding Costs with respect to each Related Purchaser Group with respect to the immediately preceding Series 2010-1 Interest Period. If the amount deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(xiii) is less than the Class A Contingent Monthly Interest Payment on such Payment Date, the Administrative Agent shall pay the amount available to pay such Class A Contingent Monthly Interest Payment to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchaser Groups, on a pro rata basis, based on the Class A Contingent Monthly Funding Costs with respect to each Related Purchaser Group with respect to the immediately preceding Series 2010-1 Interest Period.
          (b) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Class A Investor Noteholders, from the Series 2010-1 Distribution Account the Commitment Fee Payment for

such Payment Date to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of such Commitment Fee Payment pursuant to Section 5A.4(c)(v). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of the Commitment Fee Payment, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser Group an amount equal to the Commitment Fee payable to its Related Purchaser Group with respect to the immediately succeeding Series 2010-1 Interest Period plus the amount of any unpaid Commitment Fee for any prior Series 2010-1 Interest Period payable to such Purchaser Group. If the amount deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(v) is less than the Commitment Fee Payment on such Payment Date, the Administrative Agent shall pay the amount available to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchaser Groups, on a pro rata basis, based on the Commitment Fee payable to each Purchaser Group with respect to the immediately succeeding Series 2010-1 Interest Period.
          (c) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall pay to (i) the Administrative Agent, for the account of the Class A Investor Noteholders, from the Series 2010-1 Distribution Account any Article 7 Costs due and payable on such Payment Date to any Non-Conduit Purchaser, any CP Conduit Purchaser or any APA Bank to the extent of the amounts deposited in the Series 2010-1 Distribution Account for the payment of such Article 7 Costs pursuant to Section 5A.4(c)(xvii) and (ii) each Class B Investor Noteholder from the Series 2010-1 Distribution Account any Article 7 Costs due and payable on such Payment Date to such Class B Investor Noteholder to the extent of the amounts deposited in the Series 2010-1 Distribution Account for the payment of such Article 7 Costs pursuant to Section 5A.4(c)(xvii). If the amounts deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(xvii are less than the Article 7 Costs due and payable on such Payment Date , the Indenture Trustee shall pay the amounts available in the following order of priority:
     (i) to the Administrative Agent, for the account of the Class A Investor Noteholders, an amount equal to the aggregate Article 7 Costs due and payable on such Payment Date to the Class A Investor Noteholders; and
     (ii) to the Class B Investor Noteholders any Article 7 Costs due and payable on such Payment Date to such Class B Investor Noteholders, on a pro rata basis, based on the amounts owing to such Class B Investor Noteholders.
Upon the receipt of funds from the Indenture Trustee on any Payment Date on account of Article 7 Costs, the Administrative Agent shall pay such amounts to the Non-Conduit Purchaser or the Funding Agent with respect to the CP Conduit Purchaser or the APA Bank owed such amounts. If the amounts received by the Administrative Agent in respect of Article 7 Costs on any Payment Date are less than the Article 7 Costs due and payable to the Non-Conduit Purchasers, the CP Conduit Purchasers and the APA Banks on such Payment Date, the Administrative Agent shall pay the amounts available to the Non-Conduit Purchasers and the Funding Agents with respect to the CP Conduit Purchasers and APA Banks owed such amounts, on a pro rata basis, based on the amounts owing to such Non-Conduit Purchasers, CP Conduit Purchasers and APA Banks.
          (d) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall pay to the Persons owed any other unpaid Program Costs due and payable on such Payment Date or any amounts due and payable pursuant to Section 2.8 on such Payment Date from the Series 2010-1 Distribution Account to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of such Program Costs pursuant to Section 5A.4(c)(xvii). If the excess of the amounts deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(xvii) over the amount of Article 7 Costs due and payable on such Payment Date is less than the sum of the unpaid Program Costs due and payable on such Payment Date and the amounts due and payable pursuant to Section 2.8 on such Payment Date, the Indenture Trustee shall pay the amount available to Persons owed such amounts on a pro rata basis, based on the amounts owing to such Persons.
          (e) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2010-1 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Class B Investor Noteholders, from the Series 2010-1 Distribution Account, on a pro rata basis, (i) the Class B Senior Monthly Interest Payment, to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of the Class B Senior Monthly Interest Payment pursuant to Section 5A.4(c)(vi) on such Payment Date and (ii) the Class B Contingent Monthly Interest Payment, to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of the Class B Contingent Monthly Interest Payment pursuant to Section 5A.4(c)(xiv) on such Payment Date.
          (f) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Series 2010-1 Investor Noteholders, from the Series 2010-1 Distribution Account any Lease Rate Cap Costs to the extent of the amount deposited in the Series 2010-1 Distribution Account for the payment of such Lease Rate Cap Costs pursuant to Sections 5A.4(c)(xv). Upon the receipt of funds from the Indenture Trustee on each Payment Date on account of Lease Rate Cap Costs, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent with respect to a CP Conduit Purchaser an amount equal to the Lease Rate Cap Costs payable to such Non-Conduit Purchaser or CP Conduit Purchaser. If the amount deposited in the Series 2010-1 Distribution Account on any Payment Date pursuant to Section 5A.4(c)(xv) is less than the Lease Rate Cap Costs on such Payment Date, the Administrative Agent shall pay the amount available to the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchasers, on a pro rata basis, based on the Lease Rate Cap Costs payable to each Non-Conduit Purchaser or CP Conduit Purchaser.
          Section 5A.6. Determination of Monthly Principal Payment.
          The amount (the “Monthly Principal Payment”) distributable from the Series 2010-1 Principal Collection Subaccount on each Payment Date during the Series 2010-1

Amortization Period shall be equal to the amount on deposit in such account on such Payment Date; provided, however, that the Monthly Principal Payment on any Payment Date shall not exceed the Series 2010-1 Invested Amount on such Payment Date. On each Payment Date during the Series 2010-1 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2010-1 Investor Notes, the Indenture Trustee shall withdraw from the Series 2010-1 Principal Collection Subaccount and deposit in the Series 2010-1 Distribution Account an amount equal to the Monthly Principal Payment on such Payment Date.
          Section 5A.7 Payment of Principal.
          (a) The principal amount of the Series 2010-1 Investor Notes shall be due and payable on the Final Maturity Date.
          (b) On each Payment Date during the Series 2010-1 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2010-1 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, distribute from the Series 2010-1 Distribution Account the amount deposited therein pursuant to Section 5A.6 on such Payment Date in the following order of priority:
     (i) to the Administrative Agent, for the account of the Class A Investor Noteholders, until the Class A Invested Amount is reduced to zero; and
     (ii) pro rata to each Class B Investor Noteholder until the Class B Invested Amount is reduced to zero.
Upon the receipt of funds from the Indenture Trustee on any Payment Date on account of the Monthly Principal Payment, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent the Pro Rata Share of its Related Purchaser Group of the Monthly Principal Payment.
          (c) On the date of any Decrease, the Indenture Trustee shall pay to the Administrative Agent, for the account of the Class A Investor Noteholders, from the Series 2010-1 Distribution Account the amount of the Decrease indicated in the request received by the Indenture Trustee pursuant to Section 2.5(a). Upon the receipt of funds from the Indenture Trustee (i) on the date of any Decrease, other than during any Paydown Period, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent the Pro Rata Share of its Related Purchaser Group of the amount of such Decrease (including, any amount thereof in excess of the amount required on such date to reduce the aggregate Purchaser Group Invested Amounts of all Non-Extending Purchaser Groups to zero pursuant to clause (ii) of this Section 5A.7(c)) and (ii) on the date of any Decrease during a Paydown Period, the Administrative Agent shall pay to each Non-Conduit Purchaser which is a Non-Extending Purchaser Group and each Funding Agent with respect to a Non-Extending Purchaser Group, a pro rata amount of such Decrease, based on the Purchaser Group Invested Amounts with respect to such Non-Extending Purchaser Groups. Each CP Conduit Purchaser Group’s share of the amount of any Decrease on any Business Day shall be allocated by such CP Conduit Purchaser Group first to reduce the Available CP Funding Amount with respect to such CP Conduit

Purchaser Group and the Available APA Bank Funding Amount with respect to such CP Conduit Purchaser Group on such Business Day and then to reduce the portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group allocated to CP Tranches and Eurodollar Tranches in such order as such CP Conduit Purchaser Group may select in order to minimize costs payable pursuant to Section 7.4.
          Section 5A.8 The Administrator’s Failure to Instruct the Indenture Trustee to Make a Deposit or Payment.
          When any payment or deposit hereunder or under any other Transaction Document is required to be made by the Indenture Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any subaccount thereof required to be given by the Administrator, at the time specified herein or in any other Transaction Document (after giving effect to applicable grace periods), the Indenture Trustee shall make such payment or deposit into or from the Collection Account or such subaccount without such notice or instruction from the Administrator; provided that the Administrator, upon request of the Indenture Trustee, promptly provides the Indenture Trustee with all information necessary to allow the Indenture Trustee to make such a payment or deposit. In the event that the Indenture Trustee shall take or refrain from taking action pursuant to this Section 5A.8., the Administrator shall, by 5:00 P.M., New York City time, on any day the Indenture Trustee makes a payment or deposit based on information or direction from the Administrator, provide (i) written confirmation of any such direction and (ii) written confirmation of all information used by the Administrator in giving any such direction.
          Section 5A.9 Series 2010-1 Reserve Account.
          (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2010-1 Investor Noteholders an account (the “Series 2010-1 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Investor Noteholders. The Series 2010-1 Reserve Account shall be an Eligible Deposit Account; provided that, if at any time such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2010-1 Reserve Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2010-1 Reserve Account, it shall transfer all cash and investments from the non-qualifying Series 2010-1 Reserve Account into the new Series 2010-1 Reserve Account. Initially, the Series 2010-1 Reserve Account will be established with JPMorgan Chase.
          (b) So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 2010-1 Reserve Account in writing to invest funds on deposit in the Series 2010-1 Reserve Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, so long as the Class A Investor Notes are Outstanding, the Administrative Agent shall instruct the institution maintaining the Series 2010-1 Reserve Account in writing to invest funds on deposit in the Series 2010-1 Reserve Account from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise). If no Class A Investor Notes are Outstanding after the occurrence of an Amortization Event, the Issuer shall instruct the institution maintaining the Series 2010-1 Reserve Account in writing to invest funds on deposit in the Series 2010-1 Reserve Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise). Any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. In absence of written direction as provided hereunder, funds on deposit in the Series 2010-1 Reserve Account shall remain uninvested.
          (c) All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-1 Reserve Account shall be deemed to be on deposit and available for distribution.
          (d) If there is a Series 2010-1 Reserve Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and instruct the Indenture Trustee to withdraw from the Series 2010-1 Reserve Account and pay to the Issuer, and the Indenture Trustee shall withdraw from the Series 2010-1 Reserve Account and pay to the Issuer, so long as no Series 2010-1 Allocated Asset Amount Deficiency exists or would result therefrom, an amount up to the lesser of (i) such Series 2010-1 Reserve Account Surplus on such Business Day and (ii) the Series 2010-1 Reserve Account Amount on such Business Day.
          (e) Amounts will be withdrawn from the Series 2010-1 Reserve Account in accordance with Section 5A.4(b).
          (f) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2010-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2010-1 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee and the Series 2010-1 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 2010-1 Reserve Account and paid to the Issuer.
          (g) On the Series 2010-1 Note Termination Date, the Indenture Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2010-1 Reserve Account and pay to the Issuer all amounts on deposit therein.

          Section 5A.10 Series 2010-1 Yield Supplement Account.
          (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2010-1 Investor Noteholders an account (the “Series 2010-1 Yield Supplement Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Investor Noteholders. The Series 2010-1 Yield Supplement Account shall be an Eligible Deposit Account; provided that, if such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2010-1 Yield Supplement Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2010-1 Yield Supplement Account, it shall transfer all cash and investments from the non-qualifying Series 2010-1 Yield Supplement Account into the new Series 2010-1 Yield Supplement Account. Initially, the Series 2010-1 Yield Supplement Account will be established with JPMorgan Chase.
          So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 2010-1 Yield Supplement Account in writing to invest funds on deposit in the Series 2010-1 Yield Supplement Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, so long as Class A Notes are Outstanding, the Administrative Agent shall instruct the institution maintaining the Series 2010-1 Yield Supplement Account in writing to invest funds on deposit in the Series 2010-1 Yield Supplement Account from time to time in Permitted Investments selected by the Administrative Agent (by standing instructions or otherwise). If no Class A Investor Notes are Outstanding after the occurrence of an Amortization Event, the Issuer shall instruct the institution maintaining the Series 2010-1 Yield Supplement Account in writing to invest amounts from time to time on deposit in the Series 2010-1 Yield Supplement Account at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise). Any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. In absence of written direction as provided hereunder, funds on deposit in the Series 2010-1 Yield Supplement Account shall remain uninvested.
          (b) All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2010-1 Yield Supplement Account shall be deemed to be on deposit and available for distribution.
          (c) If there is a Series 2010-1 Yield Supplement Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and request the Indenture Trustee to withdraw from the Series 2010-1 Yield Supplement Account and pay to the Issuer, and the Indenture Trustee shall withdraw from the Series 2010-1 Yield Supplement Account and pay to the Issuer an amount up to the lesser of (i) such Series 2010-1 Yield Supplement Account Surplus on such Business Day and (ii) the Series 2010-1 Yield Supplement Account Amount on such Business Day.

          (d) Amounts will be withdrawn from the Series 2010-1 Yield Supplement Account in accordance with Section 5A.4(b).
          (e) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2010-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2010-1 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Yield Supplement Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Yield Supplement Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2010-1 Yield Supplement Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Yield Supplement Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee and the Series 2010-1 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 2010-1 Yield Supplement Account and paid to the Issuer.
          (f) On the Series 2010-1 Note Termination Date, the Indenture Trustee, acting in accordance with the written instructions of the Administrator, shall withdraw from the Series 2010-1 Yield Supplement Account and pay to the Issuer all amounts on deposit therein.
          Section 5A.11 Series 2010-1 Distribution Account
          (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2010-1 Investor Noteholders an account (the “Series 2010-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2010-1 Investor Noteholders. The Series 2010-1 Distribution Account shall be maintained as an Eligible Deposit Account; provided that, if such account is not an Eligible Deposit Account, then the Indenture Trustee shall, within 30 days of obtaining knowledge of such ineligibility, establish a new Series 2010-1 Distribution Account that is an Eligible Deposit Account. If the Indenture Trustee establishes a new Series 2010-1 Distribution Account, it shall transfer all cash and investments from the non-qualifying Series 2010-1 Distribution Account into the new Series 2010-1 Distribution Account. Initially, the Series 2010-1 Distribution Account will be established with JPMorgan Chase.
          (b) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2010-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2010-1 Investor Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2010-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2010-1 Distribution Account or the funds on deposit therein from time to time;

(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2010-1 Distribution Account, the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash.
          Section 5A.12 Lease Rate Caps.
          (a) On the Effective Date, the Issuer shall have obtained and shall thereafter maintain one or more interest rate caps, substantially in the form of Exhibit D, each from a Series 2010-1 Eligible Counterparty, having, in the aggregate, a notional amount on the Effective Date at least equal to the aggregate Lease Balance of all Fixed Rate Leases allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the Effective Date, plus, in the case of all such Fixed Rate Leases that are Closed-End Leases, the aggregate Stated Residual Values of the related Leased Vehicles, and on each Payment Date thereafter at least equal to the aggregate scheduled Lease Balance of all such Fixed Rate Leases as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of all such Fixed Rate Leases that are Closed-End Leases, the aggregate Stated Residual Values of the related Leased Vehicles, and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the weighted average fixed rate of interest on such Fixed Rate Leases minus the sum of 0.245% and the then current Program Fee Rate.
          (b) On or prior to the date that any Fixed Rate Lease is allocated to the Lease SUBI Portfolio on or after the Effective Date, the Issuer shall have obtained and shall thereafter maintain an interest rate cap substantially in the form of Exhibit D, from a Series 2010-1 Eligible Counterparty having a notional amount equal to the initial Lease Balance of such Fixed Rate Lease, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and on each Payment Date thereafter at least equal to the scheduled Lease Balance of such Fixed Rate Lease as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the fixed rate of interest on such Fixed Rate Lease minus the sum of 0.245% and the then current Program Fee Rate.
          (c) On or prior to each Settlement Date, the Issuer shall have obtained and shall thereafter maintain an interest rate cap substantially in the form of Exhibit D, from a Series 2010-1 Eligible Counterparty having a notional amount equal to the aggregate Lease Balance of each Floating Rate Lease allocated to the Lease SUBI that shall have been converted to a Fixed Rate Lease during the immediately preceding Monthly Period, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and on each Payment Date thereafter at least equal to the scheduled Lease Balance of such newly converted Fixed Rate Lease as of the last day of the Monthly Period immediately preceding such Payment Date, plus, in the case of a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at the most equal to the fixed rate of interest on such newly converted Fixed Rate Lease minus the sum of 0.245% and the then current Program Fee Rate.

          (d) If, at any time, any provider of an interest rate cap required to be obtained and maintained by the Issuer pursuant to this Section 5A.12 is not a Series 2010-1 Eligible Counterparty, the Issuer shall cause such provider to take the actions required of it under the terms of the interest rate cap to which it is a party within the time frames set forth therein following such occurrence. If any such provider of an interest rate cap fails to take the actions required of it under the terms of its interest rate cap, the Issuer shall, at such provider’s expense, obtain a replacement interest rate cap on the same terms from a Series 2010-1 Eligible Counterparty and, simultaneously with such replacement, the Issuer shall terminate the interest rate cap being replaced. The Issuer will not permit any interest rate cap required to be obtained and maintained by the Issuer pursuant to this Section 5A.12 to be terminated or transferred in whole or in part unless a replacement interest rate cap therefor has been provided as described in the immediately preceding sentence and, after giving effect thereto, the Issuer has the interest rate caps required to be obtained and maintained by the Issuer pursuant to this Section 5A.12.
          (e) If the Issuer fails to obtain or maintain any Lease Rate Cap that it is required to obtain and maintain in accordance with Sections 5A.12(a), (b) or (c) or fails to replace the Lease Rate Cap of any downgraded provider of an interest rate cap required to be maintained hereunder in accordance with Section 5A.12(d) or otherwise satisfy the provisions of Section 5A.12(d), the Administrative Agent, at the expense of the Issuer, acting at the direction of the Series 2010-1 Required Investor Noteholders, may obtain any such Lease Rate Cap on commercially reasonable terms. In the alternative, the Administrative Agent, at the expense of the Issuer, acting at the direction of the Series 2010-1 Required Investor Noteholders, may obtain on commercially reasonable terms any Hedging Instrument that the Administrative Agent reasonably determines will cover the interest rate exposure that would have been covered by the Lease Rate Cap that the Issuer shall have failed to obtain or maintain hereunder. Each Series 2010-1 Investor Noteholder hereby agrees to reimburse the Administrative Agent, to the extent not reimbursed by the Issuer, for any costs or expenses incurred by the Administrative Agent in connection with obtaining any Hedging Instruments in accordance with the terms of this Section 5A.12(e). Any amounts owing by the Issuer to the Series 2010-1 Investor Noteholders pursuant to this Section 5A.12(e) on any Payment Date shall be payable out of funds available pursuant to Section 5A.4(c)(xv) on such Payment Date.
          Section 5A.13 Indenture Trustee As Securities Intermediary. (a) The Indenture Trustee or other Person holding the Series 2010-1 Reserve Account, the Series 2010-1 Yield Supplement Account or the Series 2010-1 Distribution Account (each a “Series 2010-1 Designated Account”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Series 2010-1 Designated Account is not the Indenture Trustee, the Issuer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5A.13.
          (b) The Securities Intermediary agrees that:
          (i) The Series 2010-1 Designated Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will be credited;

          (ii) All securities or other property underlying any Financial Assets credited to any Series 2010-1 Designated Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2010-1 Designated Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer;
          (iii) All property delivered to the Securities Intermediary pursuant to this Indenture Supplement will be promptly credited to the appropriate Series 2010-1 Designated Account;
          (iv) Each item of property (whether investment property, security, instrument or cash) credited to a Series 2010-1 Designated Account shall be treated as a Financial Asset;
          (v) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Series 2010-1 Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or the Administrator;
          (vi) The Series 2010-1 Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to the Securities Intermediary’s jurisdiction and the Series 2010-1 Designated Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;
          (vii) The Securities Intermediary has not entered into, and until termination of this Indenture Supplement, will not enter into, any agreement with any other Person relating to the Series 2010-1 Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Indenture Supplement will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5A.13(b)(v) of this Indenture Supplement; and
          (viii) Except for the claims and interest of the Indenture Trustee and the Issuer in the Series 2010-1 Designated Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2010-1 Designated Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2010-1 Designated Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Administrator, the Administrative Agent and the Issuer thereof.
          (c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2010-1 Designated Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2010-1 Designated Accounts.
ARTICLE 4
AMORTIZATION EVENTS
          If any one of the following events shall occur with respect to the Series 2010-1 Investor Notes:
          (a) the Series 2010-1 Reserve Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien);
          (b) the Series 2010-1 Yield Supplement Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien);
          (c) a Series 2010-1 Liquid Credit Enhancement Deficiency shall occur and continue for at least two Business Days;
          (d) a Series 2010-1 Allocated Asset Amount Deficiency shall occur and continue for at least two Business Days;
          (e) a Series 2010-1 Yield Supplement Deficiency shall occur and continue for at least two Business Days;
          (f) the Three Month Average Charge-Off Ratio with respect to any Settlement Date exceeds 1.00%;
          (g) the Three Month Average Paid-In Advance Loss Ratio with respect to any Settlement Date exceeds 1.50%;
          (h) the Three Month Average Delinquency Ratio with respect to any Settlement Date exceeds 7.00%;
          (i) the Loan Principal Amount on any Settlement Date is less than the Aggregate Invested Amount on such Settlement Date;
          (j) any Servicer Termination Event shall occur;
          (k) any Termination Event shall occur;

          (l) an Event of Default with respect to the Series 2010-1 Investor Notes shall occur;
          (m) an Insolvency Event shall occur with respect to SPV, Holdings, the Origination Trust, VMS, PHH Sub 1, PHH Sub 2 or PHH;
          (n) a Lease Rate Cap Event shall occur and continue for two Business Days;
          (o) the failure on the part of the Issuer to pay any Commitment Fee or any Series 2010-1 Monthly Interest due and payable on any Payment Date which failure continues unremedied for two Business Days;
          (p) failure on the part of the Issuer (i) to make any payment or deposit required by the terms of the Indenture (or within the applicable grace period which shall not exceed two Business Days after the date such payment or deposit is required to be made) or (ii) duly to observe or perform in any material respect any covenants or agreements of the Issuer set forth in the Base Indenture or this Indenture Supplement (other than any such failure that constitutes a Lease Rate Cap Event), which failure continues unremedied for a period of thirty (30) days after there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 2010-1 Investor Noteholder, written notice specifying such default and requiring it to be remedied;
          (q) any representation or warranty made by the Issuer in the Base Indenture or this Indenture Supplement, or any information required to be delivered by the Issuer to the Indenture Trustee shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of thirty (30) days after there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 2010-1 Investor Noteholder, written notice thereof;
          (r) the Indenture Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Collateral or any of VMS, the Issuer or any Affiliate of either thereof shall so assert;
          (s) there shall have been filed against PHH, PHH Sub 1, PHH Sub 2, VMS, the Origination Trust, Holdings or the Issuer (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
          (t) one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

          (u) any of the Transaction Documents shall cease, for any reason, to be in full force and effect, other than in accordance with its terms;
          (v) the failure on the part of the Administrator duly to observe or perform in any material respect any covenants or agreements of the Administrator set forth in the Base Indenture or this Indenture Supplement, which failure continues unremedied for a period of thirty (30) days after there shall have been given to the Administrator by the Indenture Trustee or the Administrator and the Indenture Trustee by any Series 2010-1 Investor Noteholder, written notice specifying such default and requiring it to be remedied;
          (w) a Change in Control shall occur;
          (x) an “event of default” (or any other defined term or event having a similar purpose) under, and as defined in, the PHH Credit Agreement shall have occurred and be continuing;
          (y) Consolidated Net Worth on the last day of any fiscal quarter of PHH shall be less than $1,000,000,000; or
          (z) the ratio of Indebtedness of PHH and the Subsidiaries to Tangible Net Worth shall exceed 6.5 to 1.0 at any time;
then, in the case of any event described in clause (p) through (z) above, an Amortization Event will be deemed to have occurred with respect to the Series 2010-1 Investor Notes only, if after the applicable grace period, either the Indenture Trustee or the Series 2010-1 Required Investor Noteholders, declare that an Amortization Event has occurred with respect to the Series 2010-1 Investor Notes. In the case of any event described in clauses (a) through (o) above, an Amortization Event with respect to the Series 2010-1 Investor Notes will be deemed to have occurred without notice or other action on the part of the Indenture Trustee or the Series 2010-1 Investor Noteholders.
ARTICLE 5
OPTIONAL PREPAYMENT
          The Issuer shall have the option to prepay all outstanding Series 2010-1 Investor Notes by paying an amount equal to the Series 2010-1 Prepayment Amount. The Issuer shall give the Indenture Trustee and the Administrative Agent at least ten Business Days’ prior written notice of the date on which the Issuer intends to exercise such option to prepay (the “Prepayment Date”). Upon receipt of any notice of a Prepayment Date from the Issuer, the Administrative Agent shall promptly notify each Non-Conduit Purchaser and the Funding Agent with respect to each CP Conduit Purchaser Group thereof. Any such notice of a Prepayment Date shall be irrevocable. Not later than 11:00 A.M., New York City time, on such Prepayment Date, the Issuer shall deposit in the Series 2010-1 Distribution Account an amount equal to the Series 2010-1 Prepayment Amount in immediately available funds. The portion of the funds deposited into the Series 2010-1 Distribution Account payable to the Class A Investor Noteholders will be paid by the Indenture Trustee to the Administrative Agent, for the account of the Class A

Investor Noteholders, on such Prepayment Date. Upon the receipt of funds from the Indenture Trustee on any Prepayment Date, the Administrative Agent shall pay to each Non-Conduit Purchaser and each Funding Agent the portion of the Series 2010-1 Prepayment Amount owing to its Related Purchaser Group. The portion of the funds deposited into the Series 2010-1 Distribution Account payable to the Class B Investor Noteholders will be paid by the Indenture Trustee to the Class B Investor Noteholders on such Prepayment Date.
ARTICLE 6
SERVICING AND ADMINISTRATOR FEES
          SECTION 6.1. Servicing Fee. A periodic servicing fee (the “Series 2010-1 Basic Servicing Fee”) shall be payable to the Servicer on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.215% (the “Series Servicing Fee Percentage”) times (b) the daily average of the Series 2010-1 Allocated Adjusted Aggregate Unit Balance for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days; provided, however that if VMS is not the Servicer, the servicing fee payable to the Servicer on each Payment Date hereunder may be increased such that the sum of the Series 2010-1 Basic Servicing Fee and the additional servicing fee payable to the Servicer hereunder (the “Series 2010-1 Supplemental Servicing Fee”) for each Monthly Period equals 110% of the costs to the successor Servicer of servicing the portion of the Lease SUBI Portfolio allocated to Series 2010-1 during such Monthly Period. For this purpose, the portion of the Lease SUBI Portfolio allocated to Series 2010-1 for each Monthly Period shall equal the average Series 2010-1 Invested Percentage during such Monthly Period. The Series 2010-1 Basic Servicing Fee and any Series 2010-1 Supplemental Servicing Fee shall be payable to the Servicer on each Payment Date pursuant to Section 5A.4(c).
          SECTION 6.2. Administrator Fee. A periodic fee (the “Series 2010-1 Administrator Fee”) shall be payable to the Administrator on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.01% times (b) the daily average of the Series 2010-1 Allocated Adjusted Aggregate Unit Balance for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days. The Series 2010-1 Administrator Fee shall be payable to the Administrator on each Payment Date pursuant to Section 5A.4(c)(ix).
ARTICLE 7
CHANGE IN CIRCUMSTANCES
          SECTION 7.1. Illegality. Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any CP Conduit Purchaser Group to make or maintain any portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser Group allocated to a Eurodollar Tranche and such CP Conduit Purchaser Group shall notify in writing the Administrative Agent, the Funding Agent with respect to such CP Conduit Purchaser Group, the Indenture Trustee and the Issuer, then the portion of such Purchaser Group Invested

Amount allocated to Eurodollar Tranches shall thereafter be calculated by reference to the Alternate Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Issuer shall pay to such CP Conduit Purchaser Group the amounts, if any, as may be required pursuant to Section 7.4.
          SECTION 7.2. Increased Costs.
          (a) If any Regulatory Change (except with respect to Taxes which shall be governed by Section 7.3) (i) subjects any Affected Party to any charge or withholding on or with respect to any Support Agreement or this Indenture Supplement or the Base Indenture or an Affected Party’s obligations under a Support Agreement or this Indenture Supplement or the Base Indenture, or on or with respect to the Class A Investor Notes, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Support Agreement or this Indenture Supplement or the Base Indenture (except for changes in the rate of tax on the overall net income of an Affected Party or Excluded Taxes) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Party, or credit extended by an Affected Party pursuant to a Support Agreement or this Indenture Supplement or the Base Indenture or (iii) imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Support Agreement or this Indenture Supplement or the Base Indenture, or to reduce the rate of return on an Affected Party’s capital as a consequence of its obligations under a Support Agreement or this Indenture Supplement or the Base Indenture, or to reduce the amount of any sum received or receivable by an Affected Party under a Support Agreement or this Indenture Supplement or the Base Indenture, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by such Affected Party pursuant to Section 7.6, the Issuer shall pay to such Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Affected Party with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.
          (b) The Issuer shall pay to the relevant Affected Party, such amounts as such Affected Party reasonably determines will compensate or reimburse such Affected Party for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Party, (ii) reduction in the rate of return on such Affected Party’s capital or reduction in the amount of any sum received or receivable by such Affected Party or (iii) internal capital charge or other imputed cost determined by such Affected Party to be allocable to the Issuer, the Class A Investor Notes or the transactions contemplated in this Indenture Supplement and the Base Indenture, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of a CP Conduit Purchaser or, if applicable, any related issuer of Commercial Paper on behalf of such CP Conduit Purchaser, that are subject to this Indenture Supplement or any other Transaction Document with all or any portion of the assets and liabilities of such Affected Party. Amounts under this Section 7.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by the CP Conduit Purchaser or by any Affected Party.
          (c) A certificate of an Affected Party setting forth the amount or amounts necessary to compensate such Affected Party as specified in subsections (a) and (b) of this Section 7.2 shall be delivered to the Issuer (with a copy to the Administrative Agent and the Funding Agent, if any, with respect to such Affected Party) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.
          (d) Failure or delay on the part of an Affected Party to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Issuer shall not be required to compensate any Affected Party pursuant to this Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Party notifies the Issuer of the Regulatory Change giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 7.3. Taxes.
          (a) Any and all payments by or on account of any obligation of the Issuer hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Issuer shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) subject to Section 7.3(c) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the recipient receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Issuer shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Issuer shall indemnify the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each Program Support Provider, each member of each Purchaser Group and each Class B Note Purchaser within the later of 10 days after written demand therefor and the Payment Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of such Purchaser Group or such Class B Note Purchaser on or with respect to any payment by or on account of any obligation of the Issuer hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Person shall be indemnified pursuant to this Section 7.3(c) or required to pay additional amounts under the proviso of Section 7.3(a) to the extent that the reason for such indemnification results from the failure by such Person to comply with the provisions of Section 7.3(e) or (g). A certificate as to the amount of such payment or liability delivered to the Issuer by the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider, any member of any Purchaser Group or any Class B Note Purchaser shall be conclusive absent manifest error. Any payments made by the Issuer pursuant to this Section 7.3 shall be made solely from funds available therefor pursuant to Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Issuer to a Governmental Authority, the Issuer shall deliver to the Administrative Agent or the applicable Class B Note Purchaser, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such Class B Note Purchaser.
          (e) The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each member of each Purchaser Group, each Program Support Provider and each Class B Note Purchaser, if entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made under this Indenture Supplement and the Base Indenture shall (to the extent legally able to do so) deliver to the Issuer (with a copy to the Administrative Agent, in the case of a Funding Agent, any member of a Purchaser Group or a Program Support Provider) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Issuer on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such member of such Purchaser Group, such Program Support Provider or such Class B Note Purchaser or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.
          (f) If the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider, any member of a Purchaser Group or any Class B Note Purchaser receives a refund solely in respect of Indemnified Taxes or Other Taxes, it shall pay over such refund to the Issuer to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 7.3 with respect to such Indemnified Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Issuer shall, upon request of the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of a Purchaser Group or such Class B Note Purchaser, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of a Purchaser Group or such Class B Note Purchaser if the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of a Purchaser Group or such Class B Note Purchaser is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any Program Support Provider, any member of a Purchaser Group or any Class B Note Purchaser to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Issuer or any other Person.
          (g) The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each Program Support Provider, each member of each Purchaser Group and each Class B Note Purchaser (other than any such entity which is a domestic corporation) shall:
     (i) upon or prior to becoming a party hereto, deliver to the Issuer and, in the case of any Non-Conduit Purchaser, Funding Agent, Program Support Provider or member of a Purchaser Group, the Administrative Agent two (2) duly completed copies of IRS Form W-8BEN, W-8ECI or W-9, or successor applicable forms, as the case may be, establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2010-1 Notes and this Indenture Supplement;
     (ii) deliver to the Issuer and, in the case of any Non-Conduit Purchaser, Funding Agent, Program Support Provider or member of a Purchaser Group, the Administrative Agent two (2) further copies of any such form or certification establishing a complete exemption from withholding of United States federal income taxes or backup withholding taxes with respect to payments under the Series 2010-1 Notes and this Indenture Supplement on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and
     (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Issuer and, in the case of any Non-Conduit Purchaser, Funding Agent, Program Support Provider or member of a Purchaser Group, the Administrative Agent;
unless, in any such case, any change in treaty, law or regulation has occurred after the Series 2010-1 Closing Date (or, if later, the date the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of such Purchaser Group or such Class B Note Purchaser becomes an indemnified party hereunder) and prior to the date on which any such delivery would otherwise be required which renders the relevant form inapplicable or which would prevent the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of such Purchaser Group or such Class B Note Purchaser from duly completing and delivering the relevant form with respect to it, and the Administrative Agent, such Non-Conduit Purchaser, such Funding Agent, such Program Support Provider, such member of such Purchaser Group or such Class B Note Purchaser so advises the Issuer and, in the case of any Non-Conduit Purchaser, Funding Agent, Program Support Provider or member of a Purchaser Group, the Administrative Agent.
          (h) If a beneficial or equity owner of the Administrative Agent, a Non-Conduit Purchaser, a Funding Agent, a Program Support Provider, a member of a Purchaser Group or a Class B Note Purchaser (instead of the Administrative Agent, the Non-Conduit Purchaser, the Funding Agent, the Program Support Provider, the member of the Purchaser Group or the Class B Note Purchaser itself) is required under United States federal income tax law or the terms of a relevant treaty to provide IRS Form W-8BEN, W-8ECI or W-9, or any successor applicable forms, as the case may be, in order to claim an exemption from withholding of United States federal income taxes or backup withholding taxes, then each such beneficial owner or equity owner shall be considered to be the Administrative Agent, a Non-Conduit Purchaser, a Funding Agent, a Program Support Provider, a member of a Purchaser Group or Class B Note Purchaser for purposes of Section 7.3 (g).
          SECTION 7.4. Break Funding Payments. The Issuer agrees to indemnify each Purchaser Group and to hold each Purchaser Group harmless from any loss or expense which such Purchaser Group may sustain or incur as a consequence of (a) a change for any reason in the basis for calculation of interest on any portion of the Purchaser Group Invested Amount with respect to such Purchaser Group from the cost of Commercial Paper to the Alternate Base Rate or from the Adjusted LIBO Rate to the Alternate Base Rate, or (b) the revocation or cancellation of any notice of the Series 2010-1 Initial Funding Date or any Increase given in accordance with the provisions of this Indenture Supplement or any decrease in the Increase Amount set forth therein, or (c) default by the Issuer in making a borrowing of, conversion into or continuation of a CP Tranche or a Eurodollar Tranche after the Issuer has given irrevocable notice requesting the same in accordance with the provisions of this Indenture Supplement, or (d) default by the Issuer in making any prepayment in connection with a Decrease after the Issuer has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (e) the making of a repayment of any portion of the Purchaser Group Net Investment with respect to such Purchaser Group (including, without limitation, any Decrease) prior to the termination of a CP Rate Period for a CP Tranche or a Eurodollar Period for a Eurodollar Tranche or on a date other than a Payment Date or the date contained in a notice of Decrease delivered in accordance with the provisions of Section 2.5. Such indemnification shall include an amount determined by the Non-Conduit Purchaser or the Funding Agent with respect to its Related Purchaser Group and shall equal (a) in the case of losses or expenses associated with a CP Tranche or a Eurodollar Tranche, either (x) the excess, if any, of (i) such Related Purchaser Group’s cost of funding the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the CP Rate Period or the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the CP Rate Period or the Eurodollar Period that would have commenced on the date of such prepayment or of such failure), as the case may be, over (ii) the amount of interest earned by such Related Purchaser Group upon redeployment of an amount of funds equal to the amount prepaid or not borrowed, converted or continued for a comparable period or (y) if such Related Purchaser Group is able to terminate the funding source before its scheduled maturity, any costs associated with such termination and (b) in the case of losses or expenses incurred by a Non-Conduit Purchaser or a Pooled Funding CP Conduit Purchaser, the losses and expenses incurred by such Non-Conduit Purchaser or Pooled Funding CP Conduit Purchaser in connection with the liquidation or reemployment of deposits or other funds acquired by such Non-Conduit Purchaser or Pooled Funding CP Conduit Purchaser as a result of the failure to make a borrowing, a reduction in the amount of any borrowing, a default in making a Decrease or the making of a Decrease in an amount or on a date not contained in a notice of Decrease; provided that any payments made by the Issuer pursuant to this subsection shall be made solely from funds available therefor pursuant to Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment. This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Funding Agent on behalf of a Purchaser Group to the Issuer shall be conclusive absent manifest error.
          SECTION 7.5. Alternate Rate of Interest. If prior to the commencement of any Eurodollar Period:
          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or
          (b) the Administrative Agent is advised by the Funding Agent with respect to any CP Conduit Purchaser Group that the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such CP Conduit Purchaser Group of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Administrative Agent shall promptly give telecopy or telephonic notice thereof to the Issuer and the Indenture Trustee, whereupon until the Administrative Agent notifies the Issuer and the Indenture Trustee that the circumstances giving rise to such notice no longer exist, the Available APA Bank Funding Amount with respect to any CP Conduit Purchaser Group (in the case of clause (a) above) or with respect to such CP Conduit Purchaser Group (in the case of clause (b) above) shall not be allocated to any Eurodollar Tranche.
          SECTION 7.6. Mitigation Obligations. If an Affected Party requests compensation under Section 7.2, or if the Issuer is required to pay any additional amount to any Purchaser Group or any Class B Note Purchaser or any Governmental Authority for the account of any Purchaser Group or any Class B Note Purchaser pursuant to Section 7.3, then, upon written notice from the Issuer, such Affected Party, Purchaser Group or Class B Note Purchaser, as the case may be, shall use commercially reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, which pays a price for such assignment which is acceptable to such Purchaser Group or Class B Note Purchaser and its assignee, in the judgment of such Affected Party, such Purchaser Group or such Class B Note Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such Affected Party, Purchaser Group or Class B Note Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party, Purchaser Group or Class B Note Purchaser. The Issuer hereby agrees to pay all reasonable costs and expenses incurred by such Affected Party, Purchaser Group or Class B Note Purchaser in connection with any such designation or assignment.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES, COVENANTS
          SECTION 8.1. Representations and Warranties of the Issuer and VMS. The Issuer and VMS each hereby represents and warrants to the Indenture Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser, each APA Bank, each Non-Conduit Purchaser and each Class B Note Purchaser that:
          (a) each and every of their respective representations and warranties contained in the Transaction Documents is true and correct as of the Series 2010-1 Closing Date, as of the Effective Date, as of the Series 2010-1 Initial Funding Date and as of the date of each Increase; and
          (b) as of the Series 2010-1 Closing Date, they have not engaged, in connection with the offering of the Series 2010-1 Investor Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.
          SECTION 8.2. Covenants of the Issuer and VMS. The Issuer and VMS hereby agree, in addition to their obligations hereunder, that:
          (a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Base Indenture and all other Transaction Documents to which each is a party;
          (b) they shall afford each Non-Conduit Purchaser, each Funding Agent with respect to a CP Conduit Purchaser Group, each Class B Note Purchaser, the Indenture Trustee or any representatives of any such Non-Conduit Purchaser, Funding Agent, Class B Note Purchaser or the Indenture Trustee access to all records relating to the Loans, the SUBI Certificates, the Sold Units and the Fleet Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Amortization Event has occurred), for purposes of inspection and shall permit such Non-Conduit Purchaser, such Funding Agent, such Class B Note Purchaser, the Indenture Trustee or any representative of such Non-Conduit Purchaser, such Funding Agent, such Class B Note Purchaser or the Indenture Trustee to visit any of the Issuer’s or VMS’s, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Issuer or VMS with their respective officers and employees and with their independent certified public accountants; and

          (c) they shall not take any action, nor permit Holdings, to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Series 2010-1 Required Investor Noteholders.
          SECTION 8.3. Covenants of the Administrator. The Administrator hereby agrees that:
          (a) it shall provide to the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each Class B Note Purchaser, on each Determination Date, a Monthly Settlement Statement, substantially in the form of Exhibit E, setting forth as of the last day of the most recent Monthly Period and for such Monthly Period the information set forth therein;
          (b) it shall provide to each Class B Note Purchaser and the Administrative Agent simultaneously with delivery to the Indenture Trustee, all reports, notices, certificates, statements and other documents required to be delivered to the Indenture Trustee pursuant to the Base Indenture and the other Transaction Documents, and furnish to each Class B Note Purchaser and the Administrative Agent promptly after receipt thereof a copy of each notice, demand or other material communication (excluding routine communications) received by or on behalf of the Issuer or the Administrator with respect to the Transaction Documents. The Administrative Agent shall distribute to the Non-Conduit Purchasers and the Funding Agents copies of all reports, notices, certificates, statements and other documents delivered to it pursuant to this Section 8.3(b);
          (c) it shall provide to the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each Class B Note Purchaser, as soon as is practicable, but in any event within 100 days after the end of each fiscal year of PHH, commencing with fiscal year 2010, (i) either (A) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders’ equity of PHH and its consolidated subsidiaries for such year and the related consolidated balance sheets as at the end of such year, or (B) the Form 10-K filed by PHH with the Securities and Exchange Commission and (ii) if not included in such Form 10-K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of PHH and its consolidated subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods;
          (d) it shall provide to the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each Class B Note Purchaser, as soon as is practicable, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending June 30, 2010, either (i) the Form 10-Q filed by PHH with the Securities and Exchange Commission or (ii) the unaudited consolidated balance sheet of PHH and its consolidated subsidiaries, as at the end of such fiscal quarter, and the related unaudited statements of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year, in each case, together with a certificate signed by the chief financial officer, the chief accounting officer or a vice president responsible for financial administration of PHH to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of PHH, all adjustments necessary to present fairly the financial position of PHH and its consolidated subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year end and audit adjustments and to the absence of footnote disclosure;
          (e) it shall provide to the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each Class B Note Purchaser, annually on or prior to March 30 of each year, a letter of independent certified public accountants of recognized national standing, addressed to the members of each Purchaser Group and the Class B Note Purchasers, and dated a date that is reasonably satisfactory to the Series 2010-1 Required Investor Noteholders, in form and substance reasonably satisfactory to the Series 2010-1 Required Investor Noteholders, concerning the agreed upon procedures performed in respect of the Origination Trust Assets allocated to the Lease SUBI Portfolio described on Exhibit F; provided, however, that delivery of any such letter to the Indenture Trustee, the Administrative Agent, any Non-Conduit Purchaser, any member of a CP Conduit Purchaser Group or any Class B Note Purchaser may be conditioned on receipt by such independent certified public accountants of a letter substantially in the form of Exhibit G from the Indenture Trustee, the Administrative Agent, such Non-Conduit Purchaser, such member of a Purchaser Group or such Class B Note Purchaser, respectively;
          (f) on or prior to any Series Closing Date, it shall provide to each Non-Conduit Purchaser and each Funding Agent a copy of the Indenture Supplement relating to the Series of Investor Notes being issued on such Series Closing Date;
          (g) on or prior to the effective date of any amendment, supplement or modification to an Indenture Supplement relating to an Outstanding Series of Investor Notes entered into after the Series 2010-1 Closing Date, it shall provide to each Non-Conduit Purchaser and each Funding Agent a copy of any such amendment, supplement or modification;
          (h) it shall provide each Non-Conduit Purchaser and each Funding Agent with prompt written notice of (i) the downgrade by any Rating Agency of the rating assigned by such Rating Agency to any Series of Outstanding Investor Notes or the determination by any Rating Agency to put the rating assigned by such Rating Agency to any Series of Outstanding Investor Notes on a watch list and (ii) the occurrence of an Amortization Event or Potential Amortization Event with respect to any Series of Outstanding Investor Notes; and
          (i) it shall provide to each Non-Conduit Purchaser and each Funding Agent copies of all reports relating to the Series 2010-1 Investor Notes delivered to the Rating Agencies.
          SECTION 8.4. Obligations Unaffected. The obligations of the Issuer and the Administrator to the Administrative Agent, the Funding Agents, the Purchaser Groups and the Class B Note Purchasers under this Indenture Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Loans, the SUBI Certificates, the Sold Units or the Fleet Receivables.
ARTICLE 9
CONDITIONS PRECEDENT
          SECTION 9.1. Conditions Precedent to Effectiveness of Indenture Supplement. This Indenture Supplement shall become effective on the date (the “Effective Date”) on which the following conditions precedent have been satisfied:
          (a) Documents. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received an original copy, each executed and delivered in form and substance satisfactory to it, of (i) the Base Indenture, executed by a duly authorized officer of each of the Issuer and the Indenture Trustee, (ii) the Loan Agreement, executed by a duly authorized officer of each of the Issuer and Holdings, (iii) this Indenture Supplement, executed by a duly authorized officer of each of the Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, the Non-Conduit Purchasers, the Funding Agents, the CP Conduit Purchasers, the APA Banks and the Class B Note Purchasers, (iv) the Fee Letter, executed by a duly authorized officer of each of the Issuer, the Administrator, the Administrative Agent, the Funding Agents and the Non-Conduit Purchasers, (v) the Administration Agreement, executed by a duly authorized officer of each of the Issuer, Holdings, the Indenture Trustee and the Administrator, (vi) the Back-up Servicing Agreement executed by a duly authorized officer of each of the Origination Trust, Wilmington Trust Company, Holdings, the Servicer, the Indenture Trustee, the Issuer and the Back-up Servicer, (vii) each of the Origination Trust Documents, executed by duly authorized officers of each of the parties thereto and (viii) any other Transaction Documents to be executed in connection with Series 2010-1, each duly executed by the parties thereto.
          (b) Corporate Documents; Proceedings of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, PHH, the Intermediary and the Servicer. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received from the Issuer, the Administrator, SPV, Holdings, PHH, the Intermediary, the Origination Trust, VMS and the Servicer true and complete copies of:
     (i) to the extent applicable, the certificate of incorporation, certificate of trust or certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

     (ii) a certificate of the Secretary or an Assistant Secretary of each of the Issuer, the Administrator, Holdings, PHH and VMS, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement or by-laws, as applicable, of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent and each Class B Note Purchaser, of the managers or directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of formation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and
     (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
          (c) Good Standing Certificates. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Issuer, the Administrator, SPV, Holdings, and the Origination Trust in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Issuer, the Administrator, SPV, Holdings, or the Origination Trust, as the case may be.
          (d) Consents, Licenses, Approvals, Etc. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received certificates dated the date hereof of an Authorized Officer of the Issuer, VMS, PHH, Holdings and the Origination Trust either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Issuer, VMS, PHH, Holdings and the Origination Trust of the Transaction Documents to which it is a party and the validity and enforceability of the Transaction Documents to which it is a party against the Issuer, VMS, PHH, Holdings and the Origination Trust, respectively, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

          (e) No Litigation. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting the Issuer, VMS, Holdings, the Origination Trust, PHH or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
          (f) Lien Searches. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received a written search report listing all effective financing statements that name VMS, PHH, the Origination Trust, Holdings, SPV or the Issuer as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Administrative Agent, any Funding Agent or any Class B Investor Noteholder determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (h) below shall cover any portion of the Series 2010-1 Collateral), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents.
          (g) UCC Certificate. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received from each of VMS, the Origination Trust, Holdings and the Issuer a certificate, substantially in the form of Exhibit H, completed in a manner satisfactory to the Administrative Agent, each Funding Agent and each Class B Note Purchaser duly executed by an Authorized Officer of each of VMS, the Origination Trust, Holdings and the Issuer and dated the Effective Date.
          (h) Filings, Registrations and Recordings. The SUBI Certificates shall have been registered in the name of the Issuer and delivered to the Indenture Trustee, endorsed in blank, and any documents (including, without limitation, financing statements) required to be filed in order (i) to create, in favor of the Indenture Trustee, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute, (ii) to create in favor of the Issuer a perfected security interest in the Loan Collateral with respect to which a security interest may be perfected by filing under the UCC or other comparable statute, (iii) to create in favor of the Origination Trust perfected ownership/security interest in the assets transferred thereto pursuant to the Old Contribution Agreement and the Contribution Agreement, (iv) to create in favor of SPV a perfected ownership interest in the Leases, Vehicles and other assets transferred thereto pursuant to the Asset Purchase Agreement, (v) to create in favor of Holdings a perfected ownership interest in the Fleet Receivables under the Receivables Purchase Agreement, (vi) to create in favor of the Issuer a perfected security interest in the collateral pledged under the Security Agreement and (vii) to create in favor of the Indenture Trustee a perfected security interest in the Series 2010-1 Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the UCC Certificate referred to in paragraph (g) above, and such filings are the only filings required in order to perfect the security interest of the Indenture Trustee in the Collateral, the security interest of the Issuer in the Loan Collateral, the transfer of the Fleet Receivables, Leases, Vehicles and other assets to the Origination Trust pursuant to the Old Contribution Agreement and the Contribution Agreement, the transfer of the Leases, Vehicles and other assets to SPV pursuant to the Asset Purchase Agreement, the transfer of the Fleet Receivables to Holdings pursuant to the Receivables Purchase Agreement, the security interest of the Issuer in the collateral pledged under the Security Agreement or the security interest of the Indenture Trustee in the Series 2010-1 Collateral, as the case may be. The Administrative Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.
          (i) Legal Opinions. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received, opinions of counsel to the Issuer, Holdings, SPV, the Origination Trust, the Intermediary, the Back-up Servicer and the Administrator, dated the Effective Date and addressed to the Administrative Agent, each Non-Conduit Purchaser, each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser, each Class B Note Purchaser and the Indenture Trustee, as to due organization of the Origination Trust, Holdings, SPV, the Administrator, the Back-up Servicer, the Intermediary and the Issuer, enforceability of the Transaction Documents, bankruptcy (“true sale” and “non-substantive consolidation”), perfection and priority of security interests in the Series 2010-1 Collateral, creation and perfection of the security interests in the Loan Collateral, including the SUBI Certificates and the Sold Units and the Fleet Receivables, the characterization of the Series 2010-1 Investor Notes as debt for U.S. federal income tax purposes, the characterization of the Issuer not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and other matters, in each case, in form and substance acceptable to the addressees thereof and their respective counsel.
          (j) Opinion. The Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, on behalf of the related CP Conduit Purchaser and the APA Banks with respect to such CP Conduit Purchaser, and each Class B Note Purchaser shall have received an opinion of counsel to the Indenture Trustee as to the due authorization, execution and delivery by the Indenture Trustee of this Indenture Supplement and the due authentication and delivery by the Indenture Trustee of the Series 2010-1 Investor Notes.
          (k) Fees and Expenses. Each Funding Agent with respect to a CP Conduit Purchaser Group shall have received payment of all fees, out-of-pocket expenses (including any amounts due to the Rating Agencies in connection with their review of the acquisition by the CP Conduit Purchaser in such CP Conduit Purchaser Group of the Class A Investor Notes) and other amounts due and payable to the CP Conduit Purchaser or the APA Banks in such CP Conduit Purchaser Group on or before the Effective Date. Each Non-Conduit Purchaser shall have received payment of all fees, out-of-pocket expenses and other amounts due and payable to such Non-Conduit Purchaser on or before the Effective Date.

          (l) Establishment of Accounts. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Collection Account (including the Series 2010-1 Subaccounts), the Series 2010-1 Reserve Account, the Series 2010-1 Yield Supplement Account and the Series 2010-1 Distribution Account shall have been established in accordance with the terms and provisions of the Indenture.
          (m) Lease Rate Caps. The Indenture Trustee shall have received copies of the Lease Rate Caps duly executed by the parties thereto satisfying the requirements of Section 5A.12 on or prior to the Effective Date.
          (n) Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, property or condition (financial or otherwise) of PHH and its Subsidiaries taken as a whole since March 31, 2010.
          (o) Ratings of Series 2010-1 Investor Notes. The Administrative Agent shall have received a letter from Moody’s stating that the Class A Investor Notes have received a rating of “Aa2” and the Class B Note Purchasers shall have received a letter from Moody’s stating that the Class B Investor Notes have received a rating of “A2.”
          (p) Ratings of Commercial Paper. Each Funding Agent shall have received, to the extent required, evidence satisfactory to it that the purchase by the CP Conduit Purchaser in its CP Conduit Purchaser Group of Class A Investor Notes hereunder will not result in a reduction or withdrawal of the rating of such CP Conduit Purchaser’s Commercial Paper by any Rating Agency;
          (q) Agreed Upon Procedures. The Administrative Agent shall have received a letter of independent certified public accountants of recognized national standing, addressed to each Non-Conduit Purchaser and each CP Conduit Purchaser and the Funding Agent, the Program Support Provider and the APA Banks with respect to such CP Conduit Purchaser, and dated as of a recent date, in form and substance satisfactory to the Administrative Agent, concerning the agreed upon procedures performed in respect of the Origination Trust Assets allocated to the Lease SUBI Portfolio described on Exhibit F.
          (r) Class A Investor Notes. The Administrative Agent shall have received on or prior to the Effective Date the duly executed Class A Investor Note(s) registered in the names of the Non-Conduit Purchasers and the Funding Agents as nominee on behalf of their Related Purchaser Groups.
          (s) Class B Investor Notes. Each Class B Note Purchaser shall have received on or prior to the Effective Date a duly executed Class B Investor Note registered in its name or the name of its nominee.

ARTICLE 10
THE ADMINISTRATIVE AGENT
          SECTION 10.1. Appointment. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Indenture Supplement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Indenture Supplement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Indenture Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture Supplement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture Supplement or otherwise exist against the Administrative Agent.
          SECTION 10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Indenture Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Issuer or the Administrator), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys- in-fact selected by it with reasonable care.
          SECTION 10.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture or this Indenture Supplement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks or the Funding Agents for any recitals, statements, representations or warranties made by the Issuer, the Administrator or any officer thereof contained in this Indenture Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Indenture Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates, the Sold Units or the Fleet Receivables or for any failure of any of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates,

the Sold Units or the Fleet Receivables or to inspect the properties, books or records of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer.
          SECTION 10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or the Administrator), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may deem and treat the registered holder of any Class A Investor Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Indenture Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Non-Conduit Purchasers and the Funding Agents, on behalf of the CP Conduit Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Non-Conduit Purchasers and the Funding Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture Supplement and the other Transaction Documents in accordance with a request of the Series 2010-1 Required Investor Noteholders (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Class A Investor Noteholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents.
          SECTION 10.5. Notice of Administrator Default or Amortization Event or Potential Amortization Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, any Event of Default or Default, any Termination Event or any Servicer Default unless the Administrative Agent has received written notice from a Non-Conduit Purchaser, a CP Conduit Purchaser, an APA Bank, a Funding Agent, the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer referring to the Agreement or this Indenture Supplement, describing such Amortization Event or Potential Amortization Event, Event of Default or Default, Termination Event or Servicer Default or and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event,” “notice of an Event of Default or Default,” “notice of a Termination Event” or “notice of a Servicer Default”, as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Non-Conduit Purchasers, the Funding Agents, the Indenture Trustee, the Issuer and the Administrator. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Series 2010-1 Required Investor Noteholders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.

          SECTION 10.6. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer and made its own decision to enter into this Indenture Supplement. Each of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer. Except for notices, reports and other documents expressly required to be furnished to the Funding Agents by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Non-Conduit Purchaser, any CP Conduit Purchaser, any APA Bank or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust or the Servicer which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
          SECTION 10.7. Indemnification. Each of the Non-Conduit Purchasers and the APA Banks in a CP Conduit Purchaser Group agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Issuer and the Administrator and without limiting the obligation of the Issuer and the Administrator to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or if indemnification is sought after the date upon which the Commitments shall have terminated and the Purchaser Group Invested Amounts shall have been reduced to zero, ratably in accordance with their Commitment Percentages immediately prior to such date of payment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Indenture Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Non-Conduit Purchaser, APA

Bank or Funding Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.
          SECTION 10.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Administrator or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Series 2010-1 Investor Note held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Indenture Supplement and the other Transaction Documents as any APA Bank or Funding Agent and may exercise the same as though it were not the Administrative Agent, and the terms “APA Bank,” and “Funding Agent” shall include the Administrative Agent in its individual capacity.
          SECTION 10.9. Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days’ notice to the Non-Conduit Purchasers, the Funding Agents, the Indenture Trustee, the Issuer and the Administrator. The Administrative Agent may be removed at any time by resolution of the Series 2010-1 Required Investor Noteholders, removing the Administrative Agent and appointing from among the Funding Agents a successor administrative agent, which successor administrative agent shall be approved by the Issuer and the Administrator (which approval shall not be unreasonably withheld), delivered to the Administrative Agent, the Indenture Trustee and the Administrator. If JPMorgan Chase shall resign as Administrative Agent under this Indenture Supplement, then the Series 2010-1 Required Investor Noteholders shall promptly appoint a successor administrative agent from among the Funding Agents, which successor administrative agent shall be approved by the Issuer and the Administrator (which approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Non-Conduit Purchasers, the Funding Agents, the Issuer and the Administrator, a successor agent from among the Non-Conduit Purchasers and the Funding Agents. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Series 2010-1 Required Investor Noteholders appoint a successor agent as provided for above. Effective upon the appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Indenture Supplement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this

Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture Supplement.
ARTICLE 11
THE FUNDING AGENTS
          SECTION 11.1. Appointment. Each CP Conduit Purchaser and each APA Bank with respect to such CP Conduit Purchaser hereby irrevocably designates and appoints the Funding Agent set forth next to such CP Conduit Purchaser’s name on Schedule I as the agent of such Person under this Indenture Supplement and irrevocably authorizes such Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Indenture Supplement and to exercise such powers and perform such duties as are expressly delegated to such Funding Agent by the terms of this Indenture Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture Supplement, each Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser or APA Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture Supplement or otherwise exist against each Funding Agent.
          SECTION 11.2. Delegation of Duties. Each Funding Agent may execute any of its duties under this Indenture Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible to the CP Conduit Purchaser or any APA Bank in its CP Conduit Purchaser Group for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          SECTION 11.3. Exculpatory Provisions. Each Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Base Indenture or this Indenture Supplement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the CP Conduit Purchasers and/or APA Banks for any recitals, statements, representations or warranties made by the Issuer, the Administrator, the Administrative Agent, or any officer thereof contained in this Indenture Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Funding Agent under or in connection with, this Indenture Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture Supplement, any other Transaction Document, or for any failure of any of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, the Servicer or the Administrative Agent to perform its obligations hereunder or thereunder. Each Funding Agent shall not be under any obligation to the CP Conduit Purchaser or any APA Bank in its CP Conduit Purchaser Group to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture Supplement, any other Transaction Document, the Loan Note, the SUBI Certificates, the Sold Units or the Fleet Receivables or to

inspect the properties, books or records of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, the Servicer or the Administrative Agent.
          SECTION 11.4. Reliance by Each Funding Agent. Each Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or the Administrator), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall be fully justified in failing or refusing to take any action under this Indenture Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Related Purchaser Group, as it deems appropriate or it shall first be indemnified to its satisfaction by the Related Purchaser Group against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
          SECTION 11.5. Notice of Administrator Default or Amortization Event or Potential Amortization Event. Each Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, any Event of Default or Default, any Termination Event or any Servicer Default unless such Funding Agent has received written notice from a Non-Conduit Purchaser, a CP Conduit Purchaser, an APA Bank, the Issuer, the Administrator, the Servicer, SPV, Holdings, or the Origination Trust referring to the Indenture or this Indenture Supplement, describing such Amortization Event or Potential Amortization Event, Event of Default or Default, Termination Event or Servicer Default or and stating that such notice is a “notice of an Amortization Event or Potential Amortization Event,” “notice of an Event of Default or Default,” “notice of a Termination Event” or “notice of a Servicer Default”, as the case may. In the event that any Funding Agent receives such a notice, such Funding Agent shall give notice thereof to the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group. Such Funding Agent shall take such action with respect to such event as shall be reasonably directed by the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group, provided that unless and until such Funding Agent shall have received such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the CP Conduit Purchaser and APA Banks in its CP Conduit Purchaser Group.
          SECTION 11.6. Non-Reliance on Each Funding Agent and Other CP Conduit Purchaser Groups. Each CP Conduit Purchaser and each of the related APA Banks expressly acknowledge that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by such Funding Agent hereinafter taken, including any review of the affairs of the Issuer shall be deemed to constitute any representation or warranty by such Funding Agent to any such Person. Each CP Conduit Purchaser and each of the related APA Banks represents to its Funding Agent that it has, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer. Each

CP Conduit Purchaser and each of the related APA Banks also represents that it will, independently and without reliance upon its Funding Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other conditions and creditworthiness of the Issuer, the Administrator, SPV, Holdings, the Origination Trust and the Servicer.
          SECTION 11.7. Indemnification. Each APA Bank in a CP Conduit Purchaser Group agrees to indemnify its Funding Agent in its capacity as such (to the extent not reimbursed by the Issuer and the Administrator and without limiting the obligation of the Issuer and the Administrator to do so), ratably according to its respective APA Bank Percentage in effect on the date on which indemnification is sought under this Section 11.7 (or if indemnification is sought after the date upon which the Commitments shall have been terminated, ratably in accordance with its APA Bank Percentage at the time of termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of this Indenture Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Funding Agent under or in connection with any of the foregoing; provided that no APA Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such related Funding Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.
ARTICLE 12
MISCELLANEOUS
          SECTION 12.1. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.
          SECTION 12.2. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 12.3. Further Assurances. Each of the Issuer, the Administrator and the Indenture Trustee agrees, at the Administrator’s expense, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Administrative Agent more fully to effect the purposes of this Indenture Supplement and the sale of the Series 2010-1 Investor Notes hereunder. The Issuer hereby authorizes the Administrative Agent to file any financing statements or similar documents or notices or continuation statements in order to perfect the Indenture Trustee’s security interest in the Series 2010-1 Collateral.
          SECTION 12.4. Payments. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to a CP Conduit Purchaser Group, at the office of the Funding Agent with respect to such CP Conduit Purchaser Group set forth in Section 12.9, and, if to a Non-Conduit Purchaser Group, at the office of the Related Non-Conduit Purchaser set forth in Section 12.9.
          SECTION 12.5. Costs and Expenses. The Administrator agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent) and of each Purchaser Group and each Class B Note Purchaser (including in connection with the preparation, execution and delivery of this Indenture Supplement the reasonable fees and disbursements of counsel to such Purchaser Group or Class B Note Purchaser) in connection with (i) the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Indenture Supplement, the Indenture and the other Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent or any Class B Note Purchaser of the obligations and liabilities of the Issuer, the Administrator, SPV, Holdings, the Origination Trust, VMS, the Back-up Servicer and the Servicer under the Indenture, this Indenture Supplement or the other Transaction Documents and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other Transaction Documents.
          SECTION 12.6. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, the Administrative Agent, any Non-Conduit Purchaser, any Funding Agent, any CP Conduit Purchaser, any APA Bank or any Class B Note Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
          SECTION 12.7. Amendments. (a) This Indenture Supplement may be amended in writing from time to time by the Administrator, the Issuer and the Indenture Trustee, with the consent of the Series 2010-1 Majority in Interest; provided that, notwithstanding the foregoing, without the consent of each Non-Conduit Purchaser, each CP Conduit Purchaser and each APA Bank and, except in the case of clause (ii)(B) or (ii)(C) (except with respect to any amendment to Section 7.3), each Class B Note Purchaser, no such amendment shall:

     (i) reduce the percentage of Series 2010-1 Investor Noteholders whose consent is required to take any particular action hereunder;
     (ii) (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2010-1 Investor Note (or reduce the principal amount of or rate of interest on any Series 2010-1 Investor Note); provided, however, that (x) the Class B Note Margin may be reduced or the rate of interest on the Class B Investor Notes may otherwise be reduced without the consent of any Non-Conduit Purchaser, CP Conduit Purchaser or APA Bank and (y) the rate of interest on the Class A Investor Notes may be reduced without the consent of any Class B Note Purchaser;
     (B) extend the due date for, or reduce the amount of any Commitment Fee payable hereunder;
     (C) change the calculation of any Article 7 Costs or other amounts payable by the Issuer to the Non-Conduit Purchasers, the CP Conduit Purchasers, APA Banks or Program Support Providers hereunder;
     (D) modify Section 5A.4(c);
     (E) approve the assignment or transfer by the Issuer of any of its rights or obligations hereunder or under any other Transaction Document to which it is a party except pursuant to the express terms hereof or thereof;
     (F) release any obligor under any Transaction Document to which it is a party except pursuant to the express terms of such Transaction Document;
     (G) amend or otherwise modify any Amortization Event or any defined term referred to therein;
     (H) amend or otherwise modify the Series 2010-1 Required Asset Amount, the Series 2010-1 Required Overcollateralization Amount, the Series 2010-1 Required Enhancement Amount or any defined term referred to therein; or
     (I) permit the creation of any Lien ranking prior to or on a parity with the Indenture Trustee’s Lien on the Series 2010-1 Collateral, release such Lien except pursuant to the express terms hereof or deprive any Series 2010-1 Investor Noteholder of the security afforded by such Lien; and
     (iii) modify Section 12.7(a).
          (b) Any amendment hereof can be effected without the Administrative Agent’s being party thereto; provided, however, that no such amendment, modification or waiver of this Indenture Supplement that affects rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.
          (c) The Administrator shall provide prior notice of any amendment hereof to the Rating Agencies. Promptly after the execution of any amendment hereof, the Administrator shall mail to each of the Non-Conduit Purchasers, the Funding Agents, each Class B Note Purchaser and each Rating Agency a copy thereof.
          SECTION 12.8. Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.
          SECTION 12.9. Notices. All notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of the Issuer, the Administrator and the Indenture Trustee, in the manner set forth in Section 13.4 of the Base Indenture and (ii) in the case of the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks, the Funding Agents and the Class B Note Purchasers, in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, in the case of facsimile notice, when received, or in the case of overnight air courier, one Business Day after the date such notice is delivered to such overnight courier, addressed as follows in the case of the Administrative Agent and to the addresses therefor set forth in Schedule I or in the Transfer Supplement or Purchaser Group Supplement pursuant to which it became a party to this Indenture Supplement, in the case of the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks and the Funding Agents, or in Schedule II, in the case of the Class B Note Purchasers; or to such other address as may be hereafter notified by the respective parties hereto:
Administrative Agent:	JPMorgan Chase Bank, N.A. c/o J.P. Morgan Securities Inc. 10 South Dearborn, 13th Floor Chicago, Illinois 60670 Attention: Asset-Backed Finance Fax (312) 732-3600
          SECTION 12.10. Successors and Assigns. (a) This Indenture Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Issuer may not assign or transfer any of its rights under this Indenture Supplement without the prior written consent of all of the Series 2010-1 Investor Noteholders, (ii) no Non-Conduit Purchaser may assign or transfer any of its rights under this Indenture Supplement other than pursuant to paragraph (e), (f) or (h) below of this Section 12.10, (iii) no CP Conduit Purchaser may assign or transfer any of its rights under this Indenture Supplement other than in accordance with the Asset Purchase Agreement with respect to such CP Conduit Purchaser or otherwise to the APA Bank with respect to such CP Conduit Purchaser or a Program Support Provider with respect to such CP Conduit Purchaser or pursuant to paragraph (b) or (e) below of this Section 12.10, (iv) no APA Bank may assign or transfer any of its rights or obligations under this Indenture Supplement except to a Program Support Provider or pursuant to paragraph (c), (d), (e) or (h) below of this Section 12.10 and (v) no Class B Investor Noteholder may assign or transfer any of its rights or obligations under this Indenture Supplement or in respect of its Class B Investor Note except pursuant to paragraph (g) or (h) below of this Section 12.10.
          (b) Without limiting the foregoing, each CP Conduit Purchaser may assign all or a portion of the Purchaser Group Invested Amount with respect to such CP Conduit Purchaser and its rights and obligations under this Indenture Supplement and any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such CP Conduit Purchaser. Prior to or concurrently with the effectiveness of any such assignment (or if impracticable, immediately thereafter), the assigning CP Conduit Purchaser shall notify the Administrative Agent, the Issuer, the Indenture Trustee and the Administrator thereof. Upon such assignment by a CP Conduit Purchaser to a Conduit Assignee, (A) such Conduit Assignee shall be the owner of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser, (B) the related administrative or managing agent for such Conduit Assignee will act as the administrative agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Transaction Documents, (C) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Purchaser herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (D) such Conduit Assignee shall assume all of such CP Conduit Purchaser’s obligations, if any, hereunder or under the Base Indenture or under any other Transaction Document with respect to such portion of the Purchaser Group Invested Amount and such CP Conduit Purchaser shall be released from such obligations, (E) all distributions in respect of the Purchaser Group Invested Amount or such portion thereof with respect to such CP Conduit Purchaser shall be made to the applicable agent or administrative agent, as applicable, on behalf of such Conduit Assignee, (F) the definitions of the terms “Class A Monthly Funding Costs” and “Discount” shall be determined in the manner set forth in the definition of “Class A Monthly Funding Costs” and “Discount” applicable to such CP Conduit Purchaser on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Purchaser), (G) the defined terms and other terms and provisions of this Indenture Supplement, the Base Indenture and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (H) if requested by the Administrative Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing.
          (c) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Indenture Supplement and the Class A Investor Notes, with the prior written consent of the Administrative Agent, the Issuer and the Administrator (in each case, which consent shall not be unreasonably withheld), to one or more banks (an “Acquiring APA Bank”) pursuant to a transfer supplement, substantially in the form of Exhibit I (the “Transfer Supplement”), executed by such Acquiring APA Bank, such assigning APA Bank, the Funding Agent with respect to such APA

Bank, the Administrative Agent, the Issuer and the Administrator and delivered to the Administrative Agent. Notwithstanding the foregoing, no APA Bank shall so sell its rights hereunder if such Acquiring APA Bank is not an Eligible Assignee.
          (d) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“APA Bank Participants”) participations in its APA Bank Percentage of the Commitment of the APA Banks in its CP Conduit Purchaser Group, its APA Bank Percentage of the Class A Investor Note of its CP Conduit Purchaser Group and its rights hereunder pursuant to documentation in form and substance satisfactory to such APA Bank and the APA Bank Participant; provided, however, that (i) in the event of any such sale by an APA Bank to an APA Bank Participant, (A) such APA Bank’s obligations under this Indenture Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) the Issuer and the Administrative Agent shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under this Indenture Supplement and (ii) no APA Bank shall sell any participating interest under which the APA Bank Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Indenture Supplement or any Transaction Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder. An APA Bank Participant shall have the right to receive Article 7 Costs but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation.
          (e) Any CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser may at any time sell all or any part of their respective rights and obligations, and any Non-Conduit Purchaser may at any time sell all or any part of its rights and obligations, under this Indenture Supplement and the Class A Investor Notes, with the prior written consent of the Administrative Agent, the Issuer and the Administrator (in each case, which consent shall not be unreasonably withheld), to a multi-seller commercial paper conduit and one or more banks providing support to such multi-seller commercial paper conduit or to a financial institution or other entity (an “Acquiring Purchaser Group”) pursuant to a transfer supplement, substantially in the form of Exhibit J (the “Purchaser Group Supplement”), executed by such Acquiring Purchaser Group, the Funding Agent, if any, with respect to such Acquiring Purchaser Group (including the CP Conduit Purchaser and the APA Banks, if any, with respect to such Acquiring Purchaser Group), such assigning Purchaser Group (including the CP Conduit Purchaser and the APA Banks, if any, with respect to such assigning Purchaser Group and the Funding Agent, if any, with respect to such assigning Purchaser Group) and the Administrative Agent, the Issuer and the Administrator and delivered to the Administrative Agent.
          (f) Any Non-Conduit Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Non-Conduit Purchaser Participants”) participations in its Commitment, its Class A Investor Note and its rights hereunder pursuant to documentation in form and substance satisfactory to such Non-Conduit Purchaser and the Non-Conduit Purchaser Participant; provided, however, that (i) in the event of any such sale by a Non-Conduit Purchaser to a Non-Conduit Purchaser Participant, (A) such Non-Conduit Purchaser’s obligations under this Indenture Supplement shall remain unchanged, (B) such Non-Conduit Purchaser shall remain solely responsible for the performance thereof and (C) the Issuer and the Administrative Agent shall continue to deal solely and directly with such Non-Conduit Purchaser in connection with its rights and obligations under this Indenture Supplement and (ii) no Non-Conduit Purchaser shall sell any participating interest under which the Non-Conduit Purchaser Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Indenture Supplement or any Transaction Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class A Investor Noteholders hereunder. A Non-Conduit Purchaser Participant shall have the right to receive Article 7 Costs but only to the extent that the related selling Non-Conduit Purchaser would have had such right absent the sale of the related participation.
          (g) Any Class B Note Purchaser may in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Indenture Supplement and its Class B Investor Notes to one or more Persons (an “Acquiring Class B Note Purchaser”), with the prior written consent of the Issuer and the Administrator (in each case, which consent shall not be unreasonably withheld) pursuant to a transfer supplement substantially in the form of Exhibit K (the “Class B Note Transfer Supplement”), executed by such Acquiring Class B Note Purchaser, such assigning Class B Note Purchaser, the Issuer and the Administrator. Any Class B Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Class B Participants”) participations in its Class B Investor Note and its rights hereunder pursuant to documentation in form and substance satisfactory to such Class B Note Purchaser and the Class B Participant; provided, however, that (i) the Issuer and the Administrator shall continue to deal solely and directly with such Class B Note Purchaser in connection with its rights and obligations under this Indenture Supplement and its Class B Investor Note and (ii) no Class B Note Purchaser shall sell any participating interest under which the Class B Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Indenture Supplement or any Transaction Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Class B Note Purchasers hereunder. A Class B Participant shall have the right to receive Article 7 Costs but only to the extent that the related selling Class B Note Purchaser would have had such right absent the sale of the related participation.
          (h) Notwithstanding any other provision of this Indenture Supplement to the contrary, (i) any Non-Conduit Purchaser, any APA Bank or any Program Support Provider may at any time pledge or grant a security interest in all or any portion of its rights under its Class A Investor Note and this Indenture Supplement to secure obligations of such Non-Conduit Purchaser, such APA Bank or such Program Support Provider to a Federal Reserve Bank, without notice to or consent of the Administrative Agent, the Issuer or the Administrator, and (ii) any Class B Note Purchaser may at any time pledge or grant a security interest in all or any portion of its rights under its Class B Investor Note and this Indenture Supplement to secure obligations of such Class B Note Purchaser to a Federal Reserve Bank, without notice to or consent of the Issuer or the Administrator; provided that no such pledge or grant of a security interest shall release a Non-Conduit Purchaser, an APA Bank or a Class B Note Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Non-Conduit Purchaser, such APA Bank or such Class B Note Purchaser as a party hereto.

          (i) For so long as any of the Series 2010-1 Investors Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Administrator agrees to provide to any Series 2010-1 Investor Noteholder and to any prospective purchaser of Series 2010-1 Investor Notes designated by such Series 2010-1 Investor Noteholder upon the request of such Series 2010-1 Investor Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.
          SECTION 12.11. Securities Laws. Each Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank and Class B Note Purchaser hereby represents and warrants to the Issuer that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has sufficient assets to bear the economic risk of, and sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of, its investment in a Series 2010-1 Investor Note. Each Non-Conduit Purchaser, CP Conduit Purchaser, each APA Bank and each Class B Note Purchaser agrees that its Series 2010-1 Investor Note will be acquired for investment only and not with a view to any public distribution thereof, and that such Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Class B Note Purchaser will not offer to sell or otherwise dispose of its Series 2010-1 Investor Note (or any interest therein) in violation of any of the registration requirements of the Securities Act, or any applicable state or other securities laws. Each Non-Conduit Purchaser, CP Conduit Purchaser, each APA Bank and each Class B Note Purchaser acknowledges that it has no right to require the Issuer to register its Series 2010-1 Investor Note under the Securities Act or any other securities law. Each Non-Conduit Purchaser, CP Conduit Purchaser, each APA Bank and each Class B Note Purchaser hereby confirms and agrees that in connection with any transfer by it of an interest in the Series 2010-1 Investor Note, such Non-Conduit Purchaser, CP Conduit Purchaser, APA Bank or Class B Note Purchaser has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          SECTION 12.12. Adjustments; Set-off. (a) If any member of a Purchaser Group (a “Benefitted Purchaser Group”) shall at any time receive in respect of its Purchaser Group Invested Amount any distribution of principal, interest, Commitment Fees or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser Group, if any, in respect of such other Purchaser Group’s Purchaser Group Invested Amount, or interest thereon, such Benefitted Group Purchaser shall purchase for cash from the other Purchaser Group such portion of such other Purchaser Group’s interest in the Class A Investor Notes, or shall provide such other Purchaser Group with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser Group to share the excess payment or benefits of such collateral or proceeds ratably with the other Purchaser Group; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser Group, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Issuer agrees that any Purchaser Group so purchasing a portion of another Purchaser Group’s Purchaser Group Invested Amount may exercise all rights of payment

(including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser Group were the direct holder of such portion.
          (b) In addition to any rights and remedies of the Purchaser Groups provided by law, each member of a Purchaser Group shall have the right, without prior notice to the Issuer, any such notice being expressly waived by the Issuer to the extent permitted by applicable law, upon any amount becoming due and payable by the Issuer hereunder or under the Class A Investor Notes to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such member to or for the credit or the account of the Issuer. Each Non-Conduit Purchaser, each CP Conduit Purchaser and each APA Bank agrees promptly to notify the Issuer and the Administrative Agent after any such set-off and application made by such Person; provided that the failure to give such notice shall not affect the validity of such set-off and application.
          SECTION 12.13. Counterparts. This Indenture Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.
          SECTION 12.14. No Bankruptcy Petition. (a) Each of the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks, the Funding Agents and the Class B Note Purchasers hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2010-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Issuer any involuntary, bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          (b) The Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each Funding Agent, each APA Bank and each Class B Note Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          (c) The Issuer, the Administrator, the Indenture Trustee, the Administrative Agent, each Non-Conduit Purchaser, each CP Conduit Purchaser, each APA Bank, each Funding Agent and each Class B Note Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, Holdings, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.
          (d) This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.
          SECTION 12.15. SUBIs. The Issuer, the Administrator, the Administrative Agent, each Non-Conduit Purchaser, each CP Conduit Purchaser, each APA Bank, each Funding Agent and each Class B Note Purchaser hereby represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this Section as defined in the Origination Trust Agreement), any other SUBI Portfolio (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease Receivable SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.
          SECTION 12.16. Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 12.1(b) of the Base Indenture will be effective as to the Series 2010-1 Investor Notes without the consent of the Series 2010-1 Required Investor Noteholders.

          SECTION 12.17. Limited Recourse. (a) Notwithstanding anything to the contrary contained herein, any obligations of each CP Conduit Purchaser hereunder to any party hereto are solely the corporate obligations of such CP Conduit Purchaser and shall be payable at such time as funds are received by or are available to such CP Conduit Purchaser in excess of funds necessary to pay in full all of its outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against a CP Conduit Purchaser shall be subordinated to the payment in full of all of its Commercial Paper.
          (b) No recourse under any obligation, covenant or agreement of any CP Conduit Purchaser contained herein shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of their Affiliates by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Indenture Supplement is solely a corporate obligation of such CP Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Conduit Purchaser, its administrative agent, the Funding Agent with respect to such CP Conduit Purchaser or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Indenture Supplement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 12.17 shall survive termination of this Indenture Supplement.
          SECTION 12.18. Waiver of Setoff. Notwithstanding any other provision of this Indenture Supplement or any other agreement to the contrary, all payments to the Purchasers hereunder shall be made without set-off or counterclaim.
          SECTION 12.19. Conflict of Instructions. In the event the Issuer and the Administrator shall have delivered conflicting instructions to the Indenture Trustee or the Administrative Agent to take or refrain from taking action hereunder, the Indenture Trustee or the Administrative Agent, as the case may be, shall follow the instructions of the Issuer.
          SECTION 12.20. JPMorgan Chase Conflict Waiver. JPMorgan Chase acts as the Funding Agent with respect to one or more of the CP Conduit Purchasers (collectively, “Conduit”) and as administrative agent for Conduit, as issuing and paying agent for Conduit’s Commercial Paper, as provider of other backup facilities for Conduit, and may provide other services or facilities from time to time (the “JPMorgan Chase Roles”). Each of the parties hereto hereby acknowledges and consents to any and all JPMorgan Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by JPMorgan Chase’s acting as the Funding Agent with respect to Conduit or as the APA Bank with respect to Conduit and acting as or maintaining any of the JPMorgan Chase Roles, and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.
          SECTION 12.21. Confidential Information.
          (a) The Indenture Trustee and each Series 2010-1 Investor Noteholder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Indenture Trustee or such Series 2010-1 Investor Noteholder in good faith to protect Confidential Information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys, independent or internal auditors and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.21; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.21; (iii) any other Series 2010-1 Investor Noteholder; (iv) any Person of the type that would, to such Person’s knowledge, be permitted to acquire Series 2010-1 Investor Notes in accordance with the requirements of the Indenture to which such Person sells or offers to sell any such Series 2010-1 Note or any part thereof or any participation therein that agrees to hold confidential the Confidential Information substantially in accordance with this Section 12.21 (or in accordance with such other confidentiality procedures as are acceptable to the Issuer); (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person; (vii) such Person’s reinsurers, liquidity providers, credit providers, investors or potential investors or the directors, trustees, officers, employees, agents, attorneys, independent or internal auditors, financial advisors or other professional advisors of such reinsurers, liquidity providers, credit providers, investors or potential investors who, in each case, agree to hold confidential the Confidential Information substantially in accordance with this Section 12.21 (or in accordance with such other confidentiality procedures as are acceptable to the Issuer); (viii) any Person acting as a placement agent or dealer with respect to any Commercial Paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of PHH or any of its Affiliates); (ix) any other Person with the consent of the Issuer; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation, statute or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Amortization Event has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Series 2010-1 Investor Notes, the Indenture or any other Related Document; and provided, further, however, that delivery to Series 2010-1 Investor Noteholders of any report or information required by the terms of the Indenture to be provided to Series 2010-1 Investor Noteholders shall not be a violation of this Section 12.21. Each Series 2010-1 Investor Noteholder agrees, except as set forth in clauses (v), (vi) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Series 2010-1 Investor Notes or administering its investment in the Series 2010-1 Investor Notes. In the event of any required disclosure of the Confidential Information by such Series 2010-1 Investor Noteholder, such Series 2010-1 Investor Noteholder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Series 2010-1 Investor Noteholder, by its acceptance of a Series 2010-1 Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.21.
          (b) For the purposes of this Section 12.21, “Confidential Information” means information delivered to the Indenture Trustee or any Series 2010-1 Investor Noteholder by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to the Indenture and the Transaction Documents; provided, that such term does not include information that: (i) was publicly known or otherwise known to the Indenture Trustee or such Series 2010-1 Investor Noteholder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Indenture Trustee, any Series 2010-1 Investor Noteholder or any person acting on behalf of the Indenture Trustee or any Series 2010-1 Investor Noteholder; (iii) otherwise is known or becomes known to the Indenture Trustee or any Series 2010-1 Investor Noteholder other than (x) through disclosure by the Issuer or (y) as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

          IN WITNESS WHEREOF, the Issuer, the Administrator, the Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the APA Banks, the Funding Agents, the Class B Note Purchasers and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

CHESAPEAKE FUNDING LLC
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	SVP & Treasurer

PHH VEHICLE MANAGEMENT SERVICES, LLC
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	SVP & Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Marquis Gilmore
	Name:	Marquis Gilmore
	Title:	Managing Director

THE BANK OF NEW YORK MELLON, as Indenture Trustee
By:	/s/ Jared Fischer
	Name:	Jared Fischer
	Title:	Senior Associate

FALCON ASSET SECURITIZATION COMPANY LLC, as a CP Conduit Purchaser
By:	/s/ Marquis Gilmore
	Name:	Marquis Gilmore
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as an APA Bank and a Funding Agent
By:	/s/ Marquis Gilmore
	Name:	Marquis Gilmore
	Title:	Managing Director

SARATOGA FUNDING CORP., LLC, as a CP Conduit Purchaser
By:	/s/ Philip A. Martone
	Name:	Philip A. Martone
	Title:	Vice President

DUETSCHE BANK AG, NEW YORK BRANCH, as an APA Bank and a Funding Agent
By:	/s/ Robert Sheldon
	Name:	ROBERT SHELDON
	Title:	Managing Director

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Non-CP Conduit Purchaser
By:	/s/ J. Matthew Zimmerman
	Name:	J. MATTHEW ZIMMERMAN
	Title:	Vice President

SALISBURY RECEIVABLES COMPANY, as a CP Conduit Purchaser
By:	/s/ Mary Logan
	Name:	Mary Logan
	Title:	Director

BARCLAYS BANK PLC, as an APA Bank and a Funding Agent
By:	/s/ Jeffrey Goldberg
	Name:	Jeffrey Goldberg
	Title:	Director

THUNDER BAY FUNDING, LLC, as a CP Conduit Purchaser
By:	/s/ Lorna P. Mendelson
	Name:	Lorna P. Mendelson
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as an APA Bank and a Funding Agent
By:	/s/ Robert S. Jones
	Name:	Robert S. Jones
	Title:	Authorized Signatory

By:	/s/ Lorna P. Mendelson
	Name:	Lorna P. Mendelson
	Title:	Authorized Signatory

CRC FUNDING, LLC, as a CP Conduit Purchaser c/o Citibank, N.A., As Operating Agent
By:	/s/ Steven Vierengel
	Name:	Steven Vierengel
	Title:	Director

CITIBANK, N.A., as an APA Bank and a Funding Agent
By:	/s/ Steven Vierengel
	Name:	Steven Vierengel
	Title:	Director

WINDMILL FUNDING CORPORATION, as a CP Conduit Purchaser c/o Citibank, N.A.,
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

THE ROYAL BANK OF SCOTLAND PLC, as an APA Bank and a Funding Agent By: RBS Securities Inc., as agent
By:	/s/ Michael Zappaterrini
	Name:	Michael Zappaterrini
	Title:	Managing Director

LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

THE BANK OF NOVA SCOTIA, as an APA Bank and a Funding Agent
By:	/s/ Darren Ward
	Name:	Darren Ward
	Title:	Director

WESTLB AG, NEW YORK BRANCH, as a Non-CP Conduit Purchaser
By:	/s/ Laura A. Sichiger
	Name:	Laura A. Sichiger
	Title:	Executive Director

By:	/s/ Liyin Liang
	Name:	Liyin Liang
	Title:	Associate Director

VARIABLE FUNDING CAPITAL COMPANY LLC, as a CP Conduit Purchaser By: Wells Fargo Securities, LLC, as attorney-in-fact
By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Director

WELLS FARGO BANK NATIONAL ASSOCIATION, as an APA Bank and a Funding Agent
By:	/s/ Leah W. Miller
	Name:	Leah W. Miller
	Title:	Managing Director

PHH SUB 2, INC., as Class B Note Purchaser
By:	/s/ Sandra E. Bell
	Name:	Sandra E. Bell
	Title:	Executive Vice President & CFO

SCHEDULE I TO SERIES 2010-1
INDENTURE SUPPLEMENT
LIST OF PURCHASER GROUPS

Maximum
Purchaser
Group
		APA Bank		Invested	Match
CP Conduit Purchaser	APA Bank	Percentage	Funding Agent	Amount	Funding

Falcon Asset Securitization	JPMorgan Chase Bank, N.A.	10%	JPMorgan Chase Bank, N.A.	$100,000,000
Company LLC	James Glinski		James Glinski
James Glinski	383 Madison Avenue		383 Madison Avenue
383 Madison Avenue	Floor 31		Floor 31
Floor 31 New York, NY 10179	New York, NY 10179		New York, NY 10179

Saratoga Funding Corp., LLC	Deutsche Bank AG,	10%	Deutsche Bank AG,	$100,000,000
Robert Sheldon	New York Branch		New York Branch
60 Wall Street,	Robert Sheldon		Robert Sheldon
3rd Fl	60 Wall Street, 3rd Fl		60 Wall Street, 3rd Fl
New York, NY 10005	New York, NY 10005		New York, NY 10005

Salisbury Receivables	Barclays Bank PLC	10%	Barclays Bank PLC	$100,000,000
Company	Jeffrey Goldberg		Jeffrey Goldberg
Janette Lieu	745 7th Ave., 5th Fl		745 7th Ave., 5th Fl
745 7th Ave., 5th Fl	New York, NY 10019		New York, NY 10019
New York, NY 10019

Thunder Bay Funding, LLC	Royal Bank of Canada	10%	Royal Bank of Canada	$100,000,000
c/o Global Securitization	Managing Director		Managing Director
Services, LLC Two Little 68	Liberty Plaza, 5th Floor		Liberty Plaza, 5th Floor
South Service Road, Ste 120	New York, NY 10006-1404		New York, NY 10006-1404
Melville, NY 11747

	cc: RBC Capital Markets		cc: RBC Capital Markets
	Attn: Conduit Management		Attn: Conduit Management
	Little Falls Centre II		Little Falls Centre II
	2751 Centerville Rd. Suite 212		2751 Centerville Rd. Suite 212
	Wilmington, DE 19808		Wilmington, DE 19808

CRC Funding, LLC	Citibank, N.A.	10%	Citibank, N.A.	$100,000,000
Steve Vierengel	Steve Vierengel		Steve Vierengel
388 Greenwich Street, 19th Fl	388 Greenwich Street,		388 Greenwich Street,
New York, NY, 10013	19th Fl		19th Fl
	New York, NY, 10013		New York, NY, 10013

Windmill Funding	The Royal Bank of Scotland	10%	The Royal Bank of Scotland	$100,000,000
Corporation	Michael Zappaterrini		Michael Zappaterrini
Michael Zappaterrini	600 Washington Blvd		600 Washington Blvd
600 Washington Blvd	Stamford, CT 06901		Stamford, CT 06901
Stamford, CT 06901

Liberty Street Funding LLC	The Bank of Nova Scotia	10%	The Bank of Nova Scotia	$100,000,000
c/o Global Securitization	Darren Ward		Darren Ward
Services, LLC	One Liberty Plaza,		One Liberty Plaza, 26th Fl
114 West 47th St.	26th Fl		New York, NY 10006
Suite 2310	New York, NY 10006
New York, New York 10036

2

Maximum
Purchaser
Group
		APA Bank		Invested	Match
CP Conduit Purchaser	APA Bank	Percentage	Funding Agent	Amount	Funding

Variable Funding Capital	Wells Fargo Bank,	10%	Wells Fargo Bank,	$100,000,000
Company LLC	National Association		National Association
Leah Miller	Leah Miller		Leah Miller
301 South College Street	301 South College		301 South College Street
MAC D1053-082	Street MAC D1053-082		MAC D1053-082
Charlotte, NC 28202	Charlotte, NC 28202		Charlotte, NC 28202
LIST OF NON-CONDUIT PURCHASERS GROUPS

		Maximum
Non- Conduit Purchaser	Address	Purchaser Group Invested Amount

Bank of America, National	Jessica Richmond	$100,000,000
Associations	214 North Tyron Street
	21st Fl
	Charlotte, NC 28255

WestLB AG, New York Branch	Laura Spichiger	$100,000,000
	250 Greenwich Street,
	52nd Fl
	New York, NY 10007

SCHEDULE II TO SERIES 2010-1
INDENTURE SUPPLEMENT
LIST OF CLASS B NOTE PURCHASERS

		Maximum
Class B Note Purchaser	Address	Purchaser Group Invested Amount

PHH Sub 2, Inc.	3000 Leadenhall Road	$32,967,033
	Mount Laurel, New Jersey 08054
	Attention: Mark Johnson
	facsimile no.: (856) 917-4278

EXHIBIT A
TO SERIES 2010-1
INDENTURE SUPPLEMENT
CHESAPEAKE FUNDING LLC
SERIES 2010-1 FLOATING RATE ASSET BACKED VARIABLE FUNDING
INVESTOR NOTE, CLASS A
          CHESAPEAKE FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to                                         , [as Funding Agent], or registered assigns, the principal sum of (a) $[                                        ] or, if less, (b) the outstanding Purchaser Group Invested Amount for the related Purchaser Group, which principal sum shall be payable in the amounts and at the times set forth in the Indenture described herein, provided, however, that the entire unpaid principal amount of this Class A Investor Note shall be due on the Final Maturity Date. The Issuer will pay interest on the outstanding principal amount of this Class A Investor Note in accordance with the terms of the Indenture. Such interest shall be payable on each Payment Date until the principal of this Class A Investor Note is paid or made available for payment. The principal amount of this Class A Investor Note shall be subject to Increases and Decreases on any Business Day as set forth in the Indenture, and accordingly, such principal amount is subject to prepayment at any time. Prior to the commencement of the Series 2010-1 Amortization Period, other than as a result of a Decrease, only interest payments on the outstanding principal amount of the Class A Investor Note are required to be made to the holder hereof. Beginning on the first Payment Date following the commencement of the Series 2010-1 Amortization Period, subject to Decreases on any Business Day, the principal of this Class A Investor Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class A Investor Note shall be paid in the manner specified on the reverse hereof.
          The principal of and interest on this Class A Investor Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A Investor Note shall be applied first to interest due and payable on this Class A Investor Note as provided in the Indenture and then to the unpaid principal of this Class A Investor Note. This Class A Investor Note does not represent an interest in, or an obligation of, PHH Vehicle Management Services, LLC (“VMS”) or any affiliate of VMS other than the Issuer.
          Reference is made to the further provisions of this Class A Investor Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Investor Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Class A Investor Note does not purport to summarize the Indenture and reference is made to the Indenture for information

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with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Issuer and the Indenture Trustee. A copy of the Indenture may be requested from the Indenture Trustee by writing to the Indenture Trustee at: The Bank of New York Mellon, 101 Barclay Street, Floor 4W, New York, New York 10286 Attention: Structured Finance Services — Chesapeake Funding, Series 2010-1. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.
          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A Investor Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:	CHESAPEAKE FUNDING LLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Class A Investor Notes of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee
By:

Authorized Signature

REVERSE OF CLASS A INVESTOR NOTE
          This Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Note, Class A, is one of a duly authorized issue of Series 2010-1 Investor Notes of Chesapeake Funding LLC (the “Issuer”) designated its “Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A” (herein called the “Class A Investor Notes”), all issued under (i) an Amended and Restated Base Indenture dated as of December 17, 2008 (such Base Indenture, as amended or modified, is herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Base Indenture), and (ii) a Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as amended or modified, the “Series 2010-1 Indenture Supplement”) among the Issuer, PHH Vehicle Management Services, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, CP Conduit Purchaser Groups, Funding Agents and Class B Note Purchasers named therein, and the Indenture Trustee. The Base Indenture and the Series 2010-1 Indenture Supplement are referred to herein as the “Indenture.” The Class A Investor Notes are subject to all terms of the Indenture. All terms used in this Class A Investor Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.
          Subject to the subordination provisions of the Indenture, the Class A Investor Notes and the Class B Investor Notes are and will be equally and ratably secured by the Series 2010-1 Collateral pledged as security therefor as provided in the Indenture and the Series 2010-1 Indenture Supplement.
          “Payment Date” means the 7th day of each month, or, if such date is not a Business Day, the next succeeding Business Day, commencing July 7, 2010.
          “Series 2010-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2010-1 Interest Period shall commence on and includethe Series 2010-1 Initial Funding Date and end on and include July 6, 2010.
          As described above, principal of this Class A Investor Note shall be payable in the amounts and at the times set forth in the Indenture, provided, however, the entire unpaid principal amount of this Class A Investor Note shall be due and payable on the Final Maturity Date. Notwithstanding the foregoing, principal on the Class A Investor Notes will be paid earlier during the Series 2010-1 Amortization Period or as a result of a Decrease, each as described in the Indenture. All principal payments on the Class A Investor Notes shall be made pro rata to the Class A Investor Noteholders entitled thereto.
          Payments of interest on this Class A Investor Note due and payable on each Payment Date, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decrease, to the extent not in full payment of this Class A Investor Note, shall be made by wire transfer to the Holder of record of this Class A Investor Note (or one or more predecessor Class A Investor Notes) on the Note Register as of

A-1

the close of business on each Record Date. Any reduction in the principal amount of this Class A Investor Note (or any one or more predecessor Class A Investor Notes) effected by any payments made in accordance with the terms hereof and of the Indenture shall be binding upon all future Holders of this Class A Investor Note and of any Class A Investor Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
          This Class A Note is nontransferable except in accordance with the Series 2010-1 Indenture Supplement.
          Each Class A Investor Noteholder, by acceptance of a Class A Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2010-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          Each Class A Investor Noteholder, by acceptance of a Class A Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          Each Class A Investor Noteholder, by acceptance of a Class A Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, Holdings, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.
          Each Class A Investor Noteholder, by acceptance of a Class A Investor Note, hereby represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this paragraph as defined in the Origination Trust Agreement), any other SUBI Portfolio (used in this paragraph as defined in the Origination Trust Agreement), the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.
          It is the intent of the Issuer and each Class A Investor Noteholder that, for Federal, state and local income and franchise tax purposes, the Class A Investor Notes will evidence indebtedness of the Issuer secured by the Series 2010-1 Collateral. Each Class A Investor Noteholder, by the acceptance of this Class A Investor Note, agrees to treat this Class A Investor Note for Federal, state and local income and franchise tax purposes as indebtedness of the Issuer.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class A Investor Notes under the Indenture at any time by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Series 2010-1 Required Investor Noteholders. The Indenture also contains provisions permitting the Series 2010-1 Required Investor Noteholders, on behalf of the Holders of all the Series 2010-1 Investor Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A Investor Note (or any one or more predecessor Class A Investor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A Investor Note and of any Class A Investor Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Investor Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2010-1 Investor Notes issued thereunder.

          The term “Issuer” as used in this Class A Investor Note includes any successor to the Issuer under the Indenture.
          This Class A Investor Note and the Indenture shall be construed in accordance with the law of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Class A Investor Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Investor Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Issuer to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

EXHIBIT B
TO SERIES 2010-1
INDENTURE SUPPLEMENT
CHESAPEAKE FUNDING LLC
SERIES 2010-1 FLOATING RATE ASSET BACKED INVESTOR NOTE, CLASS B
          CHESAPEAKE FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of [                     ] Dollars, which amount shall be payable in the amounts and at the times set forth in the Indenture described herein, provided, however, that the entire unpaid principal amount of this Class B Investor Note shall be due on the Final Maturity Date. However, principal with respect to the Class B Investor Notes may be paid earlier under certain limited circumstances described in the Indenture. The Issuer will pay interest on this Class B Investor Note for each Series 2010-2 Interest Period, in accordance with the terms of the Indenture, at the Class B Note Rate for such Series 2010-1 Interest Period. Such interest shall be payable on each Payment Date until the principal of this Class B Investor Note is paid or made available for payment, to the extent funds are available in the Series 2010-1 Distribution Account in respect of the Class B Monthly Interest.
          The principal of and interest on this Class B Investor Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Investor Note shall be applied first to interest due and payable on this Class B Investor Note as provided in the Indenture and then to the unpaid principal of this Class B Investor Note. This Class B Investor Note does not represent an interest in, or an obligation of, PHH Vehicle Management Services, LLC (“VMS”) or any affiliate of VMS other than the Issuer.
          Reference is made to the further provisions of this Class B Investor Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Investor Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Class B Investor Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Issuer and the Indenture Trustee. A copy of the Indenture may be requested from the Indenture Trustee by writing to the Indenture Trustee at: The Bank of New York Mellon, 101 Barclay Street, Floor 4W, New York, New York 10286 Attention: Structured Finance Services — Chesapeake Funding, Series 2010-1. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class B Investor Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:	CHESAPEAKE FUNDING LLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Class B Investor Notes of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee
By:

Authorized Signature

REVERSE OF CLASS B INVESTOR NOTE
          This Series 2010-1 Floating Rate Asset Backed Investor Note, Class B, is one of a duly authorized issue of Series 2010-1 Investor Notes of Chesapeake Funding LLC (the “Issuer”) designated its “Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B” (herein called the “Class B Investor Notes”), all issued under (i) an Amended and Restated Base Indenture dated as of December 17, 2008 (such Base Indenture, as amended or modified, is herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Base Indenture), and (ii) a Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as amended or modified, the “Series 2010-1 Indenture Supplement”) among the Issuer, PHH Vehicle Management Services, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, CP Conduit Purchaser Groups, Funding Agents and Class B Note Purchasers named therein, and the Indenture Trustee. The Base Indenture and the Series 2010-1 Indenture Supplement are referred to herein as the “Indenture.” The Class B Investor Notes are subject to all terms of the Indenture. All terms used in this Class B Investor Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.
          Subject to the subordination provisions of the Indenture, the Class A Investor Notes and the Class B Investor Notes are and will be equally and ratably secured by the Series 2010-1 Collateral pledged as security therefor as provided in the Indenture and the Series 2010-1 Indenture Supplement.
          “Payment Date” means the 7th day of each month, or, if such date is not a Business Day, the next succeeding Business Day, commencing July 7, 2010.
          “Series 2010-1 Interest Period” means a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2010-1 Interest Period shall commence on and include the Series 2010-1 Initial Funding Date and end on and include July 6, 2010.
          As described above, principal of this Class B Investor Note shall be payable in the amounts and at the times set forth in the Indenture, provided, however, the entire unpaid principal amount of this Class B Investor Note shall be due and payable on the Final Maturity Date. All principal payments on the Class B Investor Notes shall be made pro rata to the Class B Investor Noteholders entitled thereto.
          Payments of interest on this Class B Investor Note due and payable on each Payment Date, together with the installment of principal then due, if any, shall be made by wire transfer to the Holder of record of this Class B Investor Note (or one or more predecessor Class B Investor Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class B Investor Note (or any one or more predecessor Class B Investor Notes) effected by any payments made in accordance with the terms hereof and of the Indenture shall be binding upon all future Holders of this Class B Investor Note and of any

Class B Investor Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
          This Class B Note is nontransferable except in accordance with the Series 2010-1 Indenture Supplement.
          Each Class B Investor Noteholder, by acceptance of a Class B Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 2010-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          Each Class B Investor Noteholder, by acceptance of a Class B Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper issued by, or for the benefit of, a CP Conduit Purchaser, it will not institute against, or join any other Person in instituting against, such CP Conduit Purchaser (or the Person issuing Commercial Paper for the benefit of such CP Conduit Purchaser) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.
          Each Class B Investor Noteholder, by acceptance of a Class B Investor Note, hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, Holdings, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.
          Each Class B Investor Noteholder, by acceptance of a Class B Investor Note, hereby represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this paragraph as defined in the Origination Trust Agreement), any other SUBI Portfolio (used in this paragraph as defined in the Origination Trust Agreement), the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.
          It is the intent of the Issuer and each Class B Investor Noteholder that, for Federal, state and local income and franchise tax purposes, the Class B Investor Notes will evidence indebtedness of the Issuer secured by the Series 2010-1 Collateral. Each Class B Investor Noteholder, by the acceptance of this Class B Investor Note, agrees to treat this Class B Investor Note for Federal, state and local income and franchise tax purposes as indebtedness of the Issuer.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class B Investor Notes under the Indenture at any time by the Issuer, the Administrator and the Indenture Trustee, with the consent of the Series 2010-1 Required Investor Noteholders. The Indenture also contains provisions permitting the Series 2010-1 Required Investor Noteholders, on behalf of the Holders of all the Series 2010-1 Investor Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class B Investor Note (or any one or more predecessor Class B Investor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Investor Note and of any Class B Investor Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Investor Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2010-1 Investor Notes issued thereunder.
          The term “Issuer” as used in this Class B Investor Note includes any successor to the Issuer under the Indenture.
          This Class B Investor Note and the Indenture shall be construed in accordance with the law of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.
          No reference herein to the Indenture and no provision of this Class B Investor Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class B Investor Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Issuer to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

EXHIBIT C
TO SERIES 2010-1
INDENTURE SUPPLEMENT
FORM OF NOTICE OF INCREASE
                                        ,
JPMorgan Chase Bank, N.A
10 South Dearborn, 13th Floor
Chicago, Illinois 6067060 Wall Street
Ladies and Gentlemen:
          Reference is hereby made to the Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as amended, modified, restated or supplemented, the “Indenture Supplement”) among Chesapeake Funding LLC (the “Issuer”), PHH Vehicle Management Services, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, CP Conduit Purchaser Groups, Funding Agents and Class B Note Purchasers named therein and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Base Indenture dated as of December 17, 2008 between the Issuer and the Indenture Trustee. Capitalized terms used in this Notice of Increase and not otherwise defined herein shall have the meanings assigned thereto in the Indenture Supplement.
          This letter constitutes the notice required in connection with [the Series 2010-1 Initial Funding Date] [any Increase] pursuant to Section 2.3(a) of the Indenture Supplement.
          The Issuer hereby requests that [the initial funding of the Class A Investor Notes] [an Increase] be made by each Purchaser Group on                                     ,            in the aggregate amount equal to its Commitment Percentage of $                                   .
          The Issuer hereby represents and warrants as of [the Series 2010-1 Initial Funding Date] [the date of such Increase] after giving effect thereto, the conditions set forth in Sections 2.3(a) and (c) of the Indenture Supplement with respect to [the initial funding of the Class A Investor Notes] [such Increase] have been satisfied.

C-1

          IN WITNESS WHEREOF, the undersigned has caused this Increase Notice to be executed by its duly authorized officer as of the date first above written.

CHESAPEAKE FUNDING LLC
By:
Name:
Title:

cc: The Bank of New York Mellon, as Indenture Trustee

C-2

EXHIBIT D
TO SERIES 2010-1
INDENTURE SUPPLEMENT
SCHEDULE
to the
MASTER AGREEMENT
(Multicurrency-Cross Border)
dated as of [          ], 20[     ]
between
[                    ]
(“Party A”)
and
Chesapeake Funding LLC,
a limited liability company organized under the laws of the State of Delaware
(“Party B”)

Definitions
     The 2006 ISDA Definitions (the “Definitions”) are incorporated into this Agreement and shall form part of this Agreement. In the event of any inconsistency among or between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation and any relevant definitions incorporated into such Confirmation; (ii) this Schedule and any relevant definitions incorporated herein; (iii) Sections 1 to 14 of this Agreement; and (iv) the Definitions.
     Capitalized terms used herein but not defined in this Agreement or the Definitions shall have the meanings specified in that certain Amended and Related Base Indenture, dated as of December 17, 2008, by and among Party B and The Bank of New York Mellon, as Indenture Trustee (the “Indenture”).
     For the avoidance of doubt, references herein to a particular “Section” of this Agreement are references to the corresponding sections of the Master Agreement.
Part 1. Termination Provisions
In this Agreement:
     (a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable
     in relation to Party B for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable
     (b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.
     (c) Application of Events of Default. The provisions of Section 5(a) of this Agreement will apply to Party A and Party B as follows:

	Section 5(a)	Party A	Party B
(i)	“Failure to Pay or Deliver”	Applicable (except as provided below in Part 1(d)(ii)).	Applicable.
(ii)	“Breach of Agreement”	Applicable.	Not Applicable.

	Section 5(a)	Party A	Party B
(iii)	“Credit Support Default”	Applicable (except as provided below in Part 1(d)(ii)).	Applicable (but only to the extent described below in Part 1(d)(i)).
(iv)	“Misrepresentation”	Applicable.	Not Applicable.
(v)	“Default Under Specified	[Not] Applicable.	Not Applicable.
Transaction”
(vi)	“Cross-Default”	Applicable.	Not Applicable.
(vii)	“Bankruptcy”	Applicable.	Applicable (but only to the extent described below in Part 1(f)).
(viii)	“Merger Without Assumption”	Applicable.	Applicable.
     (d) (i) Section 5(a)(iii)(1) will apply to Party B in respect of Party B’s obligations under Paragraphs 3(b) and 8(d) of that certain Credit Support Annex, dated as of the date hereof, attached hereto and made a part hereof between Party A and Party B (as from time to time amended, supplemented or replaced, the “Credit Support Annex”).
          (ii) Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A)(i) a Moody’s Second Trigger Event has occurred and has continued for at least 30 Local Business Days, (ii) Party A has failed to Transfer sufficient Eligible Credit Support to ensure that the Delivery Amount calculated under paragraph (2) of the definition of “Delivery Amount” in Paragraph 13 of the Credit Support Annex is zero (unless, in any such instance, the applicable Delivery Amount is less than the Minimum Transfer Amount) and (iii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B)(i) an S&P Substitution Event has occurred and continued for at least 60 calendar days, (ii) Party A has failed to Transfer sufficient Eligible Credit Support to ensure that the Delivery Amount calculated under paragraph (1) of the definition of “Delivery Amount” in Paragraph 13 of the Credit Support Annex is zero (unless, in any such instance, the applicable Delivery Amount is less than the Minimum Transfer Amount), and (iii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.
     (e) With respect to Section 5(a)(vi):
“Specified Indebtedness” will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.
“Threshold Amount” means, with respect to Party A, 3% of the Shareholders’ Equity of the applicable Relevant Entity, provided that if the Relevant Entity is Party A, then “Threshold Amount” means 3% of the Shareholders’ Equity of [                                        ].

“Shareholders’ Equity” means [with respect to an entity, at any time, (1) if the Relevant Entity is a national banking association, the “Total Equity Capital” of the Relevant Entity (as shown in the most recently filed FFIEC Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (“Call Report”) Schedule RC- Balance Sheet of such entity) or (2) for any other entity, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles] [an amount equal to [                    ]’s total assets minus its total liabilities as reflected on [                    ]’s most recent audited financial statements].
     (f) With respect to Party B only (and the related Confirmations only), the provisions of Section 5(a)(vii) clauses (2), (7) and (9) will not be applicable as an Event of Default; clause (3) will not apply to Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Transaction Documents; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause (6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Transaction Documents or (ii) any appointment that Party B has not become subject to; and clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2), (3), (4), (6) and (7) except to the extent that such provisions are not disapplied with respect to Party B.
     (g) Application of Termination Events. The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:

	Section 5(b)	Party A	Party B
(i)	“Illegality”	Applicable.	Applicable.
(ii)	“Tax Event”	Applicable.	Applicable.
(iii)	“Tax Event Upon Merger”	Applicable.	Applicable.
(iv)	“Credit Event Upon Merger”	Not Applicable.	Not Applicable.
     (h) Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.
     (i) Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.
     (j) Section 6(b)(ii) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” shall be deleted.
     (k) The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or to Party B.

     (l) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
Market Quotation will apply and the Second Method will apply; provided, however, if an Early Termination Date is designated in respect of (A) an Event ofDefault with respect to which Party A is a Defaulting Party or (B) an Additional Termination Event with respect to which Party A is the sole Affected Party, notwithstanding Section 6 of this Agreement, the following amendment to the Agreement set forth in paragraphs (i) to (vii) below shall apply:
     (i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:
“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.
     (ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:
“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, provided that:
(A) If, on or before the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number, and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the larger absolute value); and
(B) If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Early Termination Date, and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.
     (iii) In determining whether or not a Firm Offer satisfies the condition in subparagraph (4) of Market Quotation, Party B shall act in a commercially reasonable manner.
     (iv) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number, and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the larger absolute value).
     (v) Party B will be deemed to have discharged its obligations to obtain Market Quotations above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.
     (vi) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.
     (vii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:
“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i)

the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”
     (m) “Termination Currency” means United States Dollars.
     (n) Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:
     (i) An amendment and/or supplement to any Transaction Document is made without the prior written consent of Party A if such consent is required under such Transaction Documents and such amendment and/or supplement would materially and adversely affect Party A. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.
     (ii) [Reserved].
     (iii) The Investor Notes shall be accelerated and/or Collateral shall be liquidated in accordance with the Transaction Documents following an “Event of Default” thereunder, or there shall occur an optional redemption or other prepayment of the Investor Notes in full prior to their stated maturity dates. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party and the Early Termination Date (in the case of an optional redemption or prepayment) shall occur not earlier than the third Local Business Day prior to the applicable redemption or prepayment date.
     (iv) Following an S&P Substitution Event, each Relevant Entity shall fail to take action that satisfies Part 5(l)(A) hereof within the time period specified in Part 5(l)(A) (provided that the occurrence of any such Additional Termination Event shall have no effect on Party A’s duty to perform its obligations hereunder prior to actual termination of this Agreement), in which event Party A shall be the sole Affected Party.
     (v) Party A fails to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex (other than any such obligation that applies to Party A solely because an S&P Substitution Event has occurred) and either (x) the Moody’s Second Trigger Event has not occurred or (y) the Moody’s Second Trigger Event has occurred but has been continuing for less than 30 Business Days. For purposes of Section 6 of this Agreement, Party A shall be the sole Affected Party.
     (vi) A Moody’s Second Trigger Event has occurred and has been continuing for at least 30 Local Business Days, and (i) at least one Eligible Replacement has made a Firm Offer to be the Transferee under Part 5(k)(ii) below (but only if such Firm Offer then remains capable of becoming legally binding upon acceptance) and/or (ii) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (iii) in Part 1(l) above apply) and which remains capable of becoming legally binding upon acceptance. For purposes of Section 6 of this Agreement, Party A shall be the sole Affected Party.
     (o) Party A shall be responsible for any costs reasonably incurred by Party B in connection with any assignment of this Agreement made by Party A by reason of any S&P Substitution Event, Moody’s First Trigger Event or Moody’s Second Trigger Event having occurred.
Part 2. Tax Representations.
(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
     (b) Payee Tax Representations. For the purposes of Section 3(f) of this Agreement, Party A and Party B make the following representations:
     (i) The following representation applies to Party A: Party A is [a national banking association organized under the laws of the United States and its United States federal taxpayer identification number is [_________]].
     (ii) The following representation applies to Party B: Party B is a limited liability company organized under the laws of the State of Delaware, it is a U.S. person for United States federal income tax purposes and its United States federal taxpayer identification number is 51-0391968.
Part 3. Agreement to Deliver Documents.
     For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:
     (a) Tax forms, documents or certificates to be delivered are:

Party B agrees to complete, execute, and deliver to Party A a complete, valid and accurate United States Internal Revenue Service Form W-9, or any successor to such form, and any required attachments thereto (i) upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such form(s) previously provided by Party B has become obsolete or is incorrect.
     (b) Other documents to be delivered are:

Covered by
Party required to		Date by which to be	Section 3(d)
deliver document	Form/Document/Certificate	delivered	Representation
Party A/Party B	Credit Support Document, if any, specified in Part 4 hereof, such Credit Support Document being duly executed if required.	Upon execution and delivery of this Agreement	Yes

Party A	Incumbency certificate or other documents evidencing the authority of the persons executing this Agreement and the related Confirmation[s] on Party A’s behalf	On the Closing Date	Yes

Party B	Monthly Servicing Report setting forth the information specified in Section 8.2 of the Indenture	To be made available to Party B on each Determination Date	Yes

Party B	Each of (i) a copy of the Indenture and the other Transaction Documents, executed and delivered by the parties thereto and (ii) incumbency certificate or other documents evidencing the authority of the persons executing this Agreement and the related Confirmation[s] on Party B’s behalf	On the Closing Date	Yes

Party A/Party B	Certified copies of all corporate, partnership or membership authorizations, as the case may be, and any other	Upon execution and delivery of this Agreement	Yes

Covered by
Party required to		Date by which to be	Section 3(d)
deliver document	Form/Document/Certificate	delivered	Representation
documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document

Party A	[FFIEC Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (“Call Report”) of [ ]].	To be made available on [ ] after the end of each fiscal quarter of [ ].	Yes
Part 4. Miscellaneous.
(a)	Addresses for Notices: For the purpose of Section 12(a) of this Agreement: Address for notices or communications to Party A:

[ ]

[ ]

[ ]

Telephone:[ ]

Facsimile:[ ]

With a copy to:

[ ]

Address for notices or communications to Party B (for all purposes):

Address:	Chesapeake Funding LLC
940 Ridgebrook Road
Sparks, MD 21152
Attention:	Chris Pointer
Facsimile No.:	(410) 773-8893
Telephone No.:	(410) 771-2393

With a copy to Standard & Poor’s:

Address:	Standard & Poor’s, A Division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York 10041

Facsimile No.:	(212) 438-2655
Attention:	Structured Finance Ratings, Asset-Backed Surveillance Group-John Detweiler
(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.
(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:
(i)	Party A is [not] a Multibranch Party.

(ii)	Party B is not a Multibranch Party.
(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

Party A: (i) The Credit Support Annex and (ii) any guarantee (including any Eligible Guarantee) of Party A’s obligations hereunder procured by Party A in compliance with this Agreement.

Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, the guarantor under any guarantee (including any Eligible Guarantee) of Party A’s obligations hereunder procured by Party A in compliance with this Agreement.

Credit Support Provider means in relation to Party B, Not Applicable.

(h)	Governing Law. This Agreement and any and all controversies arising out of or in relation to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(i)	Netting of Payments. Subject to any particular Confirmation executed in connection with this Agreement, subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions under the Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

Part 5. Other Provisions.
     (a) Representations. Section 3(a)(iii) is hereby amended by inserting the words “or investment policies, or guidelines, procedures, or restrictions,” immediately following the word “documents,”.
     (b) Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:
     “or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”
     (c) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:
     (d) “Eligible Contract Participant. (a) It is an “eligible contract participant” as defined in the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000, (b) this Agreement and each Transaction is subject to individual negotiation by each party and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.
     (e) Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.
     (f) No Agency. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).”
     In addition, the parties each represent that:
No Reliance. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that: (1) it is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.
     In addition, Party B represents that:
ERISA. It is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Title I of ERISA; a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)), subject to Section 4975 of the Code; or a plan subject to any other federal, state, local or non-U.S. statute, regulation, procedure or restriction that is materially similar to Section 406 of ERISA or Section 4975 of the Code (any such employee benefit or other plan, a “Plan”); or (ii) a person acting on behalf of or deemed to hold assets of any Plan. It will provide notice to Party A in the event that it becomes aware that it is in breach of any aspect of this representation or that, with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.
     In addition, Party A represents that:
Pari Passu: Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.
     (g) Method of Notice. Section 12(a)(ii) of this Agreement is deleted in its entirety.
     (h) Set-off.
     (i) All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 (subject to Part 5(e)(ii) below) or Paragraph 8 of the Credit Support Annex.
     (ii) Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”
     (i) Consent to Recording. The parties agree that each party may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement. Each party agrees to obtain any necessary consent of, and give any necessary notice of such recording, to, its relevant personnel.
     (j) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED

HEREBY.
     (k) Additional Acknowledgments and Agreements of the Parties.
     (i) No Amendment without Prior Confirmation by Rating Agencies. Section 9(b) of this Agreement is hereby amended by adding the following immediately before the period at the end thereof: “, and unless each Rating Agency confirms that such amendment will not cause the reduction, suspension or withdrawal of the then-current rating of any of the Investor Notes, unless such amendment (i) clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error in this Agreement or (ii) amends the notional amount or the other terms of a confirmation to satisfy the requirements of the Indenture (in which case written copies of such proposed amendment will be provided to the Rating Agencies prior to the effectiveness of such amendment)”.
     (ii) [Reserved].
     (iii) [Reserved].
     (l) Notices to Noteholders. Party B shall provide Party A with copies of all notices and reports given to the holders of the Investor Notes, and upon request, shall provide Party A with any other notices or reports which could be requested by the holders of any Investor Notes.
     (m) [Reserved].
     (n) Transfers.
     (i) Except as provided in Section 6(b)(ii) and Part 5(k)(ii) below, and except for transfers authorized by Section 7[(a) and] (b), Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B. Party A shall provide prior written notice to each Rating Agency of any transfer made by it pursuant to Section 6(b)(ii) or Section 7(b).
     (ii) Subject to giving prior written notification to Party B and Moody’s and receipt of Rating Agency Confirmation from S&P, Party A may (at its own expense) transfer its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement, provided that (A) the Transferee contracts with Party B on terms that (I) are identical to the terms of this Agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer; and (II) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer and (B) unless such transfer is effected at a time when an S&P Substitution Event or a Moody’s First Trigger Event has occurred and is continuing, Party B has determined that the condition in sub-paragraph (A)(II) above is satisfied.

     (iii) If Party A requests Party B in writing to make a determination for the purpose of sub-paragraph (ii)(B) above and Party B does not notify Party A of its determination within 20 Local Business Days of such request, such sub-paragraph (ii)(B) shall be deemed to be deleted for the purpose of the relevant transfer, provided that such transfer is made at a time when a Moody’s First Trigger Event has occurred and is continuing.
     (iv) In making any determination for the purpose of sub-paragraph (ii)(B) above, Party B shall act in a commercially reasonable manner.
     (v) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s expense) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.
     (vi) Following a transfer in accordance with Part 5(k)(ii), all references to Party A shall be deemed to be references to the Transferee.
     (o) Downgrades of Party A.
(A) S&P Substitution Events. If an S&P Substitution Event occurs with respect to each Relevant Entity, Party A shall (a) within 10 Local Business Days of the occurrence of such S&P Substitution Event and at its sole expense, post Eligible Collateral for the benefit of Party B in the amount and on the terms then applicable under the Credit Support Annex, and (b) use commercially reasonable efforts to, within 60 calendar days of the occurrence of such S&P Substitution Event, assign its rights and obligations under all Transactions to an Eligible Replacement in accordance with Part 5(k)(ii) above, provided that (A) no termination payments or other settlement amounts are payable by Party B to either Party A or the Transferee at the time of or as a result of such assignment by Party A and (B) any termination payments or other settlement amounts are to be settled directly between Party A and the Transferee. Upon the successful consummation of any assignment to a Transferee as contemplated in this Part 5(l)(A), any obligation of Party A to post and maintain collateral under the Credit Support Annex in respect of such S&P Substitution Event shall terminate and Party B shall release its security interest in, and return to Party A, any then-posted collateral.
(B) Moody’s Second Trigger Events. If a Moody’s Second Trigger Event has occurred and is continuing, Party A shall at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement from a guarantor that has the Moody’s Required Hedge Ratings, or (y) effect a transfer of its rights and obligations under this Agreement to an Eligible Replacement in accordance with Part 5(k)(ii) above.
     (p) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.
     (q) Non-Petition. Party A agrees that it will not, prior to at least one year and one day (or if longer, the applicable preference period then in effect plus one day) following the payment in full of all the Investor Notes issued pursuant to the Indenture and the expiration of all applicable preference periods under the laws of the United States, relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, the Trustee, or from asserting or exercising its rights, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings commenced by any Person other than Party A or its affiliates or other analogous proceedings already commenced under applicable laws. This Part 5(n) shall survive any termination of this Agreement.
     (r) Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the Collateral (as such term is defined in the Indenture), subject to and in accordance with the terms of the Indenture, and, following realization of the Collateral, any claims of Party A against Party B shall be extinguished and shall not thereafter revive. None of the directors, shareholders, officers or administrators of Party B shall be liable for any amount due from Party B under this Agreement. It is understood that the foregoing provisions shall not (i) prevent recourse to the Collateral for the sums due or to become due to Party A under this Agreement (subject to the priority of payments set forth in the Indenture) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Collateral has been realized and the proceeds applied in accordance with the Indenture, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, willful misconduct and/or bad faith. This Part 5(o) shall survive any termination of this Agreement.
     (s) Jurisdiction. Section 13(b) of this Agreement is hereby amended by: (i) deleting the word “non-” in the second line of subparagraph (i) thereof; and (ii) adding the words “except as necessary to pursue enforcement of the judgment of any such court in other jurisdictions” to the last line of subparagraph (i) thereof immediately prior to “; and”.
     (t) Delivery of Confirmations. For each Transaction entered into hereunder, Party

A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation within two Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.
     (u) Certain Definitions.
“Eligible Guarantee” means an unconditional and irrevocable guarantee that is satisfactory to S&P (as evidenced by receipt of Rating Agency Confirmation from S&P) and is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax and such opinion has been disclosed to Moody’s, (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.
“Eligible Replacement” means an entity that could lawfully perform the obligations owing to Party B under this Agreement (i) that (A) has the Moody’s Required Hedge Ratings and (B) satisfies the Hedge Counterparty Ratings Requirement, or (ii) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor that (A) has the Moody’s Required Hedge Ratings and (B) satisfies the Hedge Counterparty Ratings Requirement.
“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.
“Hedge Counterparty Ratings Requirement” is satisfied by a Relevant Entity (i) if such entity has a short-term rating from S&P of at least “A-1” (or, if such entity does not have a short-term rating from S&P, a long-term rating from S&P of at least “A+”).
“Moody’s First Trigger Event” means, at any time when Investor Notes are outstanding and rated by Moody’s but a Moody’s Second Trigger

Event has not occurred, that no Relevant Entity satisfies the Moody’s First Trigger Required Ratings.
“Moody’s First Trigger Required Ratings” are satisfied by an entity (x) where such entity is the subject of a Moody’s Short-Term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s, and (y) where such entity is not the subject of a Moody’s Short-Term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.
“Moody’s Required Hedge Ratings” means the Moody’s First Trigger Required Ratings or the Moody’s Second Trigger Required Ratings.
“Moody’s Second Trigger Event” means, at any time when Investor Notes are outstanding and rated by Moody’s, that no Relevant Entity satisfies the Moody’s Second Trigger Required Ratings.
“Moody’s Second Trigger Required Ratings” are satisfied by the entity (x) where such entity is the subject of a Moody’s Short-Term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s, and (y) where such entity is not the subject of a Moody’s Short-Term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.
“Moody’s Short-Term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.
“Rating Agency Confirmation” means with respect to any specified action or determination, receipt by Party B of written confirmation from each Rating Agency, for so long as any Investor Notes are outstanding and rated by either Rating Agency, that such specified action or determination will not cause such Rating Agency to reduce or withdraw its rating of any such Investor Notes.
“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.
An “S&P Substitution Event” is deemed to occur with respect to a Relevant Entity if (i) any of the Investor Notes are Outstanding and rated by S&P, and (ii) the short-term rating of such Relevant Entity from S&P is downgraded below “A-1” or, if such Relevant Entity does not have a short-term rating from S&P, the long-term rating of such Relevant Entity from S&P is downgraded below “A+”.

“Transaction Documents” shall have the meaning assigned to such term under the Indenture.
     (v) Safe Harbors. Each party to this Agreement acknowledges that:
     (w) (i) [This Agreement, including any Credit Support Document, is a “master netting agreement” and a “swap agreement” as defined in the U.S. Bankruptcy Code (the “Code”), a “netting contract” as defined in Section 402 of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“FDICIA”) and a “swap agreement” as defined in Section 11(e)(8)(D) of the Federal Deposit Insurance Act, as amended (“FDIA”);
     (x) (ii) Party A is a “master netting agreement participant,” a “financial institution,” a “financial participant” and a “swap participant” as defined in the Code, and a “financial institution” as defined in Section 402 of FDICIA;
     (iii) The rights provided to Party A herein, and in any Credit Support Document, are rights protected by Section 560, Section 561, Sections 362(b)(17) and (27), and Section 362(o) of the Code, Sections 403 through 405 of FDICIA and Section 11(e)(8)(A) of FDIA;
     (iv) All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are transfers protected by Sections 546(e), (f), (g) and (j) of the Code, Section 11(e)(8)(C) of FDIA, and Sections 403(f) and 404(h) of FDICIA; and
     (v) All obligations under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder represent obligations in respect of “termination values”, “payment amounts” or “transfer obligations” within the meaning of the Code and FDIA.]
     (y) Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.
     (z) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made, unless Moody’s and S&P have been given prior written notice of such amendment, designation or transfer.
     (aa) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, any such Section) shall be so held to be invalid or unenforceable.
     (bb) Acknowledgement of Assignment. Party A hereby acknowledges and consents to Party’s assignment to the Collateral Agent, for the benefit of the Noteholders under the Indenture, of Party B’s rights hereunder, including the right to enforce Party A’s obligations hereunder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof,

[_____________________]	CHESAPEAKE FUNDING LLC

Name:	Name:
Title:	Title:

EXHIBIT E
TO SERIES 2010-1
INDENTURE SUPPLEMENT
FORM OF MONTHLY SETTLEMENT STATEMENT
See Attached

E-1

Summary Balance Report
Settlement Date / Payment Date Determination Date
Scrips 2008-1
Series 2009-4
Aggregate Invested Amount
Aggregate Unit Balance prior Monthly Period $
Adjusted Aggregate Unit Balance $
Chesapeake Funding LLC
Series Invested Percentage Average Series Invested Percentage Series Invested Amount
Less: Series Principal Collection Subaccount cash
Common Membership Interest $
Chesapeake Account Balances
Collection Account Ending Balance
Gain on Sals Account Ending Balance $
Issuer General Account Ending Balance
Series General Collection Subaccount Ending Balance Series Principal Collection Subaccount Ending Balance Series Settlement Collection Subaccount Ending Balance Series Reserve Account Ending Balance Series Yield Supplement Account Ending Balance Series Distribution Account Ending Balance
Amortization Events Liquid Credit Enhancement Deficiency? Allocated Asset Amount Deficiency Three Month Average Change Off Ratio Three Month Average Residual Value Loss Ratio Three Month Average Paid-ln Advance Ratio Three Month Average Delinquency Ratio
Dynamic Enhancement Tests
Three Month Average Charge Off Ratio
Three Month Average Residual Value Loss Ratio Three Month Average Paid-in Advance Ratio Three Month Average Delinquency Ratio
Lease Conversions to Fixed Rate Caps Purchased for Converted Leases
Cars
Equipment
Forklifts
Light Duty Trucks
Medium DutyTrucks
Heavy Duty Trucks
Trailers Truck Body
Portfolio Composition

Definitions

Chesapeake Funding LLC

Updated

Payment Date : 7-Jun-10
Determination Date : 9-Jun-10

Series Specific Inputs - Chesapeake Funding LLC	Series 2008-2	Series 2009-1	Series 2009-2	Series 2009-3	Series 2009-4	Aggregate Amounts
Commitment Amount						
Beginning of Period: Series Maximum Invested Amount Class A						
End of Period: Series Maximum Invested Amount						
Beginning of Period: Series Maximum Invested Amount Class B						
End of Period: Series Maximum Invested Amount						
Beginning of Period: Series Maximum Invested Amount Class C						
End of Period: Series Maximum Invested Amount						
Net Proceeds from Initial Invested Amount ($0 after first Monthly Period)						
Invested Amount beginning of Monthly Period / on Closing Date						
Net Cash Proceeds received						
Initial Reserve Account deposit ($0 after first Monthly Period)						
Tax % at last day of the Monthly Period just ended						
Collections allocated to each series						
Increases						
Increase occurring on a Settlement Date						
Principal Overpayment Amount (for information purposes only)						
Decreases / Call Notes						
Amounts allocated to another Series of investor Notes to be applied to reduce this Series Invested Amount						
Reduce Invested Amount of other Series of Investor Notes						
Is the Series Revolving or Amortizing? (R or A)						
If "A" above, Series Alloc. Adj. Agg. Unit Balance as of end of Revolving Period / Commitment Term. Date						
Has the Series Note Termination Date passed? (Y or N)						
Has APA Bank Purchase Date passed? (Y or N)						
Has a Receivables Termination Event occurred?						
Is a Paydown Period in effect?						
any amounts owed by the lessor under the Purchase Agmt. (after Note Termination)						

Page 2

Servicing Report
Bank Specific Definitions

5 1 h 1 i 1 3 1 —— —
Chesapeake Funding LLC
2 Payment Date: 7-Jun-10
4 Updated Determination Date: 3-Jun-10
a Pool Balance —
Aggregate Lease Balance (second preceding Period End Data)
a Lease Balance (last Period End Date)
9 Open-End Lease Balance
Closed-End Lease Balance
Financial Service Equipment Lease Balance
Open-End Lease Balance
Closed-End Lease Balance
Aggregate Residual Value Amount
Closed-End Leases
Financial Service Equipment Leases
Leases
Consumer Leases
Lease Balance of Federal Government Obligors
Delinquent Leases
Chapter 11 Obligors not affirmed by bankruptcy court
Non U.S. (Caribbean)
Cendant Affillates
Lease Balance of Init Term >144 mnths. Remain Term > 120 ninths
. Other Inellgibles
Stated Residual Value exceeds ALG
Eligible Leases > 5 years
Eligible Leases > 7 years
Lease Balance of Stats Obligors
.21 High Lease Balance Amount (> $1.0 million)
.22 Lease Balance of largest ObIigor
Is the largest Obligor rated at least Baa3? (Y or N)
Lease Balance Second largest Obligor
Lease Balance of largest Obligors
Lease Balance of 10 largest Obligors
Aggregate Paid-ln Advance Balance
Cost of Paid-in Advance Vehicles > 60 days
Cost of Paid-in Advance Vehicles > 120 days
Reduction In Lease Balance for Monthly Period for all Leases
Back Billed Amortization
Sold Unite Remaining Book Value
Net Book Value of Closed-End Leases If vehicle is a Residual Value Vehicle
Unit Repurchase Payments
Monthly Servicer Advance [1-20 days past due from aging report)
. Monthly Servicer Advance Reimbursement Amount
CP Rate — H.15 Index
Lease Balance of all Floating Rate Leasas
Aggregate Receivables Amount
Class X 1999-1B Invested Amount
Cost of Rejected Paid-in Advance Vehicles for Monthly Period
Sum of Paid-in Advance proceeds from all Unite which became Rejected PIA
Vehicles during such Monthly Period and prior Monthly Periods
Aggregate Net Lease Losses
Recoveries
Termination Proceeds received during preceding Monthly Period for all Unit
Vehicles that became Residual Value Vehicles during prior Monthly Periods
Stated Book Values for Vehicles that became Residual Value Vehicles during the previous Monthly Period
Termination Proceeds received during preceding Monthly Period for all Unit
Vehicles that became RVV in prior Monthly Periods
80+ days past due receivables
Ending receivable balance from preceding Monthly Period
Aggregate billings for preceding Monthly Period
Termination Proceeds received from Used Car Sales
Aggregate Collections for preceding Monthly Period (net of Used Car Sales]
Aggregate Collections of Fleet receivables lor preceding Monthly Ported
Lease Rats Cap payments (sea also Series Lease Cap payments line 126)
Conversions of Fixed Rate Leases
Caps Purchased for Conversions of Fixed Rale Leases
Termination Proceeds received for all Unit Vehicles that became Residual Value
Vehicles during preceding Monthly period and all prior Monthly Periods
Aggregate Net Book Value of all Unit Vehicles that became Residual
Value Vehicles during prior Monthly Period —
Series Specific Inputs LLC SiHM 2009-2 Series 2008-2 Series 2O0fl-3 Series 2009-1 Sflfla* 200S-4 Aniounls —— —
Commitment Amount
Beginning of Period: Seri&s Maximum Invested Amount Class A
End of Period: Sortos Manlmum Invested Amount
Beginning oF Period: Series Maximum Invested Amount Class Q
90 End of Period: Srsries Maximum Invested Amount
Beginning of Parlotf: Series Maximum Invested Amount Class. C
92 End of Period: Scries Maximum invested Amount
Net Proceeds frcin Initial Invested Amount ($0 after first Monthly Period)
mesled Amount beginning of Monthly Period / on Closing Data
. Not Cash Proceeds received
Initial Reserve Account deposit ($» after first Monthly Period)
Inv % at last day of trie Mantrty Period just end^d
Collections allocated to each seilss
ncrsases
ncreese occLrrlng on a StattiamentDate
PrfiM#p$t Ovetpaymsnt Amount (for Mormsiton purposes arty)
Decreases /Cali Notes
Amounts allocated Ic- another Series of Investor Notes to be applied
(D mdiira flits Series Invested Amount
125 Redii IrMlAmounlofttttierSflrfasollnvesiorNoteE
If ‘A“jC5erlBS Alloc. Adj. Ago. Unit Balancu as of end or Revolvfnp parlod / Commitment Teim. Dale
112 Has the series Note TermlraUon Date passed? (Y or M)
113 Has APA Bank Purchase Date passed? [V or N)
114 Has a Receivables Termination Evenl occurred?
115 s a Paydown Period In effect?
aiv amounts nWiHrf bvthe Issuer urvder the PurchFKB Aomt. (after MnM Tnrmlnallnfil —

Definitions

B	C
Chesapeake Funding LLC	
Loan to Holdings for new vehicle purchases	
Withdrawals from General Collection Sub Account deposited to the Principal Collection Subaccount during the preceding Monthly Period	
Daily Principal Utilization Amount voluntary decrease of Outstanding Series of Notes	
Transfer Proceeds to/from term series to 99-2 Settlement Collection Account	
Series Available Excess Collections Amount	
Balance in Principal Collection Subaccount	
Series General Collection Subaccount	
Series Principal Collection Subaccount	
Series Distribution Subaccount	
Series Reserve Account	
Series Yield Supplement Account	
Gain on Sale Account	
Series Weighted Average Yield Shortfall Lease Yield	
aggregate Lease Balance of all Yield Shortfall Leases for each Series	
Series Weighted Average Yield Shortfall Life	
Series Lease Rate Cap payments (see also Lease Rate Cap payments line 74)	
Series Lease Rate Cap Costs	
Actual days elapsed in Monthly Period	
Actual days elapsed in Series Interest Period	
1 Month LIBOR	
Series Monthly Interest (from conduits)	
Interest Shortfall, if any	
Additional Interest, if any	
Commitment Fee Payment	
Servicing Fee	
Is VMS the Servicer?	
Supplemental Servicing Fee allocated to each series (in $)	
Back-up Servicer fee	
Administrator Fee	
Increased Costs	
Aggregate Unit Balance	
Sum of:	
Aggregate Lease Balance	-
Aggregate Paid-In Advance Amount	-
Aggregate Residual Value Amount	-
Aggregate Unit Balance	-
Adjusted Aggregate Unit Balance	
Aggregate Lease Balance	-
less: Aggregate Lease Adjustment Amount	
	-
plus 90% of:	
Aggregate Residual Value Amount	-
less: Excess Residual Value Amount	-
	-
plus 90% of:	
Aggregate Paid-in Advance Balance	-
less: Excess Paid-In Advance Amount	-
	-
Adjusted Aggregate Unit Balance	-
Aggregate Lease Balance	
Open-End Lease Balance	-
Closed-End Lease Balance	-
Consumer Open-End Lease Balance	
Consumer Closed-End Lease Balance	
Financial Service Open-End Lease Balance	-
Financial Service Closed-End Lease Balance	-
less: Ineligible Leases	-
Aggregate Lease Balance	-
Series Invested Percentage	
Series Allocated Adjusted Aggregate Unit Balance	
divided by: Sum of numerators used to determine invested percentage for all Series allocations	
Series Invested Percentage	
Series Invested Amount	
Invested Amount - beginning balance for Monthly Period	
plus: Increases	
less: Decreases / Call	
less: Monthly Principal Payment (if Amortization Period has commenced)	
Series Invested Amount	
Series Required Enhancement Amount	
or	
3 Month Average Charge Off Ratio > 0.50%	
3 Month Average Residual Value Loss Ratio > 10.0%	
3 Month Average Paid-In Advance Loss Ratio > 1.0%	
3 Month Average Delinquency Ratio > 4.5%	
(a) Required Percentage	
(b) the sum of (I), (I) and (II)	
(I) 3 Month Average Residual Value Loss Ratio >12.50%	
(II) the greater of (A) and (B):	
(A) the sum of (1), (2), (3), (4) and (5)	
(1) Excess Equipment Amount	
(2) Excess Forklift Amount	
(3) Excess Truck Amount	
(4) Excess Trailer Amount	
(5) Excess Truck Body Amount	

Page 3

Servicing Report
Blank form .xls Definitions

Chesapeake Funding LLC
Loan to Holdings for new vehicle purchases
Withdrawals from General Collacllon Sub Account deposited (o Hid
Principal Collection Siihaccouni during Uia praredlna Monthly Parlofl Daily Principal Utilization Amount volunteiy decrease of Outstanding Series of Notes Transfer Proceed* toffrom term series to OB-2 Settlement Collection Account Series Available Excess Collections Amount Balance In Prfnclpal Collection Subaccounl
J3S 132
Series General Collection Subaccouni Series Prindpal Collection Subaccouni Series Distribution Subaccount Series Reserve Account Series Yield supplement Account Gain on Sale Account
Series Weighted Average Yield Shortfall Lease Yield aggregate Lease Balance of all Yield Shortfall Leases for such Series
Series Weighted Average Yield Shortfall Life
Series Lease Rale Cap payments (see also lease Rale Cap payments Una 74) Series Lease Rale Cap Costs Aclllal days elapsed In Monthly Period Actual days elapsed In Series Interest Pflricd 1 Month LJBOR
eS Monthly Interest (from cojidulis] Interest Shortfall, If any Additional Interest, if any Commitment Fee Payment
Servicing Fee
laVMStheServlcer?
SupplemenlaE Servicing Fee allocated la each serlaa (In 9) Back-up ServJcerfee Adnilnistratoi Fee Increased Casts
Annwaate Un ll Balanca
&Udi of: Aggregate Lease Balance Aggregate PaEd-ln Advance Amount Aggregate Rosld Jal Value Amount
Awuvaate Unit Bslsnca
Adjusted Atioreoate Unit Bqlanpe
Afjgresarla Lease Balance less: Aggregate Lease Adjustment Amount plus 90% of:
AGgs Ridl Vt Amount
less: Excess ReaWual Valua Amount
pine 90% of:
Aggregate Paid-in Advance Balance
less: Excess Paid-in Advenes Amount
Atfjuststf AnniBoate Unit Bslanco
Acoranata Le ase Balance
Open-End Lease Balance Closed-End Lsbsb Balance Consumer Open-End Leaso Balance js: Consumer Closetl-Eiitt Loase Balance 194 Financial Seivlce Open-End Lo^se Balance ™ Financial Service Closed-End Lease Bafance
less; Ineligible Leasas
123 121
Lease Bflfenm
Scries Investsd Percentage
Series Allocated Adjusted Aggregate Unll Balance divided by: Sum at numerators used to determine Invested percentage for all SerEes allocations wstad PerconltxtB ,,,,___
ii
S&ries Invented Amount
Invested Amount — beginning balance for Monihly Period plus: lncro3GG& less: Decreases i Call less: Monthly Principal Payment (if AiiBitliaibn Period lias commenced)
Series invosled AmoUnJ
Serioa Renuired Enhancemaxit Amount
or
3 Month Aveiarjo Charge Off Ratio > 0,60^ 3 Month Avenge Residual Value Loss Ratio > 1O.cm 3 Month Aveiaoe PaW-ln Advance Loss Ratio > 1.0% 3 Month Avefage DelfrquancyRalio> 4.5%
[a] Required Percentage [b] the sum of (I), (H) and (111)
(D 3 Month Average Residual Valuo Loss Ratio >12.5Q%
<l)L_Jrs Equipment Amount
(2) Excess Forkllfl Amount
(3) Excess Trucfc Amouni
(4) Excess Trailer Amount
<G) Excess Truck Body Amount

Definitions

Chesapeake Funding LLC	
(B) Excess Alternative Vehicle Amount	
(II) the sum of (A), (B), (C) and (D)	
(A) Overconcentration Amount	
(B) Excess Longer-Term Lease Amount	
(C) Excess High Lease Balance Amount	
(D) Excess State Obligor Risk Amount	
Series Required Enhancement Amount	
Series Target Overcollateralization Amount	
Maximum	
3.95% of Maximum Invested Amount	
or	
Series Required Overcollateralization Amount	
Required Enhancement Amount	
less: Series Reserve Account Amount	
less: Series Principal Collection Subaccount Balance	
less: Amount Class B	
less: Amount Class C	
Series Required Overcollateralization Amount	
Series Required Asset Amount	
Series Invested Amount (net of increases occurring on such Settlement Date)	
plus: Series Required Overcollateralization Amount	
Series Required Asset Amount	
Series Allocated Adjusted Aggregate Unit Balance	
Adjusted Aggregate Unit Balance	
multiplied by Series Required Asset Amount / Aggregate Required Asset Amount	
Series Allocated Adjusted Aggregate Unit Balance	
Series Allocated Asset Amount Deficiency	
Series Allocated Adjusted Aggregate Unit Balance	
less: Series Required Asset Amount	
Series Allocated Asset Amount Deficiency	
Series Liquid Credit Enhancement Deficiency	
Series Required Reserve Account Amount	
less: Series Reserve Account Amount	
Series Liquid Credit Enhancement Deficiency	
Series Reserve Account Surplus	
Series Reserve Account Amount	
less: Required Reserve Account Amount	
Series Reserve Account Surplus	
Series Excess Fleet Receivables Amount	
Collections in respect of Fleet Receivables	-
less: 1999-1B Invested Amount	-
Excess Fleet Receivable Amount	-
Aggregate Lease Adjustment Amount	
Overconcentration Amount	-
Excess Longer-Term Lease Amount	-
Excess State Obligor Risk Amount	-
Excess Consumer Lease Amount	
Excess High Lease Balance Amount	-
Aggregate Lease Adjustment Amount	-
Overconcentration Amount	
Greater of:	
Obligor with largest Lease Balance of Eligible Receivables	-
less: % of the Aggregate Lease Balance as stated in the Enhancement Matrix	
(Less 1% if rated less than Baa3)	-
3.75%	-
Top 2 Obligors with Largest Lease Balance of Eligible Receivables	-
less: % of the Aggregate Lease Balance as stated in the Enhancement Matrix	
(Less 1% if rated less than Baa3)	-
7.50%	-
Top 5 Obligors with largest Lease Balance of Eligible Receivables	-
less: % of the Aggregate Lease Balance	-
18.75%	-
Top 10 Obligors with largest Lease Balance of Eligible Receivables	-
less: % of the Aggregate Lease Balance	-
30.00%	-
Overconcentration Amount	-
Excess Paid-In Advance Amount	
Greater of (if positive):	
Aggregate Cost of each Paid-In Advance Vehicle	-
less: 10% Aggregate Unit Balance	-
	-
Aggregate Cost of each Paid-In Advance Vehicle allocated to SUBI > 60 days	-
less: 2.5% Aggregate Unit Balance	-
	-
Aggregate Cost of each Paid-In Advance Vehicle allocated to SUBI > 120 days	-
Excess Paid-In Advance Amount	-
Excess Residual Value Amount	
Aggregate Residual Value Amount	-
less: 7.5% of Aggregate Unit Balance	-
Excess Residual Value Amount	-
Excess Longer-Term Lease Amount	
Greater of (if positive):	

Page 4

Servicing Report
Want Excels Definitions

1 Chesapeake Funding LLC (B) Excess C “ —i ¦ i H 1 m Aftamatlve Vflhlcle Amount 1 228 HB (ii) the sum of (A), (B). [C) and (D) 1 —— -— —— —
230 231 (A) averconcenlratlon Amount (fi) £33 Excess Longer-Term Lease Amouni (C) Ekwss Htgh Lease Balance Amount (D) Rjtoass Stale ObligcrRlsk Amounl Series Reautred Enhancement Amount —
as Series Taraal Qvorcotlstaraliiation Amount —
21! 3.92!^ Qf Maximum Invested Amount ai —
as as Required Enhancement Amount less: Series Reserve Account Amount less: Series Principal Collactlon Sub-account Balanca less: Anwuht Class B as
JSE
£52 Series Invested Amount (ml of 263 Increases occurring on such Settlement Pate) plus; Sartas Required Overcollatsj-allzatlon Amount Series Required Asset Amount
2K Series Allocated AdhistRri Anarenate Unit Balance —
gsa Adjusted Aggregate Unit Balance multiplied by Series Required Asset Amount / Aggregate Required Asset Amount Serbs Allocated AditistedAaareaato Unit BafBnce —
Mi Series Allocated Asset Amourt Daitclancv —
as Series Allocated Adjusted Aggregate 2B5 Unit Balance ess: Garbs Required Asset Amount Sorfas Allocated Asset Amount DalidQncv —
» 26! Gerles LkiuW Credit Enhanr^nient Deficiency —
90 GGrlesRaqiiirad Reserve Account m Amount es?; Series Reserve Account Amount Sories Llavtd Crert’l Enhsncsw&nt Deficiency —
Series Reseive Account Surnlua —
sxa Series Reseive Account Amount less: 277 Required Reserve Account Amount Series Reserve Account Sumfws —
an Series Excess Fleet Racalvables 5n1 Amount —
as Coltecttons In respect of Ftaot SB Receivables less: 1D&O1B Invested MS Amount Excess Fte&t Ret&lv&bte Amount —
2K Aaareuate Lease Actiusimont Amount —
31 OvercorkCeniratEon Amount Excess - 590 SSI Lflngei-Term LeBS&AiiQJnt Ekcbsb State Obligor Risk Amount Excess Consumer Leaso Amount Excew High Lease Balance Amount -
IK Atrareaafe Lea^a Adiusfmoni Amounl 294 —
P Ovarconcentraifon Amount —
Graal&i of: Obligor with faroasl - Lease Balance of Eligible Receivables less: % of tha Aggrapala Lease BaliinCe as staled In the Enhancement Matrix Less 1% If rated lees (han 3aa3] -
3,75% Top Z Obligors with Lajgsst Lease Balance of Eligible Receivables less: %of tfie AGflreflate Lease Balance os stated in the Enhancement Matrix (Loss 1% if rated toss lhan Baa3)
m m 7.60% Top 5 Obligors with largeel 305 Lease Balance of Eligible Recalvablos loss: % of Ihe Aggre^afQ Lsase Balance
3£6 2C7 JOB 309 Top 10 Obligors with lartjestLeaso Balance of Eligible Receivables less; % E>[Uie Aggregate Lease Balance
310 30.00% Ovoiconcorttration Amount ¦112 —
3J3 Excess Paid-in Advance Amount an —
us Graatar of (if positive}; Aggregate ate 317 Cost of eactt Paid-in Advance Vehicle less: 10% Aggregate Unit Balance
911 Afloragatg Cost of eacll Paid-in - aa Advance Vehicle allocated to SUB| 421 > 60 days less: 2,5% Aggregate Unit Balance -
m Aggregate Cost of each Paid-in m «S Advance Vehicle allocated la SUBI > 120 days EjfCpc f B-tfr^tn Adi&tiGG AmQlfnl —
321 Era — \iua\ Value Amount 32! —
jjg |Apgl ^esmual Value Amount ; aac toss: rsnofAgflregateUntt Balance -
?32 I Excess Residual Value Amount —
Excess Lower-Term Lease Amount —
iGreflterorfifnteiltlwil: —

Definitions

B	C	D	E	F	G	H	I
Chesapeake Funding LLC							
Lease Balance of all Eligible Leases > 5yrs	-						
less: 20% of Aggregate Lease Balance	-						
	-						
Lease Balance of all Eligible Leases > 7yrs	-						
less: 7.5%* of Aggregate Lease Balance	-						
	-						
Excess Longer-Term Lease Amount	-						
Excess State Obligor Risk Amount							
Aggregate Lease Balance of State Obligors	-						
less: 5.0% of the Aggregate Lease Balance	-						
Excess State Obligor Risk Amount	-						
Excess Consumer Lease Amount							
Aggregate Lease Balance of all Eligible Leases that are Consumer Leases							
less: 1.0% of the Aggregate Lease Balance	-						
Excess Consumer Lease Amount	-						
Excess High Lease Balance Amount							
Aggregate Lease Balance of all Eligible Leases > $1 million	-						
less: 0.5% of the Aggregate Lease Balance	-						
Excess High Lease Balance Amount	-						
Lease Balance Declines							
Reduction in Lease Balance for the Monthly Period for all Leases	-						
plus:							
Net Book Value of Closed-End Leases if vehicle is a Residual Value Vehicle	-						
Lease Balance Declines	-						
Series Principal Payment Amount							
Lease Balance Declines	-						
plus: Cost of Rejected Paid-In Advance Vehicles	-						
Series Principal Payment Amount	-	-	-	-	-	-	
Delinquency Ratio							
Aggregate billings of all Leases and all Fleet Receivables unpaid for 60 days or more from original due date as of last day of such Monthly Period	-						
divided by the sum of:							
Aggregate billings of all Leases and all Fleet Receivables which were unpaid as of last day of immediately preceding Monthly Period							
Aggregate amount billed on all Leases and all Fleet Receivables during Monthly Period							
Delinquency Percentage							
Paid-In Advance Loss Ratio							
numerator							
Cost of Rejected Paid-In Advance Vehicles for Monthly Period							
minus:							
Sum of Paid-In Advance Proceeds from all Units which became Rejected PIA Vehicles during such Monthly Period and prior Monthly Periods							
denominator							
Cost of Rejected Paid-In Advance Vehicles for Monthly Period							
Paid-In Advance Loss Ratio							
Residual Value Loss Ratio							
numerator:							
sum of Residual Value Losses on Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period							
minus:							
Termination Proceeds received during the preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods							
denominator:							
sum of Stated Residual Values for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period							
Residual Value Loss Ratio							
Charge-Off Ratio							
Twelve (12) times:							
Aggregate Net Lease Losses for preceding Monthly Period							
divided by:							
Aggregate Lease Balance as of last day of second preceding Monthly Period							
Charge-Off Ratio							
Monthly Residual Value Gain							
Termination Proceeds received during preceding Monthly Period and all prior Monthly Periods							
less: aggregate Net Book Value of all Unit Vehicles that became Residual Value Vehicles during prior Monthly Period							
Monthly Residual Value Gain							
Monthly Residual Value Loss							
aggregate Net Book Value of all Unit Vehicles that became Residual Value Vehicles during Monthly Period							
less: Termination Proceeds received during preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods	-						
Monthly Residual Value Loss	-						
Series Weighted Average Cost of Funds							
quotient of:							
numerator:							
Aggregate amount of interest payable on Series of Investor Notes		-	-	-	-	-	-
denominator:							
Series Invested Amount (first day of prior Interest Period)							
Multiplied by a fraction:							
360/# days in interest period							
Weighted Average Cost of Funds							
Series Yield Shortfall Amount							

Page 5

Servicing Report
Black Inmate Definitions

Chesapeake Fundlm LLC Lease Balance af all Eligible Leases > 5yrs lose: 20% of Aggregate Lease Balance
Lease Balance i>F all Eligible Leases* 7yrs less: 7.5%* of Aggregate Lease Balance
Stem Lonaer-Tetm L
Excass State Qbilaor Risk Amount
Aggregate LeassBafance of Slate Obligors less: SC%oflhe Aggregate Lflass Balance
s Stefe Oblktcr Risk Amount
Excass Consumer Lease ftmpunt
Aggregate Leaes Balance of sll Eligible Leases the! are Consumer L< less: 1.0% of His Aggregate Lease Balance
s Consumer Le&so Amount
is Hloh Lease Saianoo Amount
Aggregate Lease BafancBflfall Eligible Leases > $1 million less: 0.5% of the Aggregate Lease Balance
!xc9ssHiah Laasa Balance Amount
.ease Balance DadlnaB
Reduction In Lease Balance tor the Monthly Period lor all Leases
plus: Net Book Value of Closed-End Leases If vehicle Is a Residual Value Vehicle
¦ease Balance Oeofces
Scries Principal Payment Amount
Lease Balance Declines pljs: Cost of Rejected FaM-ln AdvancB V.hlcle_
Series Principal Payment Antowl
ogs gs of allUaseB and all Fleet Recalvablas unpaid fdrSOdays or mure from orlfilnal due data as of last day of such Montlily Period divided by lite sum of: Aggregate billings of all Loasas and all Fleet Receivables which were unpaid as of last day of lmm«Jlately preceding Monlhly Period Aggregate amount hilled on all Leases and all Fleet Receivables during
Monthly Perfcd
DoHnguoncv PerceiitetK
Paid-in Advance Loss Hallo
numerator
Cost of Rejected Paid-in Advance Vehicles foi Monthly Period
minus: Sum of Paid-in Advanra Procseds froinallUnllswhlchbocanKRflfecte dPIA
Vehicles during such Monthly period ant] prior Monthly Periods
Cost Df Rejected Paid-in Advance Vehicles for Monthly Period
Pahl-ln Advance Loss Sam
RasldualValuBLpssRallo
numerator:
urn of Residual Value Losses on Una Vehicles lhat became Residual Value Vehicles during tlic preceding Monthly Period minus: Termination Proceeds received during the preceding Monthly Peibd for all Unit
Vehicles that became Residual Value Vehicles during prior Monthly Periods sum of Stated Residual Values fgr all Jnll Vehicles that became Residual Value Vehicles during the preceding Monthly Period
Chame-Off Ratio
Twelve (12) Umes:
Aggregate Net L&ase Losses for preceding Monthly Porlod
divided by: Aggregate Lease Balance as of last day of socand precBtflng Montrily PoriDd Cfrafga-OrfRaJto ..................... . —— —
Monthly RBSIdual Valua Gain
Termination Proceeds received during preceding Monlhly Period and all prior
Monlhly Periods
loss: aggregate Net Book Value ol all Urill Vehlclaa lhal hocamo Rosldual Value Vehicles during prior Monthly Peilcd
Montlto Residual ValwGstn
Monlhlv Residual Valua Loss
arjoragate Net Book Value of all Unit Vehicles lhal beeams Rosldual Value Vehicles during Monlhly Period loss: Yermlnatkijt Proceeds received during procedlnn Monthly Period for all Unit Vehicles tliat became Rasldual Value Vehicles during prior Monthly Periods
rVTCTl ifrlv Rssldual Valils Loss
Series Weighted AvBrane Cost of Funds
quotient of: numerator Aggregate amount of Interest payable on Series of Investor Notes ierlij hdAnwunlllirstdayof prior Interest Period)
MulL(___Joy a Iracllon: 36tW days In Interest pedod
WWHarf/taaans Coat of Pun*
ksol Sews YhMShoilMI Amount
Q p Blank fnnuds Definitions

Definitions

	B	C	D	E	F	G	H	I	J
1	**Chesapeake Funding LLC**								
[illegible]									
[illegible]	*Series Yield Shortfall Amount*								
[illegible]									
[illegible]	Series Required Yield Supplement Amount								
[illegible]	Series Yield Shortfall Amount								
[illegible]	less: 70% of the Class X 1999-1B Invested Amount								
[illegible]									
[illegible]	*Series Required Yield Supplement Amount*								
[illegible]									
[illegible]	Yield Supplement Deficiency								
[illegible]	Series Yield Supplement Account Amount								
[illegible]	less: Series Required Yield Supplement Amount								
[illegible]									
[illegible]	*Yield Supplement Deficiency*								
[illegible]									
[illegible]	Deficiency								
[illegible]	aggregate amount distributable from Series Settlement Collection A/C								
[illegible]	less: aggregate amount deposited in such Series Settlement Collection Sub a/c								
[illegible]									
[illegible]	*Deficiency*								
[illegible]									
[illegible]	Total Cash Available								
[illegible]	Collections allocated to Series General Collection Subaccount								
[illegible]									
[illegible]	plus: Series Invested Percentage times Unit Repurchase Payments								
[illegible]									
[illegible]	plus: Series Invested Percentage times Monthly Servicer Advance								
[illegible]									
[illegible]	plus: Series Invested % times amount withdrawn from Gain on Sale Account								
[illegible]									
[illegible]	plus:								
[illegible]	Investment income on deposits in Series General Collection Subaccount								
[illegible]	Investment income on deposits in Series Principal Collection Subaccount								
[illegible]									
[illegible]	less: Series Available Excess Collections Amount								
[illegible]									
[illegible]	less: Withdrawals from General Collection Subaccount and deposited in the Principal Collection Subaccount during the preceding month								
[illegible]									
[illegible]	*Total Cash Available*								
[illegible]									
[illegible]	Excess amounts								
[illegible]	Excess Alternative Vehicle Amount (>31.5%)								
[illegible]	Excess Equipment Amount (>6%)								
[illegible]	Excess Forklift Amount (>2%)								
[illegible]	Excess Heavy-Duty Truck Amount (>7.5%)								
[illegible]	Excess Medium-Duty Truck Amount (>16%)								
[illegible]	Excess Trailer Amount (>3%)								
[illegible]	Excess Truck Amount (>21.5%)								
[illegible]	Excess Truck Body Amount (>2%)								

Page 6

Servicing Report
Blank formula Definitions

| 0 IEIFIGIHIIIJ
B.......................... —— —— —
Chesapoako Funding LLC —
4(4 Series Renulred Yield SMIemsnt Amount —
456 Series Yield Shortfall Amount less: 70% or the Class X1999-1B Invested Amount
Series finouted Wold Sur»D/oman! Amount —
Yield StODl&mant DaltclBncv —
454 Series Yield Suppfeinent Account Amount loss: Series Required Yield Supplement Amount
4G4 Vtsftf Supp/emenl DeHcrancy —
466 Denclenc* «o —
aggregate amount dlstrltutabla from Series Settlement Collection NO less: aggregate amountdeposSed In such Series Settlement Collection Suba/c
OeHctormv —
HI Total Cash AvsHDMn —
12 Collodions allocated to Series General Cotlactlon Subaccount id as ptus: Seilss Invested Percentage times Unit Repurchase Payments in plus; SariBB Invested Percentage tlmas MonUity Servlcer Advance plus; Sejies Invested % times amount wllWrawntrom Gain on Sale Account
12! 1SJ IB plus; Investment Income on deposits In Series General Collection Subaccount Investment Income on deposits In Series Principal Collection Subaccount
US less: Series Available Excess Collections Amount
1H less: Withdrawals from General Collection Subaccount and deposited In the Principal Collection Suoaccount during the preceding month —
<5 Excess amounts —
SB Excess Alternative Vehicle IB KZ Amount |=-31.5%) Excess «s Equipment Amount |>5%) EM Excess ForWift Amount {>Z% J Excess Heavy-Duty TrucK Amount <>7,5%) Excess Medium-Duty Tiuck Amount [>1S%) Excess Trailer Amount (>3%) Excess Truck Amount (>21.6%) EkcsssTruck Boav Amount 1>2%\ — —

Chesapeake Funding LLC Payment De 06/07/10 Account Cash Flows Detsrminalil 06/03/10
ChesapeakB Funding Collection Account
Beginning Balance $
Inflows
Collections for the Monlhly Period
Series 2006-2 Series 2000-1 Series 2009-2 SBrles 2009-3 Series 2008-4
outflows Collecllons allocated to eaol) outstanding series by Invested Percentage . Ending Balance ......... t ...................... : —
Series Genera/ Collection Subuccouni Serlas 2006-2 Series 2009-1 Series 2009-2 Series 2009-3 Series 2009-4
Beginning Balance $ $ $ $ $•
Inflows
Invested Percentage of Collections deposited Inlo Collection Account
Proceeds from Inlllal sale of Sarlas Investor Notes
Proceeds from any Increase
Amounts allocated to another Series of Investor Notes to be applied to reduce such SBrles InvBsled Amount Net Cash Proceeds
outflows
lesser of:
(i) Proceeds from any Increase on such Settlement Date (II) Principal Overpayment Amount for such Settlement Date
Remaining Daily Principal Allocation to Principal Collection Subaccount
Daily Principal Utilization Amount > Dally Principal Allocation
Mat Cash Proceeds
Total Cash Available transferred lo Series Settlement Collection SuhaoMunl
Series Available Excess Collections Amount
Ending Balance
Series Settlement Collection Svhaccount
Benlnnlna Balance
Inflows
nvestmBnt Earnings from Series General Collection Subaccount nveslment Earnings from Series Principal Collection Subaccount
Series Invested Percentage of Unit Repurchase Payments
Series invested Percentage of Monthly Servlcer Advance
Series Invested Percentage of withdrawal from Gain on Sale Account
.ease Rate Cap payments
Series Lease Rate Cap payments
Transfer from Series Collection Subaccount on Settlement Date
Total Cash Available transferred from Series General Collection Subaocaunt
“rom Series Reserve Account
From Vield Supplement Account If Reserve Account Amount < Deficiency
Transfer To/from 09-2 Settlement Collection Subaccounl
Remaining Deficiency (after withdrawal from Yield Supplement Account)
outflows
Series Excess Fleet Receivables Amount (to SPV)
Series Monthly Residual Value Gain to Gain en Sale Account
Series Inv. % of Monlhly Servlcer Advance Reimbursement Amount to Servlcer
If VMS not Servlcer, Series Basic Servicing Fee
Monthly Interest Payment
Commitment Fee Payment
If VMS is the Services Series Servicing Fee
Back-up servicing fee
Series Administrator Fee
Lesser of (I) Increased Costs and (II) Additional Costs Cap
(A) During the Revolving Period;
Series Allocaled Asset Amount Deficiency
(B) During Am Period, Prior to the Serlas Note Termination Date
Min of Series Principal Payment Amount and Series Invested Amounl
(C) During Am Period, Alter the Series Note Termination Date
Series Principal Payment Amount
Series Liquid Credit Enhancement Deficiency or Allocated Asset Amount Deficiency
Series Yield Supplement Deficiency (If existing)
Lease Rate Cap Costs
Transfer lo/From Settlement Collection Subaccounts
Excess of Increased CdsIs over Additional Costs Cap
If VMS Is not Ssrvlcer, EeriaB Supplemental Servicing Fee
Balance of account to the issuer
Ending Balance

Series Principal Collection Stibaecounl Beginning Balanc e
inflows Proceeds from initial sale of Notes
Remaining Daily Principal Allocation from Saries Collection Eubaocount Dally Principal Utilization Amount > Dally Principal Allocation
Seriea Allocated Asset Amount Deficiency (prior to Commitment Termination) Net Cash Proceeds allocated from General Collection Sub-account
Min of Series Principal Payment Amount and Series Invested Amount
outflows
Loan to Holdings far vehicla purchases Decrease / Call Notes/PMIs
Reduce Invested Amount of olher Series of Investor Notes Monthly Principal Payment during Am Period (not to exceed Invested Amount}
Ending Balance
Series 2006- 2
Series 8009- 3
Series Reserve Account Beginning Balance
inflows
Initial Series Reserve Account deposit
Series Liquid Credit Enhancement Deficiency or Alloc, Asset Anil, Del. In am period
Investment income
outflows
Transfer to Settlement Collection Subaccount the lesser of:
I) Deficiency
II) Invested Percentage of Aggregate Net Lease Losses
III) Amount on Deposit In Series Reserve Account
Remaining Deficiency (after draw from Yield Supplement Account)
Series Reserve Account Surplus (lesser of:)
Series Reserve Account Surplus
Amount on deposit In Series Reserve Account
Ending Balance
Series 2006-2
Serlas 2009-4
Series Yield Supplement Account
Beginning Balance
Inflows
Series Yield Supplement Deficiency (If any) investment Income outflows
To Series Settlement Collection A/C If Series Reserve A/C Amount < Deficiency Yield Supplement Account Surplus (lesser of:)
Series Yield Supplement Account Su rplus
Series Yield Supplement Account Amount
Ending Balance
Ga/n on Sale Account Banlnnlng Balance
rn flows
Series Monthly Residual Value Gain Investment Income
outflows
lessor of: (6.2e; Base Indenture)
Monthly Residual Value Loss forlminedlately preceding Monthly Period Amount on deposit In Gain on Sale Account
Amount > 10% of Closed-End Leases (Lease Balance and Residual) to Issuer General Account 10% ol Closed End Leases (for information purposes only)
Ending Balance
Series Distribution Account Baatnnlnq Balance Inflows (from Series Settlement Collection Subaccaunt)
Series MonHiiy Iniorast Payment Commilment Fee Payment
Lesser of (i) Increased Costs and (II) Additional Costs Cap
Paymenl of Principal
OecreasGi’Csll
Lease Rale Cap Cosls
Excess or Increased Costs over Additional Costs Cap
outflows
Series Monthly Interest Paymenl Commitmenl Faa Payment
Lesser of (i) Increased Costs and [II) Additional Casts Cap Excess of Increased Casts over Additional Costs Cap Lease Rate Cap Costs P ayment of Principal to Noteholders b/Call (to Noteholders)
Series 2006- 2
Sarlas 2009- 1
Series 8009-3
Series 2009-4

Total Cash back to PHH
Monthly Servicer Advance

Term Series Excess Collections
Cash from Collections returned

PHH Vehicle Management Services LLC
as Servicer

By : ____________________

Page 3

Issuer General Account Beginning Balance
Inflows
Transfer from Gain on Sale Account From settlement Collection Subaccount Series Available Excess Collections Amount
outflows Transfer to Chssapeake Finance Ending Balance .. §
Total Gash back lo PKH Monthly Sen/leer Advanca
Term Series Excess Collections Cash from Collections relurnGct
PHH Vehicle Management Sendees LLC
as Servicer
By:.

Rolling Averages

Chesapeake Funding LLC
Early Amortization Events

Determination Date :	7-Aug-09	7-Sep-09	7-Oct-09	9-Nov-09	7-Dec-09	7-Jan-10	8-Feb-10	8-Mar-10	7-Apr-10	7-May-10	7-Jun-10
Liquid Credit Enhancement Deficiency											
Aftected Asset Amount Deficiency											
Twelve Month Average Charge Off Ratio											
Three Month Average Charge Off Ratio											
Charge Off Ratio for Monthly Period											
Twelve Month Average Residual Value Loss Ratio											
Three Month Average Residual Value Loss Ratio											
Residual Value Loss Ratio for Monthly Period											
Twelve Month Average Paid-In Advance Ratio											
Three Month Average Paid-In Advance Ratio											
Paid-In Advance Loss Ratio for Monthly Period											
Three Month Average Delinquency Ratio > 8.0%											
Delinquency Ratio for Monthly Period											

Page 10

Chesapeake Funding LLC
Earty Amortization Events
Deffifminstjqn Date: 7tAuct-O9 7-Sep-09 7-Od-G9 B-NavO9 7-DeoQ9 7-Jan-10 3-Feb-10 S-Mar-10 7-ApMO 7-Mav-10 7-JtnVlO
Liquid Credit Enhancement Deficiency Allocated Asset Amount Deficiency
Twelve Month Average Charge Off Ratio Three Month Average Charge Off Ratio Charge Off Ratio for Montfily Period
Twelve Month Average ResMual Value Loss RaSo
Three Morah Average Residual Value Loss Ratio
ResMual Value Loss Ratio for Monthly Period
Twelve Month Average Paid-in Advance Ratio Three Month Average Paid-in Advance Ratio Paid-in Advance Loss Raflo for Monthly Period
Three Month Average Delinquency Ratia > 6.0% Delinquency Ratio Sir Monthly Period

EXHIBIT F
TO SERIES 2010-1
INDENTURE SUPPLEMENT
AGREED-UPON PROCEDURES
PHH Vehicle Management Services, LLC
1.	We will request from representatives of PHH Vehicle Management Services LLC, as Servicer (the “Servicer”), a summary detail of the Leases allocated to the Lease SUBI (“Summary of Lease SUBI”) as of a recent date. The listing must contain the following characteristics and distribution information (the “Characteristics” & “Distribution Information”):
Characteristics (#1-21) & Distribution Information (#22-26)
1.	Aggregate Unit Balance of Leases

2.	Number of Leases

3.	Average Unit Balance

4.	Range of Unit Balances

5.	Aggregate Unit Balance of Open-Ended Leases

6.	Aggregate Unit Balance of Floating Rate Leases

7.	Aggregate Lease Balance of CP Rate Index Floating Rate Leases

8.	Weighted Average Spread Over CP Rate

9.	Range of Spreads Over CP Rate

10.	Aggregate Unit Balance of Floating Rate Leases Indexed to Floating Rate Other than CP Rate

11.	Aggregate Unit Balance of Fixed Rate Leases

12.	Weighted Average Fixed Rate

13.	Range of Fixed Rates

14.	Weighted Average Original Lease Term

15.	Range of Original Lease Terms

16.	Weighted Average Remaining Lease Term

17.	Range of Remaining Terms

18.	Aggregate Unit Balance of Closed-End Leases

19.	Average Unit Balance of Closed-End Leases

20.	Range of Unit Balances of Closed-End Leases

21.	Average Stated Residual Value of Leased Vehicles

22.	Distribution by Geographic Location (by State, by Number of Leases, Aggregate Unit Balances of Leases and Percentage of Aggregate Unit Balance)

23.	Distribution of Vehicle Type (by Number of Leases, Aggregate Unit Balances of Leases and Percentage of Aggregate Unit Balance)

24.	Distribution of Top 20 Lessees by Industry (by Number of Leases, Aggregate Unit Balances of Leases and Percentage of Aggregate Unit Balance).

25.	Distribution by Floating Rate Leases by Spread over Applicable Index (in increments of ..099% and by Number of Leases, Aggregate unit Balances of Leases and Percentage of Aggregate Unit Balance)

26.	Distribution of Fixed Rate Leases by Interest Rate (in increments of .25% and by Number of Leases, Aggregate Unit Balances of Leases and Percentage of Aggregate Unit Balance.
NOTE: This listing will be attached to our report.

2.	We will request from representatives of the Servicer, a computer-generated automobile lease data file and related record layouts derived from the accounting records which includes an identifier to indicate the lease is allocated to the Lease SUBI (“Lease Data Tape”), the information for which will be as of a recent date (the “Cut-Off Date”).
a)	We will compare the Characteristics set forth in the Summary of Lease SUBI to the information provided in the Lease Data Tape for #1-21 above. Any discrepancies noted will be included as an exception within our report.

b)	We will recalculate from the Lease Data Tape the Distribution Information indicated in #22-26 above and compare the Distribution Information set forth in the Summary of Lease SUBI. Any discrepancies noted will be included as an exception within our report.
3.	We will use a random number generator program included in the Audit Command Language (“ACL”) program to randomly select 50 leased unit records within an origination date during the preceding fiscal year (the “Sample Leases”) from the Lease Data Tape, exclusive of Personalease units and perform procedures as outlined below for the sample leases selected.
a)	We will compare certain characteristics (the “Characteristics”) set forth in the Sample Leases as indicated below:
Characteristics
1.	Unit Number

2.	Client Number

3.	Legal name of the lessee

4.	Vehicle make

5.	Vehicle model

6.	Vehicle type

7.	Contract type

8.	Lease Term

9.	Vehicle index, if applicable

10.	Vehicle spread rate, if applicable

11.	Fixed rate, if applicable

12.	Vehicle capitalized cost

13.	Vehicle residual value (for closed-end leases only)
i)	With respect to Sample Leases identified as Vehicle Management Services Leases by the Servicer (in the Lease Data File, this is indicated by a blank entry in the Lease Pool field), we will compare the Characteristics noted above to the corresponding information set forth on or derived from an obtained copy (“print screen”) of the Asset Management System Inquiry Screen (“ACFI Screen”), the Asset Management Physical Information Inquiry Screen (“AAMI Screen”), the Asset Management Closed-End Inquiry Screen (“ACEI Screen”) or the Client Organization Screen (“CCOI Screen”) (collectively the “Automobile Lease Documents”) obtained from the FSP main frame system. Any discrepancies will be included as an exception within our report.

ii)	With respect to Sample Leases identified as Financial Services Leases by the Servicer (in the Lease Data Tape, this is indicated by “FIN SERV” in the Lease Pool field), we will compare the Characteristics 1 and 2, and 4 through 13 to the corresponding information set forth on or derived from an obtained copy of screens from the LeasePlus system. We will compare Characteristics 3 to the CCOI Screen of the Asset Management System. Any discrepancies will be included as an exception within our report.

b)	For Sample Leases that have an indicator signifying it as a titled asset, we will obtain a copy of the Certificate of Title from representatives of the Servicer for all Sample Leases, excluding those Sample Leases that have been identified by the Servicer as equipment leases, and we will list in an attachment to our report whether (i) the title owner is D.L. Peterson Trust and (ii) the lien holder is either Raven Funding LLC or Chesapeake Funding LLC (for vehicles acquired prior to June 30, 2006), or Chesapeake Funding LLC (for vehicles acquired on or after June 30, 2006) each as set forth on the Certificate of Title. Any discrepancies noted will be included as an exception within our report.

c)	We will obtain a copy of the Master Lease Agreement from representatives of the Servicer (as an agent of the D.L. Peterson Trust) to observe that (i) there was a signature included in the area required to be signed by a representative of the Servicer, and for Sample Lease identified as Vehicle Management Leases and Financial Services Leases, by the Servicer, (ii) either, the CP Flex Program Supplement, Treasury Note, Fixed Rate Note, closed-end rate schedule, or equipment schedule (the “Funding Documentation”) is included. Any discrepancies will be included as an exception within our report.

d)	We will obtain a copy of the credit file (the “Credit File”) from representatives of the Servicer to observe that the Credit File contained either a line of credit authorization form or addendum to the line of credit authorization form that (i) has a signature in the area where an approval signature is required, (ii) has not expired, (iii) includes a signature in the area where an analyst’s signature is required, and (iv) if required, includes a signature in the area where the Vice President of Credit is required or there was an assumption agreement. Any discrepancies will be included as an exception within our report.

e)	We will obtain a copy of the Certificate of Insurance Coverage (the “Insurance Coverage”) from representatives of the Servicer to note, on a list attached to our report, what entity is noted as the loss payee.
4.	We will request from representatives of the Servicer, the Schedule of Settlement Statement Summary Information (the “Settlement Statement Schedule”) of Chesapeake Funding LLC for two recent monthly settlement dates. For each amount listed in cells C3 to C83 within the “Definitions” tab of the Excel based Settlement Statement Schedule, we will compare the amount to the system of record. Any discrepancies noted will be included as an exception within our report. Such system of record will be noted in a listing attached to our report.
5.	We will request from representatives of the Servicer, a listing of the five largest write-offs (including the information detailed in the table below) of receivables relating to leases allocated to the Lease SUBI for the preceding or current fiscal year or a portion thereof. This listing will be attached to our report. We will compare the amounts included within the listing provided to the journal entry by comparing the amount of the write-off, date of the write-off and whether the amount was expensed or recorded directly as a reduction to the allowance as noted in the listing to the journal entry obtained from the Company. Any discrepancies noted will be included as an exception within our report.
     Write-Off Information
1.	Amount of write-off

2.	Date of write-off

3.	Against Allowance or Directly Expensed (indicate one or the other)
6.	We will request from representatives of the Servicer, a listing of the five largest closed end lease losses (including the information in the table below) upon disposal of a lease for the preceding or current fiscal year or a portion thereof. This listing will be attached to our report. We will compare the amount of the loss, the date of the loss and the location where the loss was recorded as noted in the table to the journal entry obtained from the Company. Any discrepancies noted will be included as an exception within our report.

     Largest Loss Disposal Information
1.	Amount of loss

2.	Date of loss recognition

3.	Against Allowance or Directly Expensed (indicate one or the other)
7.	We will request from representatives of the Servicer, a listing of the all of the DLPT Leased Vehicles from a listing provided by the Company of leases that were disposed of in a recent fiscal month (including the information listed in the table below). This listing will be attached to our report.
Disposal Information
1.	Date of Disposal

2.	Customer Name

3.	Type of Vehicle

4.	Original Cost

5.	Book Value at Sales Date

6.	Sales Date

7.	Sales Proceeds

8.	Amount of Gain or Loss on Sale for closed end leases or the amount of the final TRAC adjustment for open end leases.

9.	Type of Lease (Open-Ended or Closed-Ended)
a)	We will randomly select 40 Open-Ended (“Open-Ended Selections”) and 10 Closed-Ended (“Closed-Ended Selections”) vehicle leases which were disposed of in a recent fiscal month.

b)	We will compare the Date of Disposal (#1), Customer Name (#2), Type of Vehicle (#3), Original Cost (#4) and Book Value at Sales Date (#5), to information displayed on Asset Management screens within the FSP Servicing System.

c)	We will compare the Sales Date (#6) and Sales Proceeds (#7) to information displayed on the Asset Management screens within the FSP Serving System.

d)	We will recalculate the Amount of Gain or Loss on Sale using the formula: Sales Proceeds (#7) minus Book Value at Sales Date (#5).

e)	We will compare the Amount of Gain or Loss on Sale (#8) to the Final Settlement Report for the month the vehicle was sold

f)	For the Open-Ended Selections with gain/loss noted (from #8), we will compare to the lease billing as shown in the FSP Servicing System (PHH Interactive) that the final TRAC adjustment noted was billed or credited to the client’s monthly billing.
8.	We will request from representatives of the Servicer, a current listing of the bank accounts in which collections are deposited. This listing will be attached to our report. For the largest depository account in a recent fiscal month, we will obtain the account reconciliation, compare the reconciliation to the general ledger and note the account reconciliation was reviewed, based on the presence of a sign-off.
9.	We will request from representatives of the Servicer, a report for a recent fiscal month showing collections that were remitted directly to lockboxes and/or bank accounts pledged to Chesapeake Finance Holdings and the total overall monthly collections. This listing will be attached to our report. We will recalculate the percentage of pledged account and/or lockbox collections for Chesapeake Finance Holdings to the overall total lockbox collection for that fiscal month.

EXHIBIT G
TO SERIES 2010-1
INDENTURE SUPPLEMENT
Form of Supplement to Agreed Upon Procedures Engagement Letter
          JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent and individually (in such capacities, herein collectively called the “Specified Parties” and individually called a “Specified Party”) each specifically acknowledges and agrees to the following:
•	The engagement of Deloitte & Touche LLP (“D&T”) by PHH Vehicle Management Services, LLC, doing business as PHH Arval (the “Servicer”) pursuant to the engagement letter (including its attachments, the “engagement letter”) to perform agreed-upon procedures (the “engagement”) will be conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, subject to the terms and conditions set forth herein and in the engagement letter. The specific procedures that D&T is to perform have been established based on discussions with the Servicer and are set forth in an appendix to the engagement letter and made a part hereof.

•	The performance of the agreed-upon procedures will not constitute an examination conducted in accordance with the attestation standards, the objective of which is the expression of an opinion on the computer-generated vehicle automobile lease data files and related record layouts derived from the accounting records (the “Lease Data Tape”) maintained by the Servicer, settlement statements and other requested lease information (such statements and other lease information, together with the Lease Data Tape, collectively called the “Evaluation Materials”). Therefore, D&T will not be in a position to express, and will not express, an opinion, or any other form of assurance, with respect to any matters (including, without limitation, the Evaluation Material) as a result of performing the agreed-upon procedures.

•	The sufficiency of the procedures is solely the responsibility of the Servicer and the Specified Parties, as discussed below. In addition, these procedures may be changed or modified by mutual agreement among the Servicer, the Specified Parties, and D&T if, for example, unforeseen circumstances arise. D&T will promptly discuss any such circumstances with the Servicer and the Specified Parties and, likewise, the Specified Parties agree to promptly notify D&T if modifications to the procedures are requested.

•	The agreed-upon procedures that D&T is to perform at the request of the Servicer, and with the agreement of D&T, are limited in nature and do not comprehend all matters relating to the Evaluation Materials that might be pertinent or necessary to the Servicer’s and the Specified Parties’ evaluation of the Evaluation Materials. Accordingly, the procedures should not be taken to supplant other inquiries and procedures that the Servicer and the Specified Parties should undertake for the purpose described above.

•	D&T’s report will not extend to any financial statements of the Servicer or Chesapeake Funding LLC, taken as a whole, or its internal control for any date or period.

•	The nature, scope, and design of the agreed-upon procedures that D&T is requested to perform are solely the responsibility of the Servicer and the Specified Parties. Furthermore, D&T has no responsibility to advise the Servicer or the Specified Parties of other procedures that might be performed and makes no representations as to the sufficiency of such procedures for the purposes of the Servicer or Specified Parties.

•	D&T’s responsibility is limited to performing the procedures specified and agreed to and to reporting the resulting findings, subject to the limitations contained herein, and D&T’s engagement cannot be relied on to disclose significant deficiencies, material weaknesses, or fraud should they exist. In addition, D&T’s engagement cannot be relied on to disclose errors, other than those errors that may be reported as findings in connection with the application of the specified agreed-upon procedures. D&T has no responsibility for updating the procedures performed or for performing any additional procedures.

•	The Servicer shall be solely responsible for the design and operation of effective internal control (including, without limitation, effective internal control over the Evaluation Material) and for complying with all applicable laws and regulations.

•	The Servicer shall be solely responsible for providing accurate and complete information requested by D&T. D&T has no responsibility for the accuracy or completeness of the information provided by or on behalf of the Servicer.

•	Immediately prior to the completion of this engagement, D&T will request that the Servicer’s management provide D&T with a representation letter acknowledging management’s responsibility for certain information and confirming certain representations made to D&T during the engagement.

•	Should D&T determine that significant restrictions are being placed on the performance of the agreed-upon procedures by the Servicer or the Specified Parties, including, without limitation, the failure of management of the Servicer to provide D&T with a management representation letter that D&T determines to be satisfactory, D&T shall be entitled to withdraw from the engagement.
•	Any report issued by D&T hereunder will not be used by or circulated, quoted, disclosed or distributed to, nor will reference to such report or D&T’s engagement hereunder be made to, anyone who is not an officer or employee of either the Servicer or any of the Specified Parties or any of their respective affiliates, who is responsible for evaluating the Evaluation Materials. Notwithstanding the foregoing, each Specified Party may provide access to such report to external counsel of the Specified Party, acting strictly in its capacity as an advisor to the Specified Party with respect to the transaction described under this engagement letter, provided that the Specified Party shall ensure that external counsel does not further circulate, quote, disclose or distribute such report. Notwithstanding the forgoing, the Specified Party may provide access to any such report to (i) its parent company or its affiliates (provided that such affiliates are included in the consolidated financial statements of its parent company), (ii) regulatory authorities having jurisdiction over the business or financial affairs of such Specified Party or its affiliates solely to the extent that the Specified Party credit file containing such report is requested by such regulatory authority, (iii) in connection with legal or administrative proceedings, subject to the notice provisions set forth below. Should any Specified Party or its affiliates, or any of its or their respective officers or directors, be required or elect to disclose D&T’s report, in connection with legal or administrative proceedings, each agrees that they will, prior to making or permitting any such disclosure, provide D&T with prompt written notice of the proposed disclosure, to the extent permitted by law, so that D&T shall have reasonable opportunity to obtain a protective order or other appropriate remedy with respect to such disclosure. Each of the Specified Parties and their respective affiliates will use their best efforts to minimize the extent of such disclosure. For the purposes of this paragraph, the term “affiliate” shall mean, with respect to any Specified Party, any entity controlled by, under common control with, or controlling such Specified Party and included in the consolidated financial statements of such Specified Party.

•	We acknowledge that the Audit Committee of PHH Corporation (the “Audit Committee”) is directly responsible for the appointment, compensation, and oversight of our work and, accordingly, except as otherwise specifically noted, we will report directly to the Audit Committee. You have advised us that the services to be performed under this engagement letter, including, where applicable, the use by D&T of affiliates or related entities as subcontractors in connection with this engagement, have been approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures.

•	Our estimated professional fees are expected to be within the range of $55,000 to $70,000 based on our understanding of the procedures the Servicer and the other Specified Parties has requested us to perform, the proposed scope and approach. If we anticipate additional charges for reasons beyond our control, we will discuss the matter with your before we proceed. We do not anticipate significant out-of-pocket expenses.

•	Our fees will be payable upon receipt of our invoice for the procedures described herein.
Accepted and agreed to by JPMorgan Chase Bank, N.A.
Individually and as Administrative Agent:

By:

Title:
Date:

EXHIBIT H
TO SERIES 2010-1
INDENTURE SUPPLEMENT
UCC CERTIFICATE
          The undersigned, an Authorized Officer of [___] (the “Company”), refers to (i) the Amended and Restated Base Indenture, dated as of December 17, 2008, as amended as of May 28, 2009 (the “Base Indenture”), between Chesapeake Funding LLC, as issuer (the “Issuer”), and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), and (ii) the Series 2010-1 Indenture Supplement to the Base Indenture, dated as of June 1, 2010, among the Issuer, PHH Vehicle Management Services, LLC, as Administrator, the Non-Conduit Purchasers, the CP Conduit Purchaser Groups, the Funding Agents and the Class B Note Purchasers from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Indenture Trustee (the “Series 2010-1 Indenture Supplement”; collectively with the Base Indenture, the “Indenture”; terms used but not defined herein have the meanings given them in the Indenture), and, in connection therewith and with the transaction contemplated by the other Transaction Documents, hereby certifies as follows:
          1. Jurisdiction of Organization. The Company’s jurisdiction of organization is and always has been Delaware.
          2. Names. (a) The exact name of the Company, as such name appears in its certificate of formation, is [___].
          (a) Set forth below is each other legal name the Company has had since its organization, together with the date of the relevant change:
          (b) Except as set forth in Schedule A hereto, the Company has not changed its identity or corporate structure in any way within the past five years.
          (c) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:
          3. Location and Mailing Address. The mailing address and principal place of business of the Company since it organization is the following:

Name	Mailing Address	County	State

          4. Federal Taxpayer Identification Number. The following is the Company’s Federal Taxpayer Identification Number: ___.
          5. Schedule or Filings. Attached hereto as Schedule B is a schedule setting forth each filing office in which a filing by the Company, as debtor, of a financing statement on Form UCC-1 is to be made in connection with the transactions contemplated by the Transaction Documents.
          IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate this 1st day of June, 2010.

[NAME OF COMPANY]
By:
Name:
Title:

H-2

SCHEDULE A

SCHEDULE B

2

EXHIBIT I
TO SERIES 2010-1
INDENTURE SUPPLEMENT
FORM OF TRANSFER SUPPLEMENT
          TRANSFER SUPPLEMENT, dated as of _________ ___, ___ among [NAME OF APA BANK] (the “Transferor”), each purchaser listed as an Acquiring APA Bank on the signature pages hereof (each, an “Acquiring APA Bank”), the Funding Agent with respect to the Transferor and such Acquiring APA Bank(s) listed in the signature pages hereof (the “Funding Agent”), CHESAPEAKE FUNDING LLC, a Delaware limited liability company (the “Issuer”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator (in such capacity, the “Administrator”).
WITNESSETH:
     WHEREAS, this Transfer Supplement is being executed and delivered in accordance with subsection 12.10(c) of the Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Indenture Supplement”; terms defined therein being used herein as therein defined) among the Issuer, the Administrator, the Non-Conduit Purchasers, the CP Conduit Purchaser Groups, the Funding Agents and the Class B Note Purchasers from time to time parties thereto, the Administrative Agent and The Bank of New York Mellon as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Base Indenture dated as of December 17, 2008 (as the same may be from time to time amended, supplemented or otherwise modified, the “Base Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Issuer and the Indenture Trustee;
          WHEREAS, each Acquiring APA Bank (if it is not already an existing APA Bank) wishes to become an APA Bank party to the Indenture Supplement; and
          WHEREAS, the Transferor is selling and assigning to each Acquiring APA Bank, rights, obligations and commitments under the Indenture Supplement and the Class A Investor Notes;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. Upon the execution and delivery of this Transfer Supplement by each Acquiring APA Bank, the Funding Agent, the Transferor, the Issuer, the Administrator and the Administrative Agent (the date of such execution and delivery, the “Transfer Effective Date”), each Acquiring APA Bank shall be an Acquiring APA Bank party to the Indenture Supplement for all purposes thereof and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations thereof.
          2. The Transferor acknowledges receipt from each Acquiring APA Bank of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring APA Bank and set forth on Schedule I hereto (the “Purchase Price”), for the percentage being purchased by such Acquiring APA Bank set forth on Schedule I hereto (such Acquiring APA Bank’s “Purchased Percentage”) of the Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount with respect to the CP Conduit Purchaser Group of which the Transferor is a member under the Indenture Supplement [ADD IF APPLICABLE: and the Transferor’s APA Bank Percentage of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group] [, in each case,] in the amount set forth on Schedule I hereto. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring APA Bank, without recourse, representation or warranty (other than as set forth below), and each Acquiring APA Bank hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring APA Bank’s Purchased Percentage of the Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount with respect to the CP Conduit Purchaser Group of which the Transferor is a member under the Indenture Supplement [ADD IF APPLICABLE: and the Transferor’s APA Bank Percentage of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group].
          3. From and after the Transfer Effective Date, amounts that would otherwise be payable to or for the account of the Transferor in respect of each Acquiring APA Bank’s Purchased Percentage of the Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount with respect to the CP Conduit Purchaser Group of which the Transferor is a member [and the Transferor’s APA Bank Percentage of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group] pursuant to the Indenture Supplement shall, instead, be payable to or for the account of such Acquiring APA Bank. The Transferor and each Acquiring APA Bank hereby agree that all Commitment Fees that accrued prior to the Transfer Effective Date in respect of such Acquiring APA Bank’s Purchased Percentage of the Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount with respect to the CP Conduit Purchaser Group of which the Transferor is a member [and all Class A Monthly Interest that accrued prior to the Transfer Effective Date in respect of such Acquiring APA Bank’s Purchased Percentage of the Transferor’s APA Bank Percentage of the APA Bank Funded Amount with respect to such CP Conduit Purchaser Group] shall be payable by the Administrative Agent to the Transferor on the [                    ] Payment Date.
          4. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.
          5. By executing and delivering this Transfer Supplement, the Transferor and each Acquiring APA Bank confirm to and agree with each other and the APA Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Indenture Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Investor Notes, the Transaction Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, Holdings, VMS or the Origination Trust or the performance or observance by the Issuer, Holdings, VMS or the Origination Trust of any of their obligations under the Indenture, the Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring APA Bank confirms that it has received a copy of the Indenture and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (iv) each Acquiring APA Bank will, independently and without reliance upon the Administrative Agent, the Transferor or any other member of a Purchaser Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture; (v) each Acquiring APA Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Indenture Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 10 of the Indenture Supplement; (vi) each Acquiring APA Bank appoints and authorizes the Funding Agent to take such action as agent on its behalf and to exercise such powers under the Indenture Supplement as are delegated to the Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 11 of the Indenture Supplement; (vii) each Acquiring APA Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as an Acquiring APA Bank and (viii) each Acquiring APA Bank confirms that it is an Eligible Assignee.
          6. Schedule I hereto sets forth the Transferor’s revised APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount of the CP Conduit Purchaser Group of which the Transferor is a member [and] [, the Transferor’s revised APA Bank Percentage of the APA Bank Funded Amount of such CP Conduit Purchaser Group], the Acquiring APA Bank’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount of such CP Conduit Purchaser Group [and the Acquiring APA Bank’s APA Bank Percentage of the APA Bank Funded Amount of such CP Conduit Purchaser Group] as well as administrative information with respect to the Acquiring APA Bank.
          7. From and after the Transfer Effective Date, (a) the Acquiring APA Bank shall be a party to the Indenture Supplement and, to the extent provided in this Transfer Supplement, have the rights and obligations of an APA Bank thereunder and shall be bound by the provisions thereof and (b) the Transferor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Indenture Supplement.
          8. [The Acquiring APA Bank is an “accredited investor”, as such term is defined in Rule 501(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).] [The Acquiring APA Bank is a “qualified institutional buyer” within the meaning of Rule

          144A under the Securities Act of 1933, as amended (the “Securities Act”), and is aware that the sale or transfer to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A].
          9. This Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[NAME OF SELLING APA BANK], as Transferor
By:
Name:
Title:

[NAME OF ACQUIRING APA BANK], as Acquiring APA Bank
By:
Name:
Title:

[NAME OF FUNDING AGENT], as Funding Agent
By:
Name:
Title:

CONSENTED AND ACKNOWLEDGED:
CHESAPEAKE FUNDING LLC

By:
Name:
Title:

PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Schedule I
to Transfer Supplement
relating to the Series 2010-1 Indenture Supplement
dated as of June 1, 2010
among Chesapeake Funding LLC,
PHH Vehicle Management Services, LLC, as Administrator,
the Non-Conduit Purchasers named therein,
the CP Conduit Purchaser Groups named therein,
the Funding Agents Named Therein,
the Class B Note Purchasers Named Therein,
JPMorgan Chase Bank, N.A.,
as Administrative Agent, and
The Bank of New York Mellon,
as Indenture Trustee,
to the Amended and Restated Base Indenture dated as of December 17, 2008 between Chesapeake Funding LLC and
The Bank of New York Mellon,
as Indenture Trustee

Name of Transferor:
Name of Acquiring APA Bank:
Transfer Effective Date:
Purchased Percentage:
Purchase Price:
Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount Assigned/Acquiring APA Bank’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount:
[Transferor’s APA Bank Percentage of the APA Bank Funded Amount Assigned/Acquiring APA Bank’s APA Bank Percentage of the APA Bank Funded Amount: ]
Acquiring APA Bank’s APA Bank Percentage:
Revised Transferor’s APA Bank Percentage:
Acquiring APA Bank’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount:
Revised Transferor’s APA Bank Percentage of the Class A Maximum Purchaser Group Invested Amount:

Address of Acquiring APA Bank:

EXHIBIT J
TO SERIES 2010-1
INDENTURE SUPPLEMENT
FORM OF PURCHASER GROUP SUPPLEMENT
          PURCHASER GROUP SUPPLEMENT, dated as of                     , ___ among [NAME OF NON-CONDUIT PURCHASER] [[NAME OF CP CONDUIT PURCHASER] and [NAME OF APA BANK[S]]] (collectively, the “Transferor Purchaser Group”), [the Non-Conduit Purchaser] [the CP Conduit Purchaser and the APA Bank or Banks] listed as the Acquiring Purchaser Group on the signature pages hereof (collectively, the “Acquiring Purchaser Group”), [the Funding Agent with respect to such Acquiring Purchaser Group listed in the signature pages hereof (a “Funding Agent”),] CHESAPEAKE FUNDING LLC, a Delaware limited liability company (the “Issuer”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator (in such capacity, the “Administrator”).
WITNESSETH:
          WHEREAS, this Purchaser Group Supplement is being executed and delivered in accordance with Section 12.10(e) of the Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Indenture Supplement”; terms defined therein being used herein as therein defined) among the Issuer, the Administrator, the Non-Conduit Purchasers, the CP Conduit Purchaser Groups, the Funding Agents and the Class B Note Purchasers from time to time parties thereto, the Administrative Agent and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Base Indenture dated as of December 17, 2008 (as the same may be from time to time amended, supplemented or otherwise modified, the “Base Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Issuer and the Indenture Trustee;
          WHEREAS, the Acquiring Purchaser Group wishes to become a [Non-Conduit Purchaser] [CP Conduit Purchaser and the APA Bank[s] with respect to such CP Conduit Purchaser] and party to the Indenture Supplement; and
          WHEREAS, the Transferor Purchaser Group is selling and assigning to the Acquiring Purchaser Group a portion of their respective rights, obligations and commitments under the Indenture Supplement and the Class A Investor Notes;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. Upon the execution and delivery of this Purchaser Group Supplement by the Acquiring Purchaser Group[, the Funding Agent with respect thereto,] the Transferor Purchaser Group, the Issuer, the Administrator and the Administrative Agent (the date of such execution and delivery, the “Transfer Effective Date”), the Acquiring Purchaser Group shall be a [Non-

Conduit Purchaser] [CP Conduit Purchaser and the APA Bank with respect to such CP Conduit Purchaser] under the Indenture Supplement for all purposes thereof and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations thereof.
          2. The Transferor Purchaser Group acknowledges receipt from the Acquiring Purchaser Group of an amount equal to the purchase price, as agreed between the Transferor Purchaser Group and such Acquiring Purchaser Group and set forth on Schedule I hereto (the “Purchase Price”), for the percentage being purchased by such Acquiring Purchaser Group set forth on Schedule I hereto (such Acquiring Purchaser Group’s “Purchased Percentage”) of the Transferor Purchaser Group’s Class A Maximum Purchaser Group Invested Amount and the Transferor Purchaser Group’s Purchaser Group Invested Amount, in each case, in the amount set forth on Schedule I hereto. The Transferor Purchaser Group hereby irrevocably sells, assigns and transfers to the Acquiring Purchaser Group, without recourse, representation or warranty (other than as set forth below), and the Acquiring Purchaser Group hereby irrevocably purchases, takes and assumes from the Transferor Purchaser Group, the Purchased Percentage of the Transferor Purchaser Group’s Class A Maximum Purchaser Group Invested Amount and Purchaser Group Invested Amount under the Indenture Supplement.
          3. From and after the Transfer Effective Date, amounts that would otherwise be payable to or for the account of the Transferor Purchaser Group in respect of the Purchased Percentage of the Transferor Purchaser Group’s Class A Maximum Purchaser Group Invested Amount and Purchaser Group Invested Amount pursuant to the Indenture Supplement shall, instead, be payable to or for the account of the Acquiring Purchaser Group. The Transferor Purchaser Group and the Acquiring Purchaser Group hereby agree that all Commitment Fees that accrued prior to the Transfer Effective Date in respect of the Purchased Percentage of the Transferor Purchaser Group’s Class A Maximum Purchaser Group Invested Amount and all Class A Monthly Interest that accrued prior to the Transfer Effective Date in respect of the Purchased Percentage of the Transferor Purchaser Group’s Purchaser Group Invested Amount shall be payable by the Administrative Agent to the Transferor Purchaser Group on the [                    ] Payment Date.
          4. Each of the parties to this Purchaser Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Purchaser Group Supplement.
          5. By executing and delivering this Purchaser Group Supplement, the Transferor Purchaser Group and the Acquiring Purchaser Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Purchaser Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Indenture Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Investor Notes, the Transaction Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Purchaser Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, Holdings, VMS or the Origination Trust or the performance or observance by the Issuer, Holdings, VMS or the Origination Trust of any of their obligations under the Indenture, the Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Purchaser Group confirms that it has received a copy of the Indenture and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Purchaser Group Supplement; (iv) each Acquiring Purchaser Group will, independently and without reliance upon the Administrative Agent, the Transferor Purchaser Group or any other Purchaser Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture; (v) the Acquiring Purchaser Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Indenture Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 10 of the Indenture Supplement; (vi) [the Acquiring Purchaser Group appoints and authorizes the Funding Agent with respect to the Acquiring Purchaser Group to take such action as agent on its behalf and to exercise such powers under the Indenture Supplement as are delegated to the Funding Agent with respect to the Acquiring Purchaser Group by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 11 of the Indenture Supplement; (vii)] each Acquiring Purchaser Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as an Acquiring Purchaser Group and (viii) each Acquiring Purchaser Group confirms that it is an Eligible Assignee.
          6. Schedule I hereto sets forth the revised Class A Maximum Purchaser Group Invested Amount and Purchaser Group Invested Amount of the Transferor Purchaser Group and the Class A Maximum Purchaser Group Invested Amount and Purchaser Group Invested Amount of the Acquiring Purchaser Group as well as administrative information with respect to the Acquiring Purchaser Group [and its Funding Agent].
          7. From and after the Transfer Effective Date, (a) the Acquiring Purchaser Group shall be a party to the Indenture Supplement and, to the extent provided in this Purchaser Group Supplement, have the rights and obligations of a [Non-Conduit Purchaser] [CP Conduit Purchaser and an APA Bank] thereunder and shall be bound by the provisions thereof and (b) the Transferor Purchaser Group shall, to the extent provided in this Purchaser Group Supplement, relinquish its rights and be released from its obligations under the Indenture Supplement.
          8. [Each member of the Acquiring Purchaser Group is an “accredited investor”, as such term is defined in Rule 501(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).] [Each member of the Acquiring Purchaser Group is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and is aware that the sale or transfer to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A].

          9. This Purchaser Group Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Purchaser Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[Name of [Non-Conduit Purchaser] [CP Conduit Purchaser]], as Transferor Purchaser
By:
Name:
Title:

[[Name of APA Bank], as Transferor Purchaser
By:
Name:
	Title:	]

[Name of [Non-Conduit Purchaser] [CP Conduit Purchaser]] as Acquiring Purchaser
By:
Name:
Title:

[[Name of APA Bank], as Acquiring Purchaser
By:
Name:
Title:

[Name of Funding Agent], as Funding Agent
By:
Name:
	Title:	]

CONSENTED AND ACKNOWLEDGED:
CHESAPEAKE FUNDING LLC

By:
Name:
Title:

PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Schedule I
to Purchaser Group Supplement
relating to the Series 2010-1 Indenture Supplement
dated as of June 1, 2010 among
Chesapeake Funding LLC,
PHH Vehicle Management Services, LLC, as Administrator,
the Non-Conduit Purchasers named therein,
the CP Conduit Purchaser Groups named therein,
the Funding Agents Named Therein,
The Class B Note Purchasers Named Therein,
JPMorgan Chase Bank, N.A.,
as Administrative Agent, and
The Bank of New York Mellon,
as Indenture Trustee,
to the Amended and Restated Base Indenture dated as of December 17, 2008 between Chesapeake Funding LLC and
The Bank of New York Mellon,
as Indenture Trustee
Name of Transferor Purchaser Group/[Non-Conduit Purchaser] [CP Conduit Purchaser]:
[Name of Transferor Purchaser Group/APA Bank[s]:          ]
Name of Acquiring Purchaser Group/[Non-Conduit Purchaser] [CP Conduit Purchaser]:
[Name of Acquiring Purchaser Group/APA Bank[s]:          ]
Transfer Effective Date:
Purchased Percentage:
Purchase Price:
Purchaser Group Invested Amount Assigned/Acquiring Purchaser Group’s Purchaser Group Invested Amount:
Class A Maximum Purchaser Group Invested Amount Assigned/Acquiring Purchaser Group’s Class A Maximum Purchaser Group Invested Amount:
[APA Bank Percentage of each APA Bank in the Acquiring Purchaser Group:                    ]
Revised Purchaser Group Invested Amount of Transferor Purchaser Group:
Revised Class A Maximum Purchaser Group Invested Amount of Transferor Purchaser Group:

Address of Acquiring Purchaser Group/[Non-Conduit Purchaser] [CP Conduit Purchaser]:
[Address of Acquiring Purchaser Group/APA Bank[s]:
Address of Acquiring Purchaser Group’s Funding Agent:               ]

EXHIBIT K
TO SERIES 2010-1
INDENTURE SUPPLEMENT
FORM OF CLASS B NOTE TRANSFER SUPPLEMENT
          CLASS B NOTE TRANSFER SUPPLEMENT, dated as of                      , ___among [NAME OF CLASS B NOTE PURCHASER] (the “Transferor Class B Note Purchaser”), the Class B Note Purchaser listed as the Acquiring Class B Note Purchaser on the signature page hereof (the “Acquiring Class B Note Purchaser”), CHESAPEAKE FUNDING LLC, a Delaware limited liability company (the “Issuer”), and PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator (in such capacity, the “Administrator”).
WITNESSETH:
          WHEREAS, this Class B Note Transfer Supplement is being executed and delivered in accordance with Section 12.10(f) of the Series 2010-1 Indenture Supplement dated as of June 1, 2010 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Indenture Supplement”; terms defined therein being used herein as therein defined) among the Issuer, the Administrator, the Non-Conduit Purchasers, the CP Conduit Purchaser Groups, the Funding Agents and the Class B Note Purchasers from time to time parties thereto, the Administrative Agent and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Base Indenture dated as of December 17, 2008 (as the same may be from time to time amended, supplemented or otherwise modified, the “Base Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Issuer and the Indenture Trustee;
          WHEREAS, the Acquiring Class B Note Purchaser wishes to become a Class B Note Purchaser and party to the Indenture Supplement; and
          WHEREAS, the Transferor Class B Note Purchaser is selling and assigning to the Acquiring Class B Note Purchaser a portion of its rights, obligations and commitments under the Indenture Supplement and the Class B Investor Notes;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. Upon the execution and delivery of this Class B Note Transfer Supplement by the Acquiring Class B Note Purchaser, the Issuer and the Administrator (the date of such execution and delivery, the “Transfer Effective Date”), the Acquiring Class B Note Purchaser shall be a Class B Note Purchaser under the Indenture Supplement for all purposes thereof and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations thereof.

K-1

          2. The Transferor Class B Note Purchaser acknowledges receipt from the Acquiring Class B Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor Class B Note Purchaser and such Acquiring Class B Note Purchaser and set forth on Schedule I hereto (the “Purchase Price”), for the percentage being purchased by such Acquiring Class B Note Purchaser set forth on Schedule I hereto (such Acquiring Class B Note Purchaser’s “Purchased Percentage”) of the Transferor Class B Note Purchaser’s Class B Invested Amount in the amount set forth on Schedule I hereto. The Transferor Class B Note Purchaser hereby irrevocably sells, assigns and transfers to the Acquiring Class B Note Purchaser, without recourse, representation or warranty (other than as set forth below), and the Acquiring Class B Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor Class B Note Purchaser, the Purchased Percentage of the Transferor Class B Note Purchaser’s Class B Invested Amount under the Indenture Supplement.
          3. From and after the Transfer Effective Date, amounts that would otherwise be payable to or for the account of the Transferor Class B Note Purchaser in respect of the Purchased Percentage of the Transferor Class B Note Purchaser’s Class B Invested Amount pursuant to the Indenture Supplement shall, instead, be payable to or for the account of the Acquiring Class B Note Purchaser. The Transferor Class B Note Purchaser and the Acquiring Class B Note Purchaser hereby agree that all Class B Monthly Interest that accrued prior to the Transfer Effective Date in respect of the Purchased Percentage of the Transferor Class B Note Purchaser’s Class B Invested Amount shall be payable by the Indenture Trustee to the Transferor Class B Note Purchaser on the [                    ] Payment Date.
          4. Each of the parties to this Class B Note Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Class B Note Transfer Supplement.
          5. By executing and delivering this Class B Note Transfer Supplement, the Transferor Class B Note Purchaser and the Acquiring Class B Note Purchaser confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Class B Note Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Indenture Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class B Investor Notes, the Transaction Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Class B Note Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, Holdings, VMS or the Origination Trust or the performance or observance by the Issuer, Holdings, VMS or the Origination Trust of any of their obligations under the Indenture, the Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Class B Note Purchaser confirms that it has received a copy of the Indenture and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Class B Note Transfer Supplement; (iv) each Acquiring Class B Note Purchaser will, independently and without reliance upon the Transferor Class B Note Purchaser and based

K-2

on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture; and (v) the Acquiring Class B Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as an Acquiring Class B Note Purchaser.
          6. Schedule I hereto sets forth the revised Class B Invested Amount of the Transferor Class B Note Purchaser and the Class B Invested Amount of the Acquiring Class B Note Purchaser as well as administrative information with respect to the Acquiring Class B Note Purchaser.
          7. From and after the Transfer Effective Date, (a) the Acquiring Class B Note Purchaser shall be a party to the Indenture Supplement and, to the extent provided in this Class B Note Transfer Supplement, have the rights and obligations of a Class B Note Purchaser thereunder and shall be bound by the provisions thereof and (b) the Transferor Class B Note Purchaser shall, to the extent provided in this Class B Note Transfer Supplement, relinquish its rights and be released from its obligations under the Indenture Supplement.
          8. [The Acquiring Class B Note Purchaser is an “accredited investor”, as such term is defined in Rule 501(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).] [The Acquiring Class B Note Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and is aware that the sale or transfer to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A].
          9. This Class B Note Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

K-3

     IN WITNESS WHEREOF, the parties hereto have caused this Class B Note Transfer Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[Name of Class B Note Purchaser], as Transferor Class B Note Purchaser
By:
Name:
Title:

[Name of Class B Note Purchaser], as Class B Note Purchaser
By:
Name:
Title:

K-4

CONSENTED AND ACKNOWLEDGED:
CHESAPEAKE FUNDING LLC

By:
Name:
Title:

PHH VEHICLE MANAGEMENT SERVICES, LLC, as Administrator
By:
Name:
Title:

K-5

Schedule I
to Class B Note Transfer Supplement
relating to the Series 2010-1 Indenture Supplement
dated as of June 1, 2010 among
Chesapeake Funding LLC,
PHH Vehicle Management Services, LLC, as Administrator,
the Non-Conduit Purchasers named therein,
the CP Conduit Purchaser Groups named therein,
the Funding Agents Named Therein,
The Class B Note Purchasers Named Therein,
JPMorgan Chase Bank, N.A.,
as Administrative Agent, and
The Bank of New York Mellon,
as Indenture Trustee,
to the Amended and Restated Base Indenture dated as of December 17, 2008 between Chesapeake Funding LLC and
The Bank of New York Mellon,
as Indenture Trustee
Name of Transferor Class B Note Purchaser:
Name of Acquiring Class B Note Purchaser:
Transfer Effective Date:
Purchased Percentage:
Purchase Price:
Class B Invested Amount Assigned/Acquiring Class B Note Purchaser’s Class B Invested Amount:
Revised Class B Invested Amount of Transferor Class B Note Purchaser:

K-vi

Address of Acquiring Class B Note Purchaser:

K-vii